Prospectus Supplement Filed pursuant to Rule 424(b)(3)

Registration No. 333-132237

PROSPECTUS SUPPLEMENT NO. 6

DATED OCTOBER 3, 2006

(To Prospectus Dated June 23, 2006)

ACCENTIA BIOPHARMACEUTICALS, INC.

4,605,016 Shares of Common Stock

This prospectus supplement supplements information contained in, and should be read in conjunction with, that certain Prospectus, dated June 23, 2006, of Accentia Biopharmaceuticals, Inc. (the ”Company”) as supplemented by Supplement No. 5 thereto dated September 26, 2006, Supplement No. 4 thereto dated September 12, 2006, Supplement No. 3 thereto dated August 29, 2006, Supplement No. 2 thereto dated August 24, 2006 and Supplement No. 1 thereto dated July 19, 2006. This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the original Prospectus and Supplement Nos. 1, 2, 3, 4 and 5 thereto. The Prospectus relates to the public sale, from time to time, of up to 4,605,016 shares of our common stock by the selling shareholders identified in the Prospectus.

The information attached to this prospectus supplement modifies and supersedes, in part, the information in the Prospectus, as supplemented. Any information that is modified or superseded in the Prospectus shall not be deemed to constitute a part of the Prospectus, except as modified or superseded by this prospectus supplement or Prospectus Supplement Nos. 1, 2, 3, 4 and 5.

This prospectus supplement includes the attached Form 8-K, as filed by us with the Securities and Exchange Commission on October 2, 2006.

We may amend or supplement the Prospectus from time to time by filing amendments or supplements as required. You should read the entire Prospectus and any amendments or supplements carefully before you make an investment decision.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this Prospectus Supplement (or the original Prospectus dated June 23, 2006, as previously supplemented) is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 3, 2006.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2006

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Florida	000-51383	04-3639490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 1.01. Entry Into a Material Definitive Agreement.

On September 29, 2006, Accentia Biopharmaceuticals, Inc. (the “Company”) entered into definitive agreements relating to a private placement (the “Private Placement”) of $25.0 million in principal amount of 8% Secured Convertible Debentures due September 29, 2010 (the “Debentures”). The funds raised in the Private Placement are expected to be disbursed from escrow to the Company on October 2, 2006. The Debentures will be issued pursuant to a Securities Purchase Agreement, dated September 29, 2006, among the Company and the purchasers of the Debentures. The principal purposes of the Private Placement are to raise additional funding for working capital to support the commercialization of the Company’s specialty pharmaceutical products and to continue the development of the Company’s proprietary intranasal anti-fungal therapy for chronic sinusitis and to repay certain short-term debt. The Private Placement will result in gross proceeds of $23.5 million after placement agent fees of $1.5 million but before other expenses associated with the transaction. To secure certain amounts payable by the Company to Laurus Master Fund, Ltd., the Company’s senior lender, a total of $7.3 million of the proceeds from the Private Placement will be placed into an escrow account and paid to Laurus when certain amounts become due under the Company’s credit facility with Laurus.

The Debentures will be convertible at any time at the option of the holder into shares of the Company’s common stock at $2.60 per share, subject to adjustment for stock splits, stock dividends, and the like. In the event that the Company issues or grants in the future any rights to purchase any of the Company’s common stock, or other security convertible into the Company’s common stock, for an effective per share price less than the conversion price then in effect, the conversion price of all unconverted Debentures will be decreased to equal such lower price. The Debentures are also exchangeable for shares of common stock of Biovest International, Inc. (“BVTI”) held by the Company at an exchange price of $1.00 per share, subject to adjustment for stock splits, stock dividends, and the like, at any time after the earlier to occur of (i) September 29, 2007 or (ii) such time as the closing price of BVTI’s common stock exceeds $2.25 for each of 20 consecutive trading days, subject to certain volume requirements and other conditions. BVTI is a majority-owned subsidiary of the Company. In the event that BVTI issues or grants in the future any rights to purchase any of BVTI’s common stock, or other security convertible into BVTI’s common stock, for a per share price less than the exchange price then in effect, the exchange price for all unconverted Debentures will be decreased to equal such lower price. The above-described adjustments to the conversion price or exchange price for future stock issuances by the Company or BVTI will not apply to certain exempt issuances, including stock issuances pursuant to employee stock option plans and strategic transactions.

Prior to maturity the Debentures will bear interest at 8% per annum with interest payable quarterly in arrears in cash, or, at the Company’s option, in shares of Company common stock. The Company’s ability to pay interest with shares of Company common stock will be subject to specified conditions, including the existence of an effective registration statement covering the resale of the shares issued in payment of interest and certain minimum trading volumes in the stock to be issued. Shares delivered in payment of interest will be valued at 90% of the average of the daily volume weighted average price of the shares for the 20 trading days prior to the interest payment date. From and after an event of default under the Debentures and for so long as the event of default is continuing, the Debentures will bear default interest at a rate of 18% per annum.

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Beginning October 1, 2007, and on the 1st of each month thereafter, the Company will be required to redeem 1/37th of the face value of the Debentures in cash or, at the Company’s election, with shares of Company common stock , shares of BVTI common stock held by the Company, or a combination thereof. The Company’s ability to pay interest with shares of Company or BVTI common stock will be subject to specified conditions, including the existence of an effective registration statement covering the resale of the shares issued in payment of the redemption amount and certain minimum trading volumes in the stock to be issued. Any payment in common stock of either the Company or BVTI may not exceed 15% of the total dollar traded volume in the applicable stock for the 20 trading days prior to the amortization payment. Any common stock of the Company or BVTI delivered in satisfaction of an amortization payment will be valued at the lesser of (i) the conversion price or the exchange price, as the case may be, in effect at the time of the amortization payment or (ii) 90% of the average of the daily volume weighted average price of the applicable shares for the 20 trading days prior to the amortization payment. Any unconverted Debentures will become due on September 29, 2010

In the event that the average of the daily volume weighted average price of the shares of the Company’s common stock for any 20 consecutive trading days exceeds $6.50, the Company will have the right, but not the obligation, to require the holders of the Debentures to convert into Company common stock at the conversion price then in effect up to 50% of any outstanding Debentures (or 100% of any outstanding Debentures, in the event that the average of the daily volume weighted average price of the shares of the Company’s common stock for any 20 consecutive trading days exceeds 300% of the then-effective conversion price). Such a mandatory conversion is subject to specified conditions, including the existence of an effective registration statement covering the resale of the shares into which the Debentures are converted and certain minimum trading volumes in the stock to be issued.

At any time beginning on the first anniversary of the effectiveness of a registration statement covering the resale of the shares of Company common stock issuable upon conversion of the Debentures, the Company may redeem, subject to specified conditions and upon 20 trading days’ written notice, any or all of the outstanding Debentures for a redemption price of (i) cash of 120% of par plus accrued and unpaid interest on the Debentures to be redeemed and (ii) warrants to subscribe for a number of shares of the Company’s common stock equal to the principal amount of the Debentures to be redeemed, divided by the conversion price then in effect. Such warrants will have an exercise price equal to the average of the daily volume weighted average price for the shares of the Company’s common stock for the 20 trading day period immediately preceding the redemption and a term equal to the weighted average remaining term of the Debentures.

As a part of the Private Placement, the Company issued Warrants to the purchasers of the Debentures giving them the right to purchase up to an aggregate of 3,136,201 shares of the Company’s common stock at an exercise price of $2.75 per share, provided that such Warrants may be alternatively exercised for shares of BVTI common stock held by the Company at an exercise price of $1.10 per share. The warrant exercise prices are subject to adjustment for stock splits, stock dividends, and the like. The Warrants may not be exercised for any shares of BVTI common stock until the earlier to occur of (i) September 29, 2007 or (ii) such time as the closing price of BVTI’s common stock exceeds $2.25 for each of 20 consecutive trading days, subject to certain volume requirements and adjustments. In the event that the Company in the future issues or grants any rights to purchase any of the Company’s

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common stock, or other security convertible into the Company’s common stock, for a per share price less than the exercise price then in effect, the exercise price of the Warrant with respect to shares of the Company’s common stock will be reduced to equal such lower price and the number of shares of the Company’s common stock for which the Warrant may be exercised will be increased so that the total aggregate exercise price remains constant. In the event that BVTI in the future issues or grants any rights to purchase any of BVTI’s common stock, or other security convertible into BVTI’s common stock, for a per share price less than the exercise price then in effect, the exercise price of the Warrant with respect to shares of BVTI’s common stock will be reduced to equal such lower price. The foregoing adjustments to the exercise price for both the Company’s common stock and BVTI’s common stock for future stock issues will not apply to certain exempt issuances, including issuances pursuant to employee stock option plans and strategic transactions. In connection with the Private Placement, the Company also issued to the placement agent for the transaction warrants to purchase an aggregate of 545,455 shares of Company common stock at an exercise price of $2.75 per share. All of the Warrants (including the warrants granted to the Placement Agent) will expire on September 29, 2011.

Unless and until shareholder approval of the Private Placement is obtained by the Company, the aggregate number of shares of the Common Stock of the Company issuable upon the conversion of any of the Debentures and upon the exercise of any of the Warrants is limited to 19.99% of the number of shares of Company common stock outstanding on the date of the closing of the Private Placement. The Company has agreed to include a proposal for shareholder approval of the Private Placement at its next annual meeting of shareholders, and shareholders holding more than 50% of the Company’s common stock have entered into voting agreements agreeing to vote their respective shares in favor of such proposal. In addition, the total number of shares of BVTI common stock held by the Company that may be transferred to the investors in the Private Placement pursuant to the Debentures or Warrants may not exceed 18,000,000 shares in the aggregate. Pursuant to a Pledge Agreement among the Company and all of the purchasers of the Debentures, the Debentures are also secured by these 18,000,000 shares of BVTI common stock held by the Company.

In connection with the Private Placement, the Company and the purchasers of the Debentures entered into a Registration Rights Agreement under which the Company is required, on or before November 1, 2006, to file a registration statement with the SEC covering the resale of the shares of Company common stock issuable pursuant to the Debentures and Warrants and to use its best efforts to have the registration declared effective at the earliest date (but in no event later than 90 days after filing if there is no SEC review of the registration statement, or 120 days if there is an SEC review). The Company will be subject to certain monetary penalties, as set forth in the Registration Rights Agreement, if the registration statement is not filed or does not become effective on a timely basis. BVTI and the purchasers of the Debentures have entered into a similar registration rights agreement under which BVTI is required to file with the SEC and seek to have declared effective a registration statement covering the resale of the shares of BVTI common stock transferable by the Company pursuant to the Debentures and Warrants.

The offers and sales of securities in the Private Placement were made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 and/or Rule 144A thereunder. Such offers and sales were made solely to “accredited investors” under Rule 506 and/or “qualified institutional buyers” under Rule 144A and were made without any form of general solicitation and with full access to any information requested by the investors regarding the Company or the securities offered in the Private Placement.

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 7.01. Regulation FD Disclosure.

The following information is being furnished under Item 7.01 of Form 8-K: Press release, dated October 2, 2006, announcing private placement. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey
General Counsel

Date: October 2, 2006

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated as of September 29, 2006, among Accentia Biopharmaceuticals, Inc. and each of the purchasers named therein (including form of Common Stock Purchase Warrant and form of Secured Convertible Debenture issued thereunder).

10.2	Registration Rights Agreement, dated as of September 29, 2006, among Accentia Biopharmaceuticals, Inc., and each of the purchasers of Secured Convertible Debentures.

10.3	Registration Rights Agreement, dated as of September 29, 2006, among Biovest International, Inc., and each of the purchasers of Secured Convertible Debentures.

10.4	Pledge Agreement, dated as of September 29, 2006, among Accentia Biopharmaceuticals, Inc., each of the purchasers of Secured Convertible Debentures, and American Stock Transfer & Trust Company.

99.1	Press Release, dated October 2, 2006, of Accentia Biopharmaceuticals, Inc.

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Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of September 29, 2006 among Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein), and (b) the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“BVTI” shall mean Biovest International, Inc., a Delaware corporation with an address at 377 Plantation Street, Worcester, MA 01605.

“BVTI Common Stock” shall mean the common stock, par value $.01 per share of BVTI and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

“BVTI Exempt Issuance” means the issuance of (a) shares of BVTI Common Stock or options to employees, officers, consultants or directors of BVTI pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of BVTI or a majority of the members of a committee of non-employee directors established for such purpose (provided that any such issuances to consultants shall not exceed 300,000 shares and/or options, in the aggregate, in any 12 month period), (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of BVTI Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of BVTI, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with or complementary to the business of BVTI and in which BVTI receives benefits in addition to the investment of funds, but shall not include a transaction in which BVTI is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“BVTI Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among BVTI and the Purchasers, in the form of Exhibit F attached hereto.

“BVTI Shares” means the 18,000,000 shares of BVTI Common Stock represented by certificates delivered to the Agent at the Closing (as defined in the Pledge Agreement) (subject to adjustment for forward and reverse stock splits, stock dividends, recapitalizations and the like) pledged to the Purchasers pursuant to the terms of the Pledge Agreement, which shares when transferred in accordance with the terms of the Debentures or the Warrants, shall be validly issued, fully paid and nonassessable.

“BVTI VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the BVTI Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the BVTI Common Stock for such date (or the nearest preceding date) on the Trading Market on which the BVTI Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the BVTI Common Stock is not then listed or quoted for trading on a Trading Market and if prices for the BVTI Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the BVTI Common Stock so reported; or (c) in all other cases, the fair market value of a share of BVTI Common Stock as determined by an independent appraiser selected in good faith by the Purchases and reasonably acceptable to the Company.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Foley & Lardner, LLP, with offices located at 100 North Tampa St., Suite 2100, Tampa, FL 33602.

“Conversion Price” shall have the meaning ascribed to such term in the Debentures.

“Debentures” means, the 8% Secured Convertible Debentures due, subject to the terms therein, 4 years from their date of issuance, issued by the Company to the Purchasers hereunder, in the form of Exhibit A attached hereto.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Effective Date” means the date that the initial Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the Commission.

“Escrow Agent” means American Stock Transfer and Trust Company.

“Escrow Agreement” shall mean that certain escrow agreement by and among the Company and American Stock Transfer and Trust Company, in substantially the form attached hereto as Exhibit J.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, consultants or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose (provided that any such issuances to consultants shall not exceed 300,000 shares and/or options, in the aggregate, in any 12 month period), (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with or complementary to the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“FWS” means Feldman Weinstein & Smith LLP with offices located at 420 Lexington Avenue, Suite 2620, New York, New York 10170-0002.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(bb).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Participation Maximum” shall have the meaning ascribed to such term in Section 4.13.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pledge Agreement” means the Pledge Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit E attached hereto.

“Pre-Notice” shall have the meaning ascribed to such term in Section 4.13.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.11.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit B attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by each Purchaser as provided for in the Registration Rights Agreement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise or conversion in full of all Warrants and Debentures (including Underlying Shares issuable as payment of interest), ignoring any conversion or exercise limits set forth therein, and assuming that the Conversion Price is at all times on and after the date of determination 75% of the then Conversion Price on the Trading Day immediately prior to the date of determination.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Debentures, the Warrants, the Warrant Shares and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated hereunder.

“Shareholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Global Market (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Debentures and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount”, in United States Dollars and in immediately available funds.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.13.

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.13.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a).

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction Documents” means this Agreement, the Debentures, the Warrants, the Registration Rights Agreement, the BVTI Registration Rights Agreement, the Pledge Agreement, all exhibits and schedules hereto and thereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means American Stock Transfer, with a mailing address of 1050 Mallard Creek Road, Suite 307, Charlotte, NC 28262 and a facsimile number of 704.590.7599, and any successor transfer agent of the Company.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion or redemption of the Debentures and upon exercise of the Warrants and issued and issuable in lieu of the cash payment of interest on the Debentures in accordance with the terms of the Debentures.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.14(b).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. New York City time to 4:02 p.m. New York City time); (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means collectively the Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to 5 years, in the form of Exhibit C attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and each Purchaser agrees to purchase in the aggregate, severally and not jointly, up to $28,000,000 in principal amount of the Debentures. Each Purchaser shall deliver to the Escrow Agent, via wire transfer or a certified check, immediately available funds equal to its Subscription Amount and the Company shall deliver to each Purchaser its respective Debenture and a Warrant, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of FWS or such other location as the parties shall mutually agree.

2.2 Deliveries.

(a) On the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a legal opinion of Company Counsel, in the form of Exhibit D attached hereto;

(iii) a Debenture with a principal amount equal to such Purchaser’s Subscription Amount, registered in the name of such Purchaser;

(iv) a Warrant registered in the name of such Purchaser to purchase up to (x) a number of shares of Common Stock equal to 35% of such Purchaser’s Subscription Amount divided by $2.79, with an exercise price equal to $2.75, subject to adjustment therein or (y) a number of shares of BVTI Common Stock equal to such Purchaser’s pro-rata portion of 18,000,000 (based on such Purchaser’s Subscription Amount and the aggregate Subscription Amount hereunder), with an exercise price equal to $1.10, subject to adjustment therein;

(v) the Escrow Agreement, duly executed by the Company and the other parties thereto;

(vi) the Pledge Agreement, duly executed by the Company, together with the original stock certificate(s) and stock powers deliverable thereunder;

(vii) a lock up agreement, in the form of Exhibit G, attached hereto, duly executed by BVTI, its transfer agent and each of the Company and Laurus Master Fund, Ltd.;

(viii) the Intercreditor Agreement duly executed by the Company and each of its Subsidiaries;

(ix) the written agreement, in the form of Exhibit H attached hereto, of The Hopkins Capital Group, LLC, MOAB Investments, LP, Francis E. O’Donnell, Jr., Dennis L. Ryll, Alan M. Pearce, Steven J. Stogal, Ronald E. Osman, PPDI Capital and all other officers, directors and shareholders holding more than 10% of the issued and outstanding shares of Common Stock on the date hereof to vote all Common Stock over which such Persons have voting control as of the record date for the meeting of shareholders of the Company in favor of Shareholder Approval, amounting to, in the aggregate, at least 50% of the issued and outstanding Common Stock;

(x) the BVTI Registration Rights Agreement duly executed by BVTI; and

(xi) the Registration Rights Agreement duly executed by the Company.

(b) On the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser;

(ii) such Purchaser’s Subscription Amount by wire transfer to the Escrow Agent;

(iii) an Intercreditor Agreement, in the form attached hereto as Exhibit I (the “Intercreditor Agreement”), duly executed by such Purchaser;

(iv) the BVTI Registration Rights Agreement duly executed by such Purchaser; and

(v) the Registration Rights Agreement duly executed by such Purchaser.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein;

(ii) all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the Company shall have delivered the Purchasers evidence of the termination of all Liens on the BVTI Shares in favor of Laurus Master Fund, Ltd., McKesson Corporation and Southwest Bank of St. Louis f/k/a Missouri State Bank, in form and substance satisfactory to the Purchasers;

(iv) Laurus Master Fund, Ltd. shall have executed and delivered the Intercreditor Agreement to each Purchaser;

(v) the delivery of a payoff and release letter from Allan MacInnis with respect to that certain Bridge Loan Note with a current principal amount outstanding of $350,000, in form and substance satisfactory to the Purchasers;

(vi) the delivery of a payoff and release letter from McKesson Corporation with respect to the Accentia Assumption of Debt and Security Agreement, dated December 31, 2003, between the Company and McKesson Corporation, as amended by the First Amendment, dated February 9, 2005, and as modified on May 31, 2005, June 28, 2005, July 8, 2005, August 15, 2005, and September 13, 2005, in form and substance satisfactory to the Purchasers;

(vii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(viii) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(ix) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Debentures at the Closing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth under the corresponding section of the disclosure schedules delivered to the Purchasers concurrently herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby makes the following representations and warranties to each Purchaser:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.6, (ii) the filing with the Commission of the Registration Statement, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Underlying Shares for trading thereon in the time and manner required thereby, (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws and (v) Shareholder Approval (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(g) Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(g). The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan and pursuant to the conversion or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company or any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, including, without limitation, ownership of the 18,000,000 shares of BVTI Common Stock which are subject to the Pledge Agreement, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in material compliance.

(o) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expect to have a Material Adverse Effect.

(p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(r) Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(s) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(u) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

(v) Registration Rights. Other than each of the Purchasers, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(w) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(x) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(y) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All written disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provision of any Trading Market on which any of the securities of the Company are listed or designated.

(aa) Solvency. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(aa) sets forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(bb) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(cc) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(dd) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(ee) Accountants. The Company’s accountants are set forth on Schedule 3.1(ee) of the Disclosure Schedule. To the knowledge of the Company, such accountants, who the Company expects will express their opinion with respect to the financial statements to be included in the Company’s Annual Report on Form 10-K for the year ending September 30, 2006, are a registered public accounting firm as required by the Exchange Act.

(ff) Seniority. Except as set forth on Schedule 3.1(ff), as of the Closing Date, no Indebtedness or other claim against the Company is senior to the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(gg) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers.

(hh) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ii) Acknowledgment Regarding Purchasers Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(f) and 4.16 hereof), it is understood and acknowledged by the Company (i) that none of the Purchasers have been asked to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Purchaser, including Short Sales, and specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (a) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined and (b) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(jj) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(kk) Form S-3 Eligibility. As of November 1, 2006, the Company will be eligible to register the resale of the Underlying Shares for resale by the Purchaser on Form S-3 promulgated under the Securities Act.

(ll) FDA. Except as set forth on Schedule 3.1(ll), as to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. Except as set forth on Schedule 3.1(ll), there is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser is a resident of either a foreign jurisdiction or the state set forth in the “Address for Notice” included on such Purchaser’s signature page hereto.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants or converts any Debentures it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Short Sales and Confidentiality Prior To The Date Hereof. Other than the transaction contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any transaction, including Short Sales, in the securities of the Company during the period commencing from the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof (“Discussion Time”). Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities and the BVTI Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities or the BVTI Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company (or BVTI, as to the BVTI Shares) may require the transferor thereof to provide to the Company (or BVTI, as to the BVTI Shares) an opinion of counsel selected by the transferor and reasonably acceptable to the Company (or BVTI, as to the BVTI Shares), the form and substance of which opinion shall be reasonably satisfactory to the Company (or BVTI, as to the BVTI Shares), to the effect that such transfer does not require registration of such transferred Securities or the BVTI Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement and/or the BVTI Registration Rights Agreement, as applicable, and, following any such transfer, such transferee shall thereafter be deemed a “Purchaser” under the Transaction Documents.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities or BVTI Shares in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities or BVTI Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and the BVTI Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities or BVTI Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company or BVTI and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company or BVTI, as applicable, will execute and deliver such reasonable documentation as a pledgee or secured party of Securities or BVTI Shares may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, or if the BVTI Shares are subject to a registration statement pursuant to the BVTI Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

(c) Certificates evidencing the Underlying Shares and the BVTI Shares issuable pursuant to the terms of the Debentures and Warrants shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Underlying Shares or BVTI Shares pursuant to Rule 144, or (iii) if such Underlying Shares or BVTI Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company and BVTI, as applicable, shall cause its counsel to issue a legal opinion to their respective transfer agent(s) promptly after the effective date of a registration statement filed pursuant to the Registration Rights Agreement or BVTI Registration Rights Agreement if required by such transfer agent to effect the removal of the legend hereunder. If all or any portion of a Debenture or Warrant is converted, exchanged or exercised (as applicable) at a time when there is an effective registration statement to cover the resale of the Underlying Shares or BVTI

Shares issuable thereunder, or if such Underlying Shares or BVTI Shares may be sold under Rule 144(k) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares and/or BVTI Shares shall be issued free of all legends. The Company and BVTI each agrees that following the effective date of a registration statement filed pursuant to the Registration Rights Agreement or BVTI Registration Rights Agreement or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Company (or BVTI) or the Company’s (or BVTI’s) transfer agent of a certificate representing Underlying Shares or BVTI Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. Neither the Company nor BVTI shall make any notation on its records or give instructions to any transfer agent of the Company or BVTI that enlarge the restrictions on transfer set forth in this Section. Certificates for Underlying Shares or BVTI Shares subject to legend removal hereunder shall be transmitted by the transfer agent of the Company or BVTI, as applicable, to the Purchasers by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System.

(d) In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares or BVTI Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Company’s transfer agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day 5 Trading Days after such damages have begun to accrue) for each Trading Day after the second Trading Day following the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e) Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3 Furnishing of Information. As long as any Purchaser owns Securities or BVTI Shares, the Company and BVTI each covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by it after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities or BVTI Shares, if the Company or BVTI is not required to file reports pursuant to the Exchange Act, the Company or BVTI, as applicable, will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities or BVTI Shares under Rule 144. The Company and BVTI each further covenants that each will take such further action as any holder of Securities or BVTI Shares may reasonably request, to the extent required from time to time to enable such Person to sell such Securities or BVTI Shares without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

4.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.5 Conversion and Exercise Procedures. The form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Debentures set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Debentures. No additional legal opinion or other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Debentures. The Company shall honor exercises of the Warrants and conversions of the Debentures and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6 Securities Laws Disclosure; Publicity. The Company shall, by 8:30 a.m. New York City time on the Trading Day following the date hereof, issue a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and attaching the Transaction Documents thereto. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this subclause (ii).

4.7 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.8 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.9 Use of Proceeds. Except as set forth on Schedule 4.9 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), to redeem any Common Stock or Common Stock Equivalents or to settle any outstanding litigation. Notwithstanding the information on Schedule 4.9 attached hereto, the Company agrees to use at least $15 million of the net proceeds hereunder for working capital purposes.

4.10 Reimbursement. If any Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Purchaser to or with any other stockholder), solely as a result of such Purchaser’s acquisition of the Securities under this Agreement, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

4.11 Indemnification of Purchasers. Subject to the provisions of this Section 4.11, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

4.12 Reservation and Listing of Securities.

(a) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors of the Company shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date.

(c) The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on such Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) maintain the listing of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. In addition, the Company shall hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) on or before February 28, 2007 for the purpose of obtaining Shareholder Approval, with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. If the Company does not obtain Shareholder Approval at the first meeting, the Company shall call a meeting every four months thereafter to seek Shareholder Approval until the earlier of the date Shareholder Approval is obtained or the Debentures are no longer outstanding.

4.13 Participation in Future Financing.

(a) From the date hereof until the date that the Debentures are no longer outstanding, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (a “Subsequent Financing”), each Purchaser shall have the right to participate in up to an amount of the Subsequent Financing equal to the lesser of (a) 100% of the aggregate amount of the Subsequent Financing and (b) the aggregate principal amount then outstanding of all Debentures issued pursuant to this Agreement at the Closing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

(b) At least 5 Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of a Purchaser, and only upon a request by such

Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than 1 Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person or Persons through or with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto.

(c) Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the 5th Trading Day after all of the Purchasers have received the Pre-Notice that the Purchaser is willing to participate in the Subsequent Financing, the amount of the Purchaser’s participation, and that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no notice from a Purchaser as of such 5th Trading Day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d) If by 5:30 p.m. (New York City time) on the 5th Trading Day after all of the Purchasers have received the Pre-Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e) If by 5:30 p.m. (New York City time) on the 5th Trading Day after all of the Purchasers have received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase the greater of (a) their Pro Rata Portion (as defined below) of the Participation Maximum and (b) the difference between the Participation Maximum and the aggregate amount of participation by all other Purchasers. “Pro Rata Portion” is the ratio of (x) the Subscription Amount of Securities purchased on the Closing Date by a Purchaser participating under this Section 4.13 and (y) the sum of the aggregate Subscription Amounts of Securities purchased on the Closing Date by all Purchasers participating under this Section 4.13.

(f) The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.13, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 60 Trading Days after the date of the initial Subsequent Financing Notice.

(g) Notwithstanding the foregoing, this Section 4.13 shall not apply in respect of (i) an Exempt Issuance or (ii) an underwritten public offering of Common Stock.

4.14 Subsequent Equity Sales.

(a) From the date hereof until 90 days after the Effective Date, neither the Company nor any Subsidiary shall issue shares of Common Stock or Common Stock Equivalents; provided, however, the 90 day period set forth in this Section 4.14 shall be extended for the number of Trading Days during such period in which (i) trading in the Common Stock is suspended by any Trading Market, or (ii) following the Effective Date, the Registration Statement is not effective or the prospectus included in the Registration Statement may not be used by the Purchasers for the resale of the Underlying Shares.

(b) From the date hereof until such time as no Purchaser holds any of the Securities, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction”. The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.

(c) Unless Shareholder Approval has been obtained and deemed effective, neither the Company nor any Subsidiary shall make any issuance whatsoever of Common Stock or Common Stock Equivalents which would cause any adjustment of the Conversion Price or Exercise Price to the extent the holders of Debentures and Warrants would not be permitted, pursuant to Section 4(c)(i) of the Debentures and Section 2(d) of the Warrants, to convert their respective outstanding Debentures and exercise their respective Warrants in full, ignoring for such purposes the conversion or exercise limitations therein. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(d) Notwithstanding the foregoing, this Section 4.14 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

4.15 Equal Treatment of Purchasers. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Debentures in amounts which are disproportionate to the respective principal amounts outstanding on the Debentures at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.16 Short Sales and Confidentiality After The Date Hereof. Each Purchaser severally and not jointly with the other Purchasers covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period commencing at the Discussion Time and ending at the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.6. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.6, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to the Effective Date of the Registration Statement with the Securities is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.6; provided, however, each Purchaser agrees, severally and not jointly with any other Purchasers, that they or any Person acting at the request or direction of such Purchaser, will not enter into any Net Short Sales (as hereinafter defined) from the period commencing on the Closing Date and ending on the date that such Purchaser no longer holds any Debentures or Warrants. For purposes of this Section 4.16, a “Net Short Sale” by any Purchaser shall mean a sale of Common Stock by such Purchaser that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in Common Stock held by such Purchaser. For purposes of determining whether there is an equivalent offsetting long position in Common Stock held by the Purchaser, Underlying Shares that have not yet been converted pursuant to the shares of Debentures and Warrant Shares that have not yet been exercised pursuant to the Warrants shall be deemed to be held long by the Purchaser, and the amount of shares of Common Stock held in a long position shall be all unconverted Underlying Shares and unexercised Warrant Shares (ignoring any exercise limitations included therein) issuable to such Purchaser on such date, plus any shares of Common Stock or Common Stock Equivalents otherwise then held by such Purchaser. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.17 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.18 Capital Changes. Until the one year anniversary of the Effective Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Purchasers holding a majority in principal amount outstanding of the Debentures.

4.19 Escrow Agreement. In the event the Escrow Agent has disbursed funds to Laurus Master Fund, Ltd. pursuant to Section 3.5 of the Escrow Agreement in connection with the Company’s failure to timely make a monthly payment to Laurus under that certain Second Amended and Restated Secured Convertible Term Note, dated April 29, 2005, of the Company payable to Laurus (a “Laurus Payment Default”), the Company hereby agrees to deposit the sum of $388,097.36 with the Escrow Agent for each such Laurus Payment Default within 15 Business Days following the applicable required payment date of such missed payment, to be used for payments contemplated by Section 3.4 of the Escrow Agreement.

ARTICLE V.

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before October 6, 2006; provided, however, that such termination will not affect the right of any party to sue for any breach by the other party (or parties).

5.2 Fees and Expenses. At the Closing, the Company has agreed to reimburse Midsummer Capital, LLC (“Midsummer”) the non-accountable sum of $75,000, for its legal fees and expenses, $25,000 of which has been paid prior to the Closing. The Company shall deliver to each Purchaser, prior to the Closing, a completed and executed copy of the Closing Statement attached hereto as Annex A. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding 75% or more in interest of the Securities then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers”.

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.11.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10 Survival. The representations and warranties shall survive the Closing and the delivery of the Securities for the applicable statue of limitations.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a

Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, in the case of a rescission of a conversion of a Debenture or exercise of a Warrant, the Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice.

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

5.18 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. For reasons of administrative convenience only, Purchasers and their respective counsel have chosen to communicate with the Company through FWS. FWS does not represent all of the Purchasers but only Midsummer. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.19 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.20 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ACCENTIA BIOPHARMACEUTICALS, INC.		Address for Notice:

By:	/s/ Alan M. Pearce
Name:	Alan M. Pearce
Title:	Chief Financial Officer
With a copy to (which shall not constitute notice):

Acknowledged and agreed to as to Sections 4.1 and 4.3 only:

BIOVEST INTERNATIONAL, INC.		Address for Notice:

By:	/s/ James A. McNulty
Name:	James A. McNulty
Title:	Chief Financial Officer
With a copy to (which shall not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO ABPI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Whitebox Hedged High Yield Partners, LP

Signature of Authorized Signatory of Purchaser:	/s/ Jonathan Wood

Name of Authorized Signatory: Jonathan Wood

Title of Authorized Signatory: Chief Financial Officer/Director

Email Address of Purchaser: rvogel@whiteboxadvisors.com

Facsimile Number of Purchaser: 612-253-6151

Address for Notice of Purchaser:

3033 Excelsior Boulevard, Suite 300

Minneapolis, MN 55416

Address for Delivery of Securities for Purchaser (if not same as above):

Bank of America Securities

100 West 33rd Street

Retail Cashiering – 3rd Floor

New York, NY 10001

A/C Name: Whitebox Hedged High Yield Partners, LP

Subscription Amount: 3,000,000

Warrant Shares: 403,846

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO ABPI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Wolverine Convertible Arbitrage Fund Trading Limited

Signature of Authorized Signatory of Purchaser:	/s/ James V. Harkness

Name of Authorized Signatory: James V. Harkness

Title of Authorized Signatory: Director

Email Address of Purchaser: asujdak@wolve.com

Facsimile Number of Purchaser: 312-884-3831

Address for Notice of Purchaser:

175 West Jackson, Suite 200

Chicago, IL 60604

Address for Delivery of Securities for Purchaser (if not same as above):

Alicia Alvez

c/o Wolverine Asset Management

901 South Bond Street, 6th Floor

Baltimore, MD 21231

Subscription Amount: 3,000,000

Warrant Shares: 403,846

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO ABPI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Rockmore Investment Master Fund, Limited

Signature of Authorized Signatory of Purchaser:	/s/ Bruce Bernstein

Name of Authorized Signatory: Bruce Bernstein

Title of Authorized Signatory: Managing Member

Email Address of Purchaser: bb@rockmorecapital.com

Facsimile Number of Purchaser: 212-258-2315

Address for Notice of Purchaser:

Rockmore Investment Master Fund, Limited

c/o Rockmore Capital, LLC

150 East 58th Street, 28th Floor

New York, NY 10155

Address for Delivery of Securities for Purchaser (if not same as above):

Subscription Amount: 1,000,000

Warrant Shares: 134,615

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO ABPI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Pandora Select Partners, L.P.

Signature of Authorized Signatory of Purchaser:	/s/ Jonathan Wood

Name of Authorized Signatory: Jonathan Wood

Title of Authorized Signatory: Chief Financial Officer/Director

Email Address of Purchaser: rvogel@whiteboxadvisors.com

Facsimile Number of Purchaser: 612-253-6161

Address for Notice of Purchaser:

3033 Excelsior Boulevard, Suite 300

Minneapolis, MN 55416

Address for Delivery of Securities for Purchaser (if not same as above):

Deutsche Bank Securities

Attn: Angela Lescailli

60 Wall Street, 14th Floor

New York, NY

Subscription Amount: 700,000

Warrant Shares: 94,231

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO ABPI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: GPC LIX, LLC

Signature of Authorized Signatory of Purchaser:	/s/ Jonathan Wood

Name of Authorized Signatory: Jonathan Wood

Title of Authorized Signatory: Chief Financial Officer/Director

Email Address of Purchaser: rvogel@whiteboxadvisors.com

Facsimile Number of Purchaser: 612-253-6161

Address for Notice of Purchaser:

3033 Excelsior Boulevard, Suite 300

Minneapolis, MN 55416

Address for Delivery of Securities for Purchaser (if not same as above):

Bank of America Securities

100 West 33rd Street

Retail Cashiering – 3rd Floor

New York, NY 10001

A/C Name: GPC LIX, LLC

Subscription Amount: 500,000

Warrant Shares: 67,308

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO ABPI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Guggenheim Portfolio Company XXXI, LLC

Signature of Authorized Signatory of Purchaser:	/s/ Jonathan Wood

Name of Authorized Signatory: Jonathan Wood

Title of Authorized Signatory: Chief Financial Officer/Director

Email Address of Purchaser: rvogel@whiteboxadvisors.com

Facsimile Number of Purchaser: 612-253-6161

Address for Notice of Purchaser:

3033 Excelsior Boulevard, Suite 300

Minneapolis, MN 55416

Address for Delivery of Securities for Purchaser (if not same as above):

Bank of America Securities

100 West 33rd Street

Retail Cashiering – 3rd Floor

New York, NY 10001

A/C Name: Guggenheim Portfolio Company XXXI, LLC

Subscription Amount: 300,000

Warrant Shares: 40,385

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO ABPI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Whitebox Intermarket Partners, LP

Signature of Authorized Signatory of Purchaser:	/s/ Jonathan Wood

Name of Authorized Signatory: Jonathan Wood

Title of Authorized Signatory: Chief Financial Officer/Director

Email Address of Purchaser: rvogel@whiteboxadvisors.com

Facsimile Number of Purchaser: 612-253-6161

Address for Notice of Purchaser:

3033 Excelsior Boulevard, Suite 300

Minneapolis, MN 55416

Address for Delivery of Securities for Purchaser (if not same as above):

Bank of America Securities

100 West 33rd Street

Retail Cashiering – 3rd Floor

New York, NY 10001

A/C Name: Whitebox Intermarket Partners, LP

Subscription Amount: 500,000

Warrant Shares: 67,308

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO ABPI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Whitebox Convertible Arbitrage Partners, L.P

Signature of Authorized Signatory of Purchaser:	/s/ Jonathan Wood

Name of Authorized Signatory: Jonathan Wood

Title of Authorized Signatory: Chief Financial Officer/Director

Email Address of Purchaser: rvogel@whiteboxadvisors.com

Facsimile Number of Purchaser: 612-253-6161

Address for Notice of Purchaser:

3033 Excelsior Boulevard, Suite 300

Minneapolis, MN 55416

Address for Delivery of Securities for Purchaser (if not same as above):

Bank of America Securities

100 West 33rd Street

Retail Cashiering – 3rd Floor

New York, NY 10001

A/C Name: Whitebox Convertible Arbitrage Partners, L.P.

Subscription Amount: 3,000,000

Warrant Shares: 403,846

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO ABPI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Laurus Master Fund, Ltd.

Signature of Authorized Signatory of Purchaser:	/s/ Eugene Grin

Name of Authorized Signatory: Eugene Grin

Title of Authorized Signatory: Director

Email Address of Purchaser: info@laurusfunds.com

Facsimile Number of Purchaser: 212-541-4434

Address for Notice of Purchaser:

c/o Laurus Capital Management, LLC

825 Third Avenue, 14th Floor

New York, NY 10022

Address for Delivery of Securities for Purchaser (if not same as above):

Subscription Amount: 5,000,000

Warrant Shares: 673,077

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO ABPI SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Midsummer Investment Limited

Signature of Authorized Signatory of Purchaser:	/s/ Scott D. Kaufman

Name of Authorized Signatory: Scott D. Kaufman

Title of Authorized Signatory: Managing Director of Midsummer Capital, LLC acting as investment manager of Midsummer Investment, Ltd.

Email Address of Purchaser: sk@midsummercapital.com

Facsimile Number of Purchaser: 212-624-5040

Address for Notice of Purchaser:

295 Madison Avenue, 38th Floor

New York, NY 10017

Address for Delivery of Securities for Purchaser (if not same as above):

Subscription Amount: 8,000,000

Warrant Shares: 1,076,923

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[SIGNATURE PAGES CONTINUE]

Annex A

CLOSING STATEMENT

Pursuant to the attached Securities Purchase Agreement, dated as of the date hereto, the purchasers shall purchase up to $25,000,000 of Debentures and Warrants from Accentia Biopharmaceuticals, Inc. (the “Company”). All funds will be wired into a trust account maintained by American Stock Transfer and Trust Company. All funds will be disbursed in accordance with this Closing Statement.

Disbursement Date: September 29, 2006

___________________________________________________________________________________________________________________

I. PURCHASE PRICE

Gross Proceeds to be Received in Trust	$25,000,000.00
II. DISBURSEMENTS

McKesson Corporation	$406,244.16
Allan MacInnis	$440,716.57
Midsummer Capital, LLC	$50,000.00
Rodman & Renshaw, LLC	$1,500,000.00
Accentia Biopharmaceuticals, Inc.	$15,274,455.07

Total Amount Disbursed:	$17,671,415.80

Retained by American Stock Transfer in Escrow	$7,328,584.20

WIRE INSTRUCTIONS:

To: McKesson Corporation
Account Name:	CGSF Funding Corporation, an indirect subsidiary of McKesson, Inc.
Bank of America, Concord, CA
ABA Number: 12100358
Account Number:

To: Allan MacInnis
Account Name:	A.G. Edwards & Sons, Inc. FBO: Allan MacInnis & Jackie MacInnis TTEEs Allan MacInnis & Jackie MacInnis Trust Dated 11/11/99
US Bank, St. Louis, MO
ABA Number: 081000210
Account Number

To: Midsummer Investment, Ltd.
Account Name:	FeldmanWeinstien & Smith LLP Operating Account “C” (for Midsummer)
Signature Bank
ABA Number: 026013576
Account Number:

To: Rodman & Renshaw
Account Name:	Rodman & Renshaw, LLC
The Chase Manhattan Bank
ABA Number: 021000021
Account Number:

To: Accentia Biopharmaceuticals, Inc.
Account Name:	Accentia Biopharmaceuticals, Inc.
Wachovia Bank, NA, Jacksonville, FL
ABA Number: 063000021
Account Number:

EXHIBIT A

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: September     , 2006

Original Conversion Price (subject to adjustment herein): $2.60

Original Exchange Price (subject to adjustment herein): $1.00

$

8% SECURED CONVERTIBLE DEBENTURE

DUE SEPTEMBER     , 2010

THIS SECURED DEBENTURE is one of a series of duly authorized and validly issued 8% Secured Convertible Debentures of Accentia Biopharmaceuticals, Inc., a Florida corporation, having its principal place of business at 324 South Hyde Park Avenue, Suite 350, Tampa, Florida 33606 (the “Company”), designated as its 8% Secured Convertible Debenture due September __, 2010 (this debenture, the “Debenture” and, collectively with the other such series of debentures, the “Debentures”).

FOR VALUE RECEIVED, the Company promises to pay to                                  or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $                         by September     , 2010 (the “Maturity Date”) or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the provisions hereof. This Debenture is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

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“Alternate Consideration” shall have the meaning set forth in Section 5(e).

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof; (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment; (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Base Conversion Price” shall have the meaning set forth in Section 5(b).

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 4(d)(v).

“BVTI” shall mean Biovest International, Inc., a Delaware corporation with an address at 377 Plantation Street, Worcester, MA 01605.

“BVTI Common Stock” shall mean the common stock, par value $.01 per share of BVTI and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

“BVTI Effective Date” means the date that the registration statement filed by BVTI pursuant to the BVTI Registration Rights Agreement is first declared effective by the Commission.

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“BVTI Equity Conditions” shall mean during the period in question, (i) the Company and BVTI shall have duly honored all exchanges and redemptions scheduled to occur or occurring by virtue of one or more Notices of Exchange of the Holder, if any, (ii) the Company shall have paid all liquidated damages and other amounts owing and then due to the Holder in respect of this Debenture, (iii) there is an effective registration statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares (including BVTI shares) issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), (iv) the BVTI Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed for trading on such Trading Market (and the Company believes, in good faith, that trading of the BVTI Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (v) there is no existing Event of Default or no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (vi) the issuance of the shares in question (or, in the case of a Monthly Redemption, the shares issuable upon conversion in full of the Monthly Redemption Amount) to the Holder would not violate the limitations set forth in Section 4(e)(ii) herein, (vii) there has been no public announcement of a pending or proposed BVTI Fundamental Transaction (as defined below), Fundamental Transaction or Change of Control Transaction that has not been consummated, (viii) the Holder is not in possession of any information provided by the Company or BVTI that constitutes, or may constitute, material non-public information and (ix) for a period of 20 consecutive Trading Days prior to the applicable date in question, the daily trading volume for the BVTI Common Stock on the principal Trading Market exceeds 100,000 shares per Trading Day (subject to adjustment for forward and reverse stock splits and the like).

“BVTI Issuable Maximum” shall have the meaning set forth in Section 4(e)(ii).

“BVTI Shares” means the 18,000,000 shares of BVTI Common Stock (subject to adjustment for forward and reverse stock splits, stock dividends, recapitalizations and the like) pledged to the Holders of the Debentures pursuant to the terms of the Pledge Agreement entered into in connection with the Purchase Agreement, which shares when transferred in accordance with the terms hereunder or under the terms of the Warrants, shall be validly issued, fully paid and nonassessable.

“BVTI VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the BVTI Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the BVTI Common Stock for such date (or the nearest preceding date) on the Trading Market on which the BVTI Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the BVTI Common Stock is not then listed or quoted for trading on a Trading Market and if prices for the BVTI Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the BVTI

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Common Stock so reported; or (c) in all other cases, the fair market value of a share of BVTI Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

“Change in Control Optional Redemption” shall have the meaning set forth in Section 6(c).

“Change in Control Optional Redemption Amount” means the sum of (i) 120% of all or a part of the principal amount of the Debenture then outstanding as is set forth in the Change in Control Optional Redemption Notice, (ii) accrued but unpaid interest and (iii) all liquidated damages and other amounts due in respect of the Debenture.

“Change in Control Optional Redemption Date” shall have the meaning set forth in Section 6(c).

“Change in Control Optional Redemption Notice” shall have the meaning set forth in Section 6(c).

“Change in Control Optional Redemption Notice Date” shall have the meaning set forth in Section 6(c).

“Change of Control Transaction” means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 40% of the voting securities of the Company (other than by means of conversion or exercise of the Debentures and the Securities issued together with the Debentures), or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 60% of the aggregate voting power of the Company or the successor entity of such transaction, or (iii) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 60% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a three year period of more than one-half of the members of the Company’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above.

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“Common Stock” means the common stock, par value $.001 per share, of the Company and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Debenture in accordance with the terms hereof.

“Debenture Register” shall have the meaning set forth in Section 2(c).

“Dilutive Issuance” shall have the meaning set forth in Section 5(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 5(b).

“Effectiveness Period” shall have the meaning set forth in the Registration Rights Agreement.

“Equity Conditions” shall mean, during the period in question, (i) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, (ii) the Company shall have paid all liquidated damages and other amounts owing and then due to the Holder in respect of this Debenture, (iii) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), (iv) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (v) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to the Transaction Documents, (vi) there is no existing Event of Default or no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (vii) the issuance of the shares in question (or, in the case of an Optional or Monthly Redemption, the shares issuable upon conversion in full of the Optional or Monthly Redemption Amount) to the Holder would not violate the limitations set forth in Section 4(c)(i) and Section 4(c)(ii) herein, (viii) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (ix) the Holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information and (x) for a period of 20 consecutive Trading Days prior to the applicable date in question, the daily trading volume for the Common Stock on the principal Trading Market exceeds 75,000 shares per Trading Day (subject to adjustment for forward and reverse stock splits and the like).

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“Event of Default” shall have the meaning set forth in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Forced Conversion” shall have the meaning set forth in Section 6(e).

“Forced Conversion Date” shall have the meaning set forth in Section 6(e).

“Forced Conversion Notice” shall have the meaning set forth in Section 6(e).

“Forced Conversion Notice Date” shall have the meaning set forth in Section 6(e).

“Fundamental Transaction” shall have the meaning set forth in Section 5(e).

“Interest Conversion Rate” means 90% of the lesser of (i) the average of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Interest Payment Date or (ii) the average of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the date the applicable Interest Conversion Shares are issued and delivered if after the Interest Payment Date.

“Interest Conversion Shares” shall have the meaning set forth in Section 2(a).

“Interest Notice Period” shall have the meaning set forth in Section 2(a).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Interest Share Amount” shall have the meaning set forth in Section 2(a).

“Late Fees” shall have the meaning set forth in Section 2(d).

“Mandatory Default Amount” means the sum of (i) the greater of (A) 130% of the outstanding principal amount of this Debenture, plus all accrued and unpaid interest hereon, or (B) the outstanding principal amount of this Debenture, plus all accrued and unpaid interest hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either (a) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (b) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture.

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“Monthly Conversion Period” shall have the meaning set forth in Section 6(b) hereof.

“Monthly Conversion Price” shall have the meaning set forth in Section 6(b) hereof.

“Monthly Redemption” means the redemption of this Debenture pursuant to Section 6(b) hereof.

“Monthly Redemption Amount” means, as to a Monthly Redemption, $[            1, plus accrued but unpaid interest, liquidated damages and any other amounts then owing to such Holder in respect of this Debenture.

“Monthly Redemption Date” means the 1st of each month, commencing immediately upon October 1, 2007, and terminating upon the full redemption of this Debenture.

“Monthly Redemption Notice” shall have the meaning set forth in Section 6(b) hereof.

“Monthly Redemption Period” shall have the meaning set forth in Section 6(b) hereof.

“Monthly Redemption Share Amount” shall have the meaning set forth in Section 6(b) hereof.

“New York Courts” shall have the meaning set forth in Section 9(d).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Optional Redemption” shall have the meaning set forth in Section 6(a).

“Optional Redemption Amount” means the sum of (i) 120% of the portion of the principal amount of the Debenture then outstanding being redeemed as is set forth in the Optional Redemption Notice, (ii) accrued but unpaid interest and (iii) all liquidated damages and other amounts due in respect of the Debenture.

“Optional Redemption Date” shall have the meaning set forth in Section 6(a).

“Optional Redemption Notice” shall have the meaning set forth in Section 6(a).

“Optional Redemption Notice Date” shall have the meaning set forth in Section 6(a).

[1]	1/37th of the original principal amount of this Debenture.

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“Original Issue Date” means the date of the first issuance of the Debentures, regardless of any transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debentures.

“Permitted Indebtedness” means (a) the Indebtedness existing on the Original Issue Date and set forth on Schedule 3.1(aa) attached to the Purchase Agreement, (b) capital lease obligations and purchase money indebtedness of up to $500,000, in the aggregate, incurred in connection with the acquisition of capital assets and capital lease obligations with respect to newly acquired or leased assets and (c) up to $18,000,000 of additional non-equity linked Indebtedness incurred directly by the Company with a nationally recognized commercial lending institution whose primary business is not investing in securities to be incurred in connection with the replacement of the Company’s existing direct Indebtedness set forth on Schedule 3.1(aa) to the Purchase Agreement, provided that the terms of such additional Indebtedness are no less favorable to the Company than the terms of the existing Indebtedness of the Company set forth on Schedule 3.1(aa) to the Purchase Agreement.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP; (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; (c) Liens incurred in connection with Permitted Indebtedness under clause (c) thereunder, to the extent such Permitted Indebtedness replaces Permitted Indebtedness described in clause (a) that is secured; (d) Liens incurred in connection with Permitted Indebtedness under clause (a) thereunder (to the extent such Indebtedness is secured as indicated on Schedule 3.1(aa)); and (e) Liens incurred in connection with Permitted Indebtedness under clause (b) thereunder, provided that such Liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Redemption Conversion Shares” shall have the meaning set forth in Section 6(b) hereof.

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“Purchase Agreement” means the Securities Purchase Agreement, dated as of September 29, 2006, among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of the Purchase Agreement, among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Statement” means a registration statement that registers the resale of all Conversion Shares and Interest Conversion Shares of the Holder, names such Holder as a “selling stockholder” therein, and meets the requirements of the Registration Rights Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(d).

“Shareholder Approval” shall have the meaning set forth in the Purchase Agreement.

“Subsidiary” shall have the meaning set forth in the Purchase Agreement.

“Threshold Period” shall have the meaning set forth in Section 6(e).

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means the following markets or exchanges on which the Common Stock or BVTI Common Stock, as applicable, is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction Documents” shall have the meaning set forth in the Purchase Agreement.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the Common Stock is not then listed or quoted for trading on a Trading Market and if prices for the

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Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

Section 2. Interest.

a) Payment of Interest in Cash or Kind. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 8% per annum, payable quarterly, in arrears, on January 1, April 1, July 1 and October 1, beginning on the first such date after the Original Issue Date, on each Monthly Redemption Date (as to that principal amount then being redeemed), on each Conversion Date (as to that principal amount then being converted), on each Optional Redemption Date (as to that principal amount then being redeemed) and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash or duly authorized, validly issued, fully paid and non-assessable shares of Common Stock at the Interest Conversion Rate (the dollar amount to be paid in shares, the “Interest Share Amount”) or a combination thereof; provided, however, that payment in shares of Common Stock may only occur if (i) all of the Equity Conditions have been met (unless waived by the Holder in writing) during the 20 Trading Days immediately prior to the applicable Interest Payment Date (the “Interest Notice Period”) and through and including the date such shares of Common Stock are issued to the Holder, (ii) the Company shall have given the Holder notice in accordance with the notice requirements set forth below and (iii) as to such Interest Payment Date, prior to such Interest Notice Period (but not more than 5 Trading Days prior to the commencement of such Interest Notice Period), the Company shall, unless waived in writing by the Holder, have delivered to the Holder’s account with The Depository Trust Company a number of shares of Common Stock to be applied against such Interest Share Amount equal to the quotient of (x) the applicable Interest Share Amount divided by (y) the then Conversion Price (the “Interest Conversion Shares”).

b) Company’s Election to Pay Interest in Kind. Subject to the terms and conditions herein, including, without limitation, the conditions set forth in Section 2(a) above, the decision whether to pay interest hereunder in cash, shares of Common Stock or a combination thereof shall be at the discretion of the Company. Prior to the commencement of any Interest Notice Period, the Company shall deliver to the Holder a written notice of its election to pay interest hereunder on the applicable Interest Payment Date either in cash, shares of Common Stock or a combination thereof and the Interest Share Amount as to the applicable Interest Payment Date, provided that the Company may indicate in such notice that the election contained in such notice shall apply to future Interest Payment Dates until revised by a subsequent notice. During any Interest Notice Period, the Company’s election (whether specific to an Interest Payment Date or continuous) shall be irrevocable as to such Interest Payment Date. Subject to the

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aforementioned conditions, failure to timely deliver such written notice to the Holder shall be deemed an election by the Company to pay the interest on such Interest Payment Date in cash. At any time the Company delivers a notice to the Holder of its election to pay the interest in shares of Common Stock, the Company shall timely file a prospectus supplement pursuant to Rule 424 disclosing such election. The aggregate number of shares of Common Stock otherwise issuable to the Holder on an Interest Payment Date shall be reduced by the number of Interest Conversion Shares previously issued to the Holder in connection with such Interest Payment Date.

c) Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the principal sum, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Payment of interest in shares of Common Stock (other than the Interest Conversion Shares issued prior to an Interest Notice Period) shall otherwise occur pursuant to Section 4(d)(ii) herein and, solely for purposes of the payment of interest in shares, the Interest Payment Date shall be deemed the Conversion Date. Interest shall cease to accrue with respect to any principal amount converted, provided that the Company actually delivers the Conversion Shares within the time period required by Section 4(d)(ii) herein. Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of this Debenture (the “Debenture Register”). Except as otherwise provided herein, if at any time the Company pays interest partially in cash and partially in shares of Common Stock to the holders of the Debentures, then such payment of cash shall be distributed ratably among the holders of the then-outstanding Debentures based on their (or their predecessor’s) initial purchases of Debentures pursuant to the Purchase Agreement.

d) Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law (“Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of payment in full. Notwithstanding anything to the contrary contained herein, if on any Interest Payment Date the Company has elected to pay accrued interest in the form of Common Stock but the Company is not permitted to pay accrued interest in Common Stock because it fails to satisfy the conditions for payment in Common Stock set forth in Section 2(a) herein, then, at the option of the Holder, the Company, in lieu of delivering either shares of Common Stock pursuant to this Section 2 or paying the regularly scheduled interest payment in cash, shall deliver, within three Trading Days of each applicable Interest Payment Date, an amount in cash equal to the product of (x) the number of shares of Common Stock otherwise deliverable to the Holder in connection with the payment of interest due on such Interest Payment Date multiplied by (y) the highest VWAP during the period commencing on the Interest Payment Date and ending on the Trading Day prior to the date such payment is made. If any Interest Conversion Shares are issued to the Holder in connection with an Interest Payment Date and are not applied against an Interest Share Amount, then the Holder shall promptly return such excess shares to the Company.

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e) Prepayment. Except as otherwise set forth in this Debenture, the Company may not prepay any portion of the principal amount of this Debenture without the prior written consent of the Holder.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c) Reliance on Debenture Register. Prior to due presentment for transfer to the Company of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

a) Voluntary Conversion. At any time after the Original Issue Date until this Debenture is no longer outstanding, this Debenture shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(c) hereof). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (a “Notice of Conversion”), specifying therein the principal amount of this Debenture to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within 1 Business Day of

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delivery of such Notice of Conversion. The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $2.60 (subject to adjustment herein) (the “Conversion Price”).

c) Conversion Limitations.

i. Issuance Limitations. Notwithstanding anything herein to the contrary, if the Company has not obtained Shareholder Approval, then the Company may not issue, upon conversion of this Debenture, a number of shares of Common Stock which, when aggregated with any shares of Common Stock issued on or after the Original Issue Date and prior to such Conversion Date (A) in connection with any Debentures issued pursuant to the Purchase Agreement, (B) in connection with any Warrants issued pursuant to the Purchase Agreement and (C) in connection with any warrants issued to any registered broker-dealer as a fee in connection with the issuance of the Securities pursuant to the Purchase Agreement, would exceed 6,340,084 shares of Common Stock (subject to adjustment for forward and reverse stock splits, recapitalizations and the like) (such number of shares, the “Issuable Maximum”). Each Holder shall be entitled to a portion of the Issuable Maximum equal to the product of (I) and (II) where (I) is equal to the Issuable Maximum and (II) is the quotient obtained by dividing (x) the original principal amount of such Holder’s Debenture by (y) the aggregate original principal amount of all Debentures issued on the Original Issue Date to all Holders. In addition, each Holder may allocate its pro-rata portion of the Issuable Maximum among Debentures and Warrants held by it in its sole discretion. Such portion shall be adjusted upward ratably in the event a Holder no longer holds any Debentures or Warrants and the amount of shares issued to such Holder pursuant to such Holder’s Debentures and Warrants was less than such Holder’s pro-rata share of the Issuable Maximum. For avoidance of doubt, unless and until any required Shareholder Approval is obtained and effective, warrants issued to any registered broker-dealer as a fee in connection with the Securities issued pursuant to the Purchase Agreement as described in (C) above shall provide that such warrants shall not be allocated any portion of the Issuable Maximum and shall be unexercisable unless and until such Shareholder Approval is obtained and effective.

ii. Holder’s Restriction on Conversion. The Company shall not effect any conversion of this Debenture, and a Holder shall not have the right to convert any portion of this Debenture, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any other person or entity acting as a

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group together with such Holder or any of such Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Debenture with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted principal amount of this Debenture beneficially owned by such Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Debentures or the Warrants) beneficially owned by such Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(c)(ii), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(c)(ii) applies, the determination of whether this Debenture is convertible (in relation to other securities owned by such Holder together with any Affiliates) and of which principal amount of this Debenture is convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder’s determination of whether this Debenture may be converted (in relation to other securities owned by such Holder together with any Affiliates) and which principal amount of this Debenture is convertible, in each case subject to such aggregate percentage limitations. To ensure compliance with this restriction, each Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(c)(ii), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Company’s most recent Form 10-Q or Form 10-K, as the case may be; (B) a more recent public announcement by the Company; or (C) a more recent notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of

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the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture held by the Holder. The Beneficial Ownership Limitation provisions of this Section 4(c)(ii) may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company, to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Debenture held by the Holder and the provisions of this Section 4(c)(ii) shall continue to apply. Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by such Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(c)(ii) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Debenture.

d) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Conversion Price.

ii. Delivery of Certificate Upon Conversion. Not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) a certificate or certificates representing the Conversion Shares which, on or after the Effective Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of this Debenture (including, if the Company has given continuous notice pursuant to Section 2(b) for payment of interest in shares of Common Stock at least 20 Trading Days prior to the date on which the Conversion Notice is delivered to the Company, shares of Common Stock representing the payment of accrued interest otherwise determined pursuant to Section 2(a) but assuming that the Interest Payment Period is the 20 Trading Days period immediately prior to the date on which the Conversion Notice is delivered to the Company and excluding for such issuance the condition that the Company deliver Interest Conversion Shares as to such interest payment) and (B) a bank check in the amount of accrued and unpaid interest (if the Company has elected or is required to pay accrued interest in cash). On or after the Effective Date, the Company shall use its best efforts to deliver

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any certificate or certificates required to be delivered by the Company under this Section 4 electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

iii. Failure to Deliver Certificates. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Debenture delivered to the Company and the Holder shall promptly return the Common Stock certificates representing the principal amount of this Debenture tendered for conversion to the Company.

iv. Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Debenture shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Debenture, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(d)(ii) by the third Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $1000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages

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begin to accrue) for each Trading Day after such third Trading Day until such certificates are delivered. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 4(d)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Debenture in a principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(d)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Debenture with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Debenture as required pursuant to the terms hereof.

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vi. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Debentures), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the outstanding principal amount of this Debenture and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public sale in accordance with such Registration Statement.

vii. Fractional Shares. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, 1 whole share of Common Stock.

viii. Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

e) Exchanges into BVTI Common Stock.

i) Exchanges. At any time after the earlier of (i) the one year anniversary of the Original Issue Date or (ii) the Trading Day immediately following such time that (x) the closing price of the BVTI Common Stock on the Trading Market exceeds $2.25 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the Original Issue Date) for 20 consecutive Trading Days following the date hereof (such 20 Trading Day Period, the “Trigger Period”) and (y) the daily trading volume for such Trigger Period exceeds 50,000 shares of Common Stock on each Trading Day (subject to

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adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the Original Issue Date), this Debenture shall be exchangeable into BVTI Shares at the option of the Holder, in whole or in part at any time and from time to time (subject to the limitations on exchanges set forth in Section 4(e)(ii) hereof and the BVTI Issuable Maximum) at the then effective Exchange Price. Upon any such transfer of any BVTI Shares to the Holder upon an exchange, the Holder shall have good and marketable title to such shares, free and clear of any liens, encumbrances, restrictions, rights of first refusal or rights of any other Person and which on or after the BVTI Effective Date, shall be free of restrictive legends. The Holder shall effect exchanges by delivering to the Company the form of exchange notice attached hereto as Annex B (an “Exchange Notice”) with a copy to the Agent (as defined in the Pledge Agreement), specifying therein the principal amount of Debentures to be exchanged and the date on which such exchange is to be effected (an “Exchange Date”). If no Exchange Date is specified in a Exchange Notice, the Exchange Date shall be the date that such Exchange Notice is provided hereunder. To effect exchanges hereunder, the Holder shall not be required to physically surrender Debentures to the Company unless the entire principal amount of this Debenture has been so exchanged. Exchanges hereunder shall have the effect of lowering the outstanding principal amount of this Debenture plus all accrued and unpaid interest thereon in an amount equal to the applicable exchange. The Holder and the Company shall maintain records showing the principal amount exchanged and the date of such exchanges. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following exchange of a portion of this Debenture, the unpaid and unexchanged principal amount of this Debenture may be less than the amount stated on the face hereof.

ii) Holder’s Exchange Restriction. The Company shall not effect any exchange of this Debenture into BVTI Common Stock, and a Holder shall not have the right to exchange any portion of this Debenture, to the extent that after giving effect to the exchange set forth on the applicable Notice of Exchange, such Holder (together with such Holder’s Affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own in excess of the BVTI Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of BVTI Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of BVTI Common Stock issuable upon exchange or redemption of this Debenture with respect to which such determination is being made, but shall exclude the number of shares of BVTI Common Stock which are issuable upon (A) conversion of the remaining, unconverted principal amount of this Debenture beneficially owned by such Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of BVTI or the Company that are exercisable, convertible or exchangeable for BVTI Common Stock, subject to a

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limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Debentures or the Warrants) beneficially owned by such Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(e)(ii), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(e)(ii) applies, the determination of whether this Debenture is exchangeable into BVTI Common Stock (in relation to other securities owned by such Holder together with any Affiliates) and of which principal amount of this Debenture is convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Exchange shall be deemed to be such Holder’s determination of whether this Debenture may be exchanged (in relation to other securities owned by such Holder together with any Affiliates) and which principal amount of this Debenture is convertible, in each case subject to such aggregate percentage limitations. To ensure compliance with this restriction, each Holder will be deemed to represent to BVTI each time it delivers a Notice of Exchange that such notice has not violated the restrictions set forth in this paragraph and BVTI shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(e)(ii), in determining the number of outstanding shares of BVTI Common Stock, a Holder may rely on the number of outstanding shares of BVTI Common Stock as stated in the most recent of the following: (A) BVTI’s most recent Form 10-QSB or Form 10-KSB, as the case may be; (B) a more recent public announcement by BVTI; or (C) a more recent notice by BVTI or BVTI’s transfer agent setting forth the number of shares of BVTI Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall cause BVTI, within two Trading Days, to confirm orally and in writing to such Holder the number of shares of BVTI Common Stock then outstanding. In any case, the number of outstanding shares of BVTI Common Stock shall be determined after giving effect to the conversion, exchange or exercise of securities of the Company or BVTI, including this Debenture, by such Holder or its Affiliates since the date as of which such number of outstanding shares of BVTI Common Stock was reported. The “BVTI Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the BVTI Common Stock outstanding immediately after giving effect to the issuance of shares of BVTI Common Stock issuable upon exchange of this Debenture held by the Holder. The BVTI Beneficial Ownership Limitation provisions of this Section 4(e)(ii) may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company or BVTI, to change the BVTI Beneficial Ownership Limitation to 9.99% of the number of shares of the BVTI Common Stock outstanding immediately after giving effect to the issuance of shares of BVTI Common Stock upon exchange of this Debenture held by the Holder and the provisions of this Section 4(e)(ii) shall continue to apply. Upon such a change

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by a Holder of the BVTI Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the BVTI Beneficial Ownership Limitation may not be further waived by such Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(e)(ii) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended BVTI Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Debenture.

In addition, the maximum number of shares of BVTI Common Stock transferable upon (A) exchange of this Debenture and the other Debentures, (B) exercise of the Warrants, (C) the exercise of rights under the Pledge Agreement and (D) payments of Monthly Redemption Amounts under the Debentures shall not exceed in the aggregate 18,000,000 shares of BVTI Common Stock (subject to adjustment for forward and reverse stock splits, stock dividends, recapitalizations and the like) such shares, the “BVTI Issuable Maximum”). The Holder and other holders of Debentures shall be allocated a pro-rata portion of the BVTI Issuable Maximum (as determined by such Holder’s initial purchases of Debentures pursuant to the Purchase Agreement relative to all Debentures issued). Other than in connection with clause (D) above, each holder of Debentures shall be entitled to allocate its portion of the BVTI Issuable Maximum among Debentures and Warrants held by it in its sole discretion.

iii) The number of shares of BVTI Common Stock issuable upon an Exchange shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be exchanged (plus, if so specified on such Notice of Exchange, accrued but unpaid interest thereon) and (y) the Exchange Price.

iv) Not later than three Trading Days after any Exchange Date, the Company will cause BVTI or BVTI’s transfer agent to deliver to the Holder a certificate or certificates for the shares of BVTI Common Stock which shall be free of restrictive legends (other than those permitted by Section 4.1 of the Purchase Agreement) and trading restrictions (other than those imposed by any securities laws) representing the number of shares of BVTI Common Stock being acquired upon the exchange of Debentures.

v) The exchange price in effect on any Exchange Date shall be equal to $1.00 (subject to adjustment herein)(the “Exchange Price”).

vi) If BVTI, at any time while the Debentures are outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its BVTI Common Stock or any other equity or equity equivalent securities payable in shares of BVTI Common Stock (which, for avoidance of doubt, shall

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not include any shares of BVTI Common Stock issued by BVTI pursuant to this Debenture), (B) subdivide outstanding shares of BVTI Common Stock into a larger number of shares, (C) combine (including by way of a reverse stock split) outstanding shares of BVTI Common Stock into a smaller number of shares, or (D) issues, in the event of a reclassification of shares of the BVTI Common Stock any shares of capital stock of BVTI, then the Exchange Price shall be multiplied by a fraction of which the numerator shall be the number of shares of BVTI Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of BVTI Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

vii) In case of any reclassification of the BVTI Common Stock or any compulsory share exchange pursuant to which the BVTI Common Stock is converted into other securities, cash or property, the Holders shall have the right thereafter to exchange the then outstanding principal amount of this Debenture, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the BVTI Common Stock following such reclassification or share exchange, and the Holders of the Debentures shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the BVTI Common Stock into which the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture could have been exchanged immediately prior to such reclassification or share exchange. This provision shall similarly apply to successive reclassifications or share exchanges.

viii) If, at any time while this Debenture is outstanding, (A) BVTI effects any merger or consolidation of BVTI with or into another Person, (B) BVTI effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by BVTI or another Person) is completed pursuant to which holders of BVTI Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) BVTI effects any reclassification of the BVTI Common Stock or any compulsory share exchange pursuant to which the BVTI Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “BVTI Fundamental Transaction”), then, subject to the provisions of this Section, upon any subsequent exchange of this Debenture, the Holder shall have the right to receive, for each BVTI Share that would have been issuable upon such exchange absent such BVTI Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been

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entitled to receive upon the occurrence of such BVTI Fundamental Transaction if it had been, immediately prior to such BVTI Fundamental Transaction, the holder of one share of BVTI Common Stock (the “BVTI Alternate Consideration”). The Company shall provide the Holder with written notice of a BVTI Fundamental Transaction (and BVTI Alternate Consideration in connection therewith) (a “BVTI Fundamental Transaction Notice”) within one Trading Day that it is notified by BVTI of such transaction. A Holder that wishes to receive the BVTI Alternate Consideration upon a subsequent exchange of this Debenture must notify the Company within 10 Trading Days of its receipt of the BVTI Fundamental Transaction Notice. If a Holder does not notify the Company within 10 Trading Days of its receipt of a BVTI Fundamental Transaction Notice that it wishes to receive the BVTI Alternate Consideration in connection with such transaction upon a subsequent exchange of this Debenture, then such Holder shall not be entitled to receive such BVTI Alternate Consideration upon such subsequent exchange. For purposes of any such conversion or exchange, the determination of the Exchange Price shall be appropriately adjusted to apply to such BVTI Alternate Consideration based on the amount of BVTI Alternate Consideration issuable in respect of one share of BVTI Common Stock in such BVTI Fundamental Transaction, and the Company shall apportion the Exchange Price among the BVTI Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the BVTI Alternate Consideration. If holders of BVTI Common Stock are given any choice as to the securities, cash or property to be received in a BVTI Fundamental Transaction, then the Holder shall be given the same choice as to the BVTI Alternate Consideration it receives upon any exchange of this Debenture following such BVTI Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to BVTI, the Company or surviving entity in such BVTI Fundamental Transaction shall issue to the Holder a new debenture consistent with the foregoing provisions and evidencing the Holder’s right to convert such debenture into BVTI Alternate Consideration. The terms of any agreement pursuant to which a BVTI Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 4(e)(viii) and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a BVTI Fundamental Transaction.

ix) If, at any time while this Debenture is outstanding, BVTI or any of its subsidiaries, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues, any BVTI Common Stock or securities of BVTI or its subsidiaries which would entitle the holder thereof to acquire at any time BVTI Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, BVTI Common Stock (such securities, “BVTI Common

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Stock Equivalents”) entitling any Person to acquire shares of BVTI Common Stock at an effective price per share that is lower than the then Exchange Price (such lower price, the “Base Exchange Price” and such issuances, collectively, a “BVTI Dilutive Issuance”) (if the holder of the BVTI Common Stock or BVTI Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of BVTI Common Stock at an effective price per share that is lower than the Exchange Price, such issuance shall be deemed to have occurred for less than the Exchange Price on such date of the BVTI Dilutive Issuance), then the Exchange Price shall be reduced to equal the Base Exchange Price. Such adjustment shall be made whenever such BVTI Common Stock or BVTI Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 4(e)(ix) in respect of a BVTI Exempt Issuance. The Company shall cause BVTI to notify the Holder in writing, no later than 1 Business Day following the issuance of any BVTI Common Stock or BVTI Common Stock Equivalents subject to this Section 4(e)(ix), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “BVTI Dilutive Issuance Notice”). For purposes of clarification, whether or not BVTI provides a BVTI Dilutive Issuance Notice pursuant to this Section 4(e)(ii), upon the occurrence of any BVTI Dilutive Issuance, the Holder is entitled to receive a number of BVTI Shares based upon the Base Exchange Price on or after the date of such BVTI Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Exchange Price in the Notice of Exchange.

x) If BVTI, at any time while the Debenture is outstanding, shall issue rights, options or warrants to all holders of BVTI Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of BVTI Common Stock at a price per share that is lower than the BVTI VWAP on the record date referenced below, then the Exchange Price shall be multiplied by a fraction of which the denominator shall be the number of shares of the BVTI Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of BVTI Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the BVTI Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming delivery to BVTI in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such BVTI VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

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xi) If BVTI, at any time while this Debenture is outstanding, distributes to all holders of BVTI Common Stock (and not to the Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than the BVTI Common Stock, which shall be subject to Section 4(e)(ix)), then in each such case the Exchange Price shall be adjusted by multiplying such Exchange Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the BVTI VWAP determined as of the record date mentioned above, and of which the numerator shall be such BVTI VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to 1 outstanding share of the BVTI Common Stock as determined by the Board of Directors of BVTI in good faith. In either case the adjustments shall be described in a statement delivered to the Holder describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to 1 share of BVTI Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

xii) Upon an exchange hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the BVTI Common Stock, but shall issue, in lieu of the final fraction of a share, one whole share of BVTI Common Stock.

xiii) The issuance of certificates for BVTI Shares on exchange of the Debentures shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Company, at any time while this Debenture is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, this Debenture); (B) subdivides outstanding shares of Common Stock into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding

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shares of Common Stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Equity Sales. If, at any time while this Debenture is outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues, any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of an Exempt Issuance. The Company shall notify the Holder in writing, no later than 1 Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

c) Subsequent Rights Offerings. If the Company, at any time while the Debenture is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share that is lower than the VWAP on the record date referenced below, then the Conversion Price shall be multiplied by a fraction of which the denominator shall be the number of shares of the Common Stock outstanding on the date

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of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming delivery to the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

d) Pro Rata Distributions. If the Company, at any time while this Debenture is outstanding, distributes to all holders of Common Stock (and not to the Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than the Common Stock, which shall be subject to Section 5(b)), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to 1 outstanding share of the Common Stock as determined by the Board of Directors of the Company in good faith. In either case the adjustments shall be described in a statement delivered to the Holder describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to 1 share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

e) Fundamental Transaction. If, at any time while this Debenture is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of 1 share of Common Stock (the “Alternate Consideration”). For purposes of any such

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conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of 1 share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new debenture consistent with the foregoing provisions and evidencing the Holder’s right to convert such debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 5(e) and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

f) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

g) Notice to the Holder.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly mail to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Company issues a variable rate security, despite the prohibition thereon in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised in the case of a Variable Rate Transaction (as defined in the Purchase Agreement).

ii. Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the

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Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Debenture Register, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Debenture during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

Section 6. Redemption and Forced Conversion.

a) Optional Redemption at Election of Company. Subject to the provisions of this Section 6, at any time after the 12-month anniversary of the Effective Date, the Company may deliver a notice to the Holder (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem some or all of the then outstanding principal amount of this Debenture for (i) cash in an amount equal to the Optional Redemption Amount and (ii) warrants to purchase shares of Common Stock in an amount equal to the principal amount of this Debenture being redeemed pursuant to such Optional Redemption divided by the then applicable Conversion Price, which warrants shall be immediately exercisable and shall have a term of exercise equal to the earlier of (x) 5 years following their issuance or (y) a period of time following the effective date of the registration statement covering the resale of such warrants equal to the amount of time between the Optional Redemption Notice Date and the Maturity Date (by way of an example, if the Maturity Date is on the three year anniversary of the Original Issue Date and an Optional Redemption Notice Date is on the two year anniversary of the Original Issue Date, the exercise term for purposes of this clause (y) would be one year following the effective date of the registration statement covering the resale of the shares of Common Stock underlying such warrants), an exercise price equal to the average of the VWAPs for the

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20 Trading Days immediately prior to the Optional Redemption Date (subject to adjustment for forward and reverse stock splits, stock dividends, recapitalizations and the like) and otherwise be in the form of warrant attached to the Purchase Agreement as Exhibit C (such warrants, the “Optional Redemption Warrants”), on the 20th Trading Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date” and such redemption, the “Optional Redemption”). The Optional Redemption Amount is payable in full on the Optional Redemption Date. The Company may only effect an Optional Redemption if (i) each of the Equity Conditions shall have been met on each Trading Day during the period commencing on the Optional Redemption Notice Date through to the Optional Redemption Date and through and including the date payment of the Optional Redemption Amount is actually made and (ii) the aggregate principal amount of Debentures subject to such Optional Redemption held by the Holder and the other holders of Debentures is $5,000,000 or more (or such lesser aggregate principal amount of Debentures as is then outstanding). If any of the Equity Conditions shall cease to be satisfied at any time during the 20 Trading Day period, then the Holder may elect to nullify the Optional Redemption Notice by notice to the Company within 3 Trading Days after the first day on which any such Equity Condition has not been met (provided that if, by a provision of the Transaction Documents, the Company is obligated to notify the Holder of the non-existence of an Equity Condition, such notice period shall be extended to the third Trading Day after proper notice from the Company) in which case the Optional Redemption Notice shall be null and void, ab initio. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Optional Redemption Notice through the date all amounts (including Optional Redemption Warrants) owing thereon are due and paid in full.

b) Monthly Redemption. On each Monthly Redemption Date, the Company shall redeem the Monthly Redemption Amount (the “Monthly Redemption”). The Monthly Redemption Amount payable on each Monthly Redemption Date shall be paid in cash; provided, however, as to any Monthly Redemption and upon 20 Trading Days’ prior written irrevocable notice (the “Monthly Redemption Notice” and the 20 Trading Day period immediately following the Monthly Redemption Notice, the “Monthly Redemption Period”), in lieu of a cash redemption payment the Company may elect to pay all or part of a Monthly Redemption Amount in Conversion Shares and/or BVTI Shares (such dollar amount to be paid on a Monthly Redemption Date in Conversion Shares and/or BVTI Shares, the “Monthly Redemption Share Amount”) based on a conversion price equal to the lesser of (i) the then Conversion Price with respect to the Common Stock or the then Exchange Price with respect to the BVTI Common Stock and (ii) 90% of the average of the VWAPs or BVTI VWAPs, as applicable, for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Monthly Redemption Date (subject to adjustment for any stock dividend, stock split, stock combination or other similar event affecting the Common Stock or BVTI Common Stock during such 20 Trading Day period) (the price(s) calculated during the 20 Trading Day period immediately prior to the Monthly Redemption Date, the “Monthly Conversion Price” with respect to the Common Stock and the “Monthly Exchange Price”

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with respect to the BVTI Common Stock and such 20 Trading Day period, the “Monthly Conversion Period”); provided, further, that the Company may not pay the Monthly Redemption Amount in Conversion Shares or BVTI Shares unless (x) aggregate Monthly Redemption Amount under all Debentures as to such Monthly Redemption is less than 15% of the total dollar trading volume of the Common Stock (as to Monthly Redemption Amounts payable with Conversion Shares) and/or 15% of the total dollar trading volume of the BVTI Common Stock (as to Monthly Redemption Amounts payable with BVTI Shares), for the 20 Trading Days prior to the applicable Monthly Redemption Date, (y) from the date the Holder receives the duly delivered Monthly Redemption Notice through and until the date such Monthly Redemption is paid in full, the Equity Conditions (as to Monthly Redemption Amounts payable in shares of Common Stock) and BVTI Equity Conditions (as to Monthly Redemption Amounts payable in shares of BVTI Common Stock) have been satisfied, unless waived in writing by the Holder, and (z) as to such Monthly Redemption, prior to such Monthly Redemption Period (but not more than 5 Trading Days prior to the commencement of the Monthly Redemption Period), the Company shall (unless waived by such Holder in writing) have delivered (or shall cause BVTI, as applicable, to have delivered) to the Holder’s account with The Depository Trust Company a number of shares of Common Stock or BVTI Common Stock to be applied against such Monthly Redemption Share Amount equal to the quotient of (x) the amount of Common Stock or BVTI Common Stock included in the applicable Monthly Redemption Share Amount divided by (y) the then Conversion Price or Exchange Price, as applicable, (the “Pre-Redemption Conversion Shares”). Each Monthly Redemption Notice shall specifically set forth the manner in which the Company intends to pay the applicable Monthly Redemption Amount (i.e., the amount to be paid in cash, Common Stock and/or BVTI Common Stock). The Holder may convert or exchange, pursuant to Section 4(a) or 4(e), any principal amount of this Debenture subject to a Monthly Redemption at any time prior to the date that the Monthly Redemption Amount, plus accrued but unpaid interest, liquidated damages and any other amounts then owing to the Holder are due and paid in full. Unless otherwise indicated by the Holder in the applicable Notice of Conversion or Notice of Exchange, any principal amount of this Debenture converted during the applicable Monthly Redemption Period until the date the Monthly Redemption Amount is paid in full shall be first applied to the principal amount subject to the Monthly Redemption Amount payable in cash and then to the Monthly Redemption Share Amount (if a Monthly Redemption Share Amount is comprised of shares of Common Stock and BVTI Common Stock, such application of the Monthly Redemption Amount shall be allocated on a pro-rata basis). Any principal amount of this Debenture converted during the applicable Monthly Redemption Period in excess of the Monthly Redemption Amount shall be applied against the last principal amount of this Debenture scheduled to be redeemed hereunder, in reverse time order from the Maturity Date; provided, however, if any such conversion or exchange is applied against such Monthly Redemption Amount, the Pre-Redemption Conversion Shares, if any were issued in connection with such Monthly Redemption or were not already applied to such conversions or exchanges, shall be first applied against such conversion or exchange. The Company covenants and agrees that it will (and will cause BVTI) honor all Notices

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of Conversion and Notices of Exchange tendered up until such amounts are paid in full. The Company’s determination to pay a Monthly Redemption in cash, shares of Common Stock, shares of BVTI Common Stock, or a combination thereof shall be applied ratably to all of the holders of the then outstanding Debentures based on their (or their predecessor’s) initial purchases of Debentures pursuant to the Purchase Agreement. At any time the Company delivers a notice to the Holder of its election to pay the Monthly Redemption Amount in shares of Common Stock or BVTI Common Stock, the Company shall file (or shall cause BVTI to file, as applicable) a prospectus supplement pursuant to Rule 424 disclosing such election.

c) Redemption upon a Change in Control. Subject to the provisions of this Section 6(c), at any time after the date hereof, in the event of a Change of Control Transaction, in addition to any other rights hereunder, the Company shall have the right, within three Trading Days of the date it announces it has entered into a Change of Control Transaction, to deliver the Holder a written notice (a “Change in Control Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Change in Control Optional Redemption Notice Date”) of its irrevocable election to redeem for an amount (i) in cash equal to the Change in Control Optional Redemption Amount plus (ii) warrants to purchase shares of Common Stock in an amount equal to the principal amount of this Debenture being redeemed pursuant to such Change in Control Optional Redemption divided by the then applicable Conversion Price, which warrants shall be immediately exercisable and shall have a term of exercise equal to the earlier of (x) 5 years following their issuance or (y) a period of time following the effective date of the registration statement covering the resale of such warrants equal to the amount of time between the Change in Control Optional Redemption Notice Date and the Maturity Date (by way of an example, if the Maturity Date is on the three year anniversary of the Original Issue Date and a Change in Control Optional Redemption Notice Date is on the two year anniversary of the Original Issue Date, the exercise term for purposes of this clause (y) would be one year following the effective date of the registration statement covering the resale of the shares of Common Stock underlying such warrants), an exercise price equal to the average of the VWAPs for the 20 Trading Days immediately prior to the Change in Control Optional Redemption Date (subject to adjustment for forward and reverse stock splits, stock dividends, recapitalizations and the like) and otherwise be in the form of warrant attached to the Purchase Agreement as Exhibit C (such warrants, the “Change in Control Optional Redemption Warrants”), on the 20th Trading Day following the Change in Control Optional Redemption Notice Date (such date, the “Change in Control Optional Redemption Date” and such redemption, the “Change in Control Optional Redemption”). The Change in Control Optional Redemption Amount and Change in Control Optional Redemption Warrants are due in full on the Change in Control Optional Redemption Date. The Company may only effect a Change in Control Optional Redemption if during the period commencing on the Change in Control Optional Redemption Notice Date through to the Change in Control Optional Redemption Date and through and including the date such Change in Control Optional Redemption Amount is paid to the Holder, each of the Equity Conditions shall

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have been met, unless waived by the Holder. If any of the Equity Conditions shall cease to be satisfied at any time during the required period, then the Holder may elect to nullify the Change in Control Optional Redemption Notice by notice to the Company within 3 Trading Days after the first day on which any such Equity Condition has not been met (provided that if, by a provision of the Transaction Documents, the Company is obligated to notify the Holder of the non-existence of an Equity Condition, such notice period shall be extended to the third Trading Day after proper notice from the Company) in which case the Change in Control Optional Redemption Notice shall be null and void, ab initio. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Change in Control Optional Redemption Notice through the date all amounts owing thereon are due and paid in full.

d) Redemption Procedure. The payment of cash or issuance of Common Stock or BVTI Common Stock, as applicable, pursuant to an Optional, Monthly or Change in Control Optional Redemption shall be payable on the Optional, Monthly or Change in Control Optional Redemption Date, as applicable. If any portion of the payment or warrants issuable pursuant to an Optional, Monthly or Change in Control Optional Redemption shall not be paid by the Company by the applicable due date, interest shall accrue thereon at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law until such amount is paid in full. Notwithstanding anything herein contained to the contrary, if any portion of the Optional, Monthly or Change in Control Optional Redemption Amount remains unpaid after such date, the Holder may elect, by written notice to the Company given at any time thereafter, to invalidate such Optional, Monthly or Change in Control Optional Redemption, ab initio, and, with respect to the Company’s failure to honor the Optional or Change in Control Optional Redemption, the Company shall have no further right to exercise such Optional or Change in Control Optional Redemption. Notwithstanding anything to the contrary in this Section 6, the Company’s determination to redeem in cash or its elections under Section 6 shall be applied ratably among the Holders of Debentures. The Holder may elect to convert or exchange the outstanding principal amount of the Debenture pursuant to Section 4 prior to actual payment for any redemption under this Section 6 by the delivery of a Notice of Conversion or Notice of Exchange.

e) Forced Conversion. Notwithstanding anything herein to the contrary, if after the Effective Date, the VWAP for each of any 20 consecutive Trading Days, which period shall have commenced only after the Effective Date (such period the “Threshold Period”), exceeds $6.50 (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the Original Issue Date), the Company may, within 1 Trading Day after the end of any such Threshold Period, deliver a written notice to the Holder (a “Forced Conversion Notice” and the date such notice is delivered to the Holder, the “Forced Conversion Notice Date”) to cause the Holder to convert all or part of up to 50% of the then outstanding principal amount of this Debenture (100% of the outstanding principal amount of this Debentures if the VWAP for each of Trading Day during a Threshold

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Period exceeds 300% of the then effective Conversion Price (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the Original Issue Date)) plus, if so specified in the Forced Conversion Notice, accrued but unpaid interest, liquidated damages and other amounts owing to the Holder under this Debenture, it being agreed that the “Conversion Date” for purposes of Section 4 shall be deemed to occur on the twentieth Trading Day following the Forced Conversion Notice Date (such twentieth Trading Day, the “Forced Conversion Date”). The Company may not deliver a Forced Conversion Notice, and any Forced Conversion Notice delivered by the Company shall not be effective, unless all of the Equity Conditions are met on each Trading Day occurring during the applicable Threshold Period through and including the later of the Forced Conversion Date and the Trading Day after the date such Conversion Shares pursuant to such conversion are delivered to the Holder. Any Forced Conversion shall be applied ratably to all Holders based on their initial purchases of Debentures pursuant to the Purchase Agreement, provided that any voluntary conversions by a Holder shall be applied against such Holder’s pro-rata allocation, thereby decreasing the aggregate amount forcibly converted hereunder if only a portion of this Debenture is forcibly converted. For purposes of clarification, a Forced Conversion shall be subject to all of the provisions of Section 4, including, without limitation, the provision requiring payment of liquidated damages and limitations on conversions.

Section 7. Negative Covenants. As long as any portion of this Debenture remains outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, without the prior written consent of the Holders of 75% or more of the principal amount of Debentures then outstanding:

a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c) amend its charter documents, including, without limitation, the certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to (a) the Conversion Shares or Warrant Shares as permitted or required under the Transaction Documents, (b) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Company, provided that such

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repurchases shall not exceed an aggregate of $100,000 for all officers and directors during the term of this Debenture), and (c) pursuant to the terms of each of the following (i) the Second Amended and Restated Convertible Minimum Borrowing Note, made by the Company and certain of its Subsidiaries as of April 29, 2005, as amended and restated as of September 13, 2005, and as further amended and restated as of February 13, 2006, and issued to Laurus Master Funds, Ltd. (“Laurus”) in the initial face amount of $2,500,000 (as amended and restated, amended, modified or supplemented from time to time, the “Laurus MB Note”), (ii) the Amended and Restated Secured Non-Convertible Revolving Note, made by the Company and certain of its Subsidiaries as of April 29, 2005, as amended and restated as of February 13, 2006, and issued to Laurus in the initial face amount of $5,000,000 (as amended and restated, amended, modified or supplemented from time to time, the “Laurus Revolving Note”), (iii) the Second Amended and Restated Convertible Term Note made by the Company and certain of its Subsidiaries as of April 29, 2005, as amended and restated as of August 16, 2005, and as further amended and restated as of February 13, 2006, and issued to Laurus in the initial face amount of $10,000,000 (as amended and restated, amended, modified or supplemented from time to time, the “Laurus Term Note”), (iv) the further advances of credit of up to $7,500,000 in excess of the Capital Availability Amount (as defined in the Amended and Restated Security Agreement, dated as of April 29, 2005, and amended and restated as of February 13, 2006, by and among Company, certain of the Subsidiaries of the Company and Laurus, as further amended and restated, amended, modified or supplemented) by the Overadvance Side Letter, dated as of July 14, 2006 by and among the Company, certain Subsidiaries of the Company and Laurus (the “Laurus Bridge Loan”) and (v) the Secured Promissory Note, made by Biovest International, Inc. as of March 31, 2006 and issued to Laurus in the initial face amount of $7,799,000 (the “Laurus Biovest Note”), each in accordance with the terms thereof in effect as of the date hereof;

e) enter into any agreement with respect to any of the foregoing; or

f) pay cash dividends or distributions on any equity securities of the Company.

Notwithstanding the foregoing, Sections 7(a) and 7(b) above shall not apply in respect of Indebtedness incurred directly by BVTI or Liens granted directly by BVTI.

Section 8. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

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i. any default in the payment of (A) the principal amount of any Debenture or (B) interest, liquidated damages and other amounts owing to a Holder on any Debenture, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within 3 Trading Days;

ii. the Company shall fail to observe or perform any other covenant or agreement contained in the Debentures (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (xi) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) 10 Trading Days after notice of such failure sent by the Holder or by any other Holder and (B) 15 Trading Days after the Company has become or should have become aware of such failure;

iii. a default or event of default by the Company (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below);

iv. any representation or warranty made in this Debenture, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. the Company or any Significant Subsidiary shall be subject to a Bankruptcy Event;

vi. the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $150,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii. the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five Trading Days;

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viii. the Company shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 40% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

ix. a Registration Statement shall not have been declared effective by the Commission on or prior to the 180th calendar day after the Closing Date;

x. if, during the Effectiveness Period (as defined in the Registration Rights Agreement), either (a) the effectiveness of the Registration Statement lapses for any reason or (b) the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) under the Registration Statement for a period of more than 20 consecutive Trading Days or 30 non-consecutive Trading Days during any 12 month period; provided, however, that if the Company is negotiating a merger, consolidation, acquisition or sale of all or substantially all of its assets or a similar transaction and, in the written opinion of counsel to the Company, the Registration Statement would be required to be amended to include information concerning such pending transaction(s) or the parties thereto which information is not available or may not be publicly disclosed at the time, the Company shall be permitted an additional 10 consecutive Trading Days during any 12 month period pursuant to this Section 8(a)(x);

xi. the Company shall fail for any reason to deliver certificates to a Holder prior to the fifth Trading Day after a Conversion Date or any Forced Conversion Date pursuant to Section 4(d) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Debentures in accordance with the terms hereof;

xii. any Person shall breach any voting agreement delivered to the initial Holders pursuant to Section 2.2(a) of the Purchase Agreement; or

xiii. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any Subsidiary or any of their respective property or other assets for more than $50,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Debenture, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. Commencing 5 days after the occurrence of any

37

Event of Default that results in the eventual acceleration of this Debenture, the interest rate on this Debenture shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Debenture to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 9. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, facsimile number                     , Attn: Jim McNulty or such other facsimile number or address as the Company may specify for such purpose by notice to the Holder delivered in accordance with this Section 9, and, as to notices to be sent to BVTI, at the address set forth above, facsimile number 813- 258-1658, Attn: Jim McNulty or such other facsimile number or address as BVTI may specify for such purpose by notice to the Holder delivered in accordance with this Section 9. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Company, or if no such facsimile number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 9 prior to 5:30 p.m. (New York City time), (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 9 between 5:30 p.m. (New York City time) and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as

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applicable, on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein.

c) Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any

39

other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver by the Company or the Holder must be in writing.

f) Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

i) Assumption. Any successor to the Company or any surviving entity in a Fundamental Transaction shall (i) assume, prior to such Fundamental Transaction, all of the obligations of the Company under this Debenture and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) and (ii) issue to the Holder a new debenture of such successor entity evidenced by a written instrument substantially similar in form and substance to this Debenture, including, without limitation, having a principal amount and interest rate equal to the principal amount and the interest rate of this Debenture and having similar ranking to this Debenture, which shall be satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed). The provisions of this Section 9(i) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Debenture.

j) Secured Obligation. The obligations of the Company under this Debenture are secured by securities of BVTI pursuant to the Pledge Agreement, dated as of September 29, 2006, between the Company and the pledgee named therein.

*********************

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IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:
Name:
Title:

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ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 8% Secured Convertible Debenture due September     , 2010 of Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Company”), into shares of common stock, par value $.001 per share (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Debenture, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion	calculations:

Date to Effect Conversion:

Principal Amount of Debenture to be Converted:

Payment of Interest in Common Stock yes no

If yes, $ of Interest Accrued on Account of Conversion at Issue.

Number of shares of Common Stock to be issued:

Signature:

Name:

Address:

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ANNEX B

NOTICE OF EXCHANGE

The undersigned hereby elects to exchange principal and, if specified, interest under the 8% Secured Convertible Debenture of Accentia Biopharmaceuticals, Inc. (the “Company”) due on September [    , 2010, into shares of common stock, $0.01 par value per share (the “Common Stock”), of Biovest International, Inc. according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any exchange, except for such transfer taxes, if any.

By the delivery of this Notice of Exchange the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts determined in accordance with Section 13(d) of the Exchange Act, specified under Section 4(e) of this Debenture.

Exchange	calculations:

Date to Effect Exchanges:

Principal Amount of Debentures to be Exchanged:

Payment of Interest in Common Stock ☐ Yes ☐ No

If yes, $ of Interest Accrued on Account of the exchange at issue

Number of shares of Common Stock to be Issued:

Applicable Exchange Price:

Signature:

Name:

Address:

CC: AMERICAN STOCK TRANSFER & TRUST COMPANY, FACSIMILE NUMBER:

Fax: 718-331-1852, Attn: Herb Lemmer, Esq.

Schedule 1

CONVERSION AND EXCHANGE SCHEDULE

The 8% Secured Convertible Debentures due on September     , 2010 in the aggregate principal amount of $             issued by Accentia Biopharmaceuticals, Inc. This Conversion Schedule reflects conversions and exchanges made under Section 4 of the above referenced Debenture.

Dated:

Date of Conversion or Exchange (or for first entry, Original Issue Date)	Amount of Conversion	Amount of Exchange	Aggregate Principal Amount Remaining Subsequent to Conversion or Exchange (or original Principal Amount)	Company Attest

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EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of September 29, 2006, among Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Company”) and the several purchasers signatory hereto (each such purchaser, a “Purchaser” and, collectively, the “Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof, between the Company and each Purchaser (the “Purchase Agreement”).

The Company and each Purchaser hereby agrees as follows:

1. Definitions

Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(d).

“Effectiveness Date” means, with respect to the initial Registration Statement required to be filed hereunder, the 90th calendar day following the date hereof (the 135th calendar day in the case of a review by the Commission of the initial Registration Statement) and, with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the 90th calendar day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required hereunder (the 120th calendar day in the case of a review by the Commission of such additional Registration Statement); provided, however, in the event the Company is notified by the Commission that one of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates required above.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Event” shall have the meaning set forth in Section 2(b).

“Event Date” shall have the meaning set forth in Section 2(b).

“Filing Date” means, with respect to the initial Registration Statement required hereunder, the later of (i) November 1, 2006 or (ii) 30th calendar day following the date hereof and, with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the 30th day following the date on which the Company first knows, or reasonably should have known that such additional Registration Statement is required hereunder.

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“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Losses” shall have the meaning set forth in Section 5(a).

“Plan of Distribution” shall have the meaning set forth in Section 2(a).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means (i) all of the shares of Common Stock issuable upon conversion in full of the Debentures, (ii) all shares issuable as interest or principal on the Debentures assuming all permissible interest and principal payments are made in shares of Common Stock and the Debentures are held until maturity, (iii) all Warrant Shares, (iv) shares of Common Stock underlying warrants issuable pursuant to Section 6 of the Debentures, (v) any additional shares issuable in connection with any anti-dilution provisions in the Debentures or the Warrants (including warrants issuable pursuant to Section 6 of the Debentures) (in each case, without giving effect to any limitations on conversion set forth in the Debenture or limitations on exercise set forth in the Warrant) and (vi) any securities issued or issuable upon any stock split, stock dividend or other similar transaction contemplated by Rule 416 of the Securities Act; provided, however, that the shares of Common Stock underlying any warrants issuable pursuant to Section 6 of the Debentures shall only become Registrable Securities upon the issuance of such warrants.

“Registration Statement” means the registration statements required to be filed hereunder and any additional registration statements contemplated by Section 3(c), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

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“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Selling Shareholder Questionnaire” shall have the meaning set forth in Section 3(a).

2. Shelf Registration

(a) On or prior to each Filing Date, the Company shall prepare and file with the Commission a “Shelf” Registration Statement covering the resale of 110% of the Registrable Securities on such Filing Date for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith) and shall contain (unless otherwise directed by at least a 75% majority in interest of the Holders) substantially the “Plan of Distribution” attached hereto as Annex A; provided such Plan of Distribution section of the Registration Statement shall be amended to the extent required to respond to comments received by the Company from the Commission, provided further that any such amendments shall be reasonably acceptable to the Holders. Subject to the terms of this Agreement, the Company shall use its best efforts to cause a Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold, or may be sold without volume restrictions pursuant to Rule 144(k), as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”). The Company shall request effectiveness of a Registration Statement as of 5:00 p.m. New York City time on a Trading Day. The Company shall immediately notify the Holders via facsimile of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of a Registration Statement. The Company shall, by 9:30 a.m. New York City time on the Trading Day after the Effective Date (as defined in the Purchase Agreement), file a final Prospectus with the Commission as required by Rule 424. Failure to so notify the Holder within 1 Trading Day of such notification of effectiveness or failure to file a final Prospectus as foresaid shall be deemed an Event under Section 2(b).

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(b) If: (i) a Registration Statement is not filed on or prior to its Filing Date (if the Company files a Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 3(a) herein, the Company shall not be deemed to have satisfied this clause (i)), or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed,” or not subject to further review, unless the Company is required to include its next quarterly or annual financial statements prior to the expiration of such five Trading Days in which case such date (if later) shall be the earlier of the 10th day following the earlier of (y) the date such financial statements are filed and (z) the date the applicable quarterly or annual financial statements are required to be filed with the Commission (without regard to any extensions), or (iii) prior to its Effectiveness Date, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within 15 calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for a Registration Statement to be declared effective, or (iv) a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission by its Effectiveness Date, or (v) after the Effectiveness Date, a Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities for more than 15 consecutive calendar days or more than an aggregate of 30 calendar days during any 12-month period (which need not be consecutive calendar days) (any such failure or breach being referred to as an “Event”, and for purposes of clause (i) or (iv) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five Trading Day period is exceeded, or for purposes of clause (iii) the date which such 15 calendar day period is exceeded, or for purposes of clause (v) the date on which such 15 or 30 calendar day period, as applicable, is exceeded being referred to as “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.0% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities then held by such Holder. The parties agree that (1) the Company will not be liable for liquidated damages under this Agreement with respect to any Warrants or Warrant Shares, (2) in no event will the Company be liable for liquidated damages under this Agreement in excess of 2.0% of the aggregate Subscription Amount of the Holders in any 30-day period and (3) the maximum aggregate liquidated damages payable to a Holder under this Agreement shall be 24% of the aggregate Subscription Amount paid by such Holder pursuant to the Purchase Agreement (less any liquidated damages paid to such Holder by BVTI under that certain Registration Rights Agreement of even date herewith among the Purchasers and BVTI). If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such

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lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

3. Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than five Trading Days prior to the filing of each Registration Statement and not less than one Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that the Company is notified of such objection in writing no later than 3 Trading Days after the Holders have been so furnished copies of a Registration Statement or 1 Trading Day after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto. Each Holder agrees to furnish to the Company a completed Questionnaire in the form attached to this Agreement as Annex B (a “Selling Shareholder Questionnaire”) not less than three Trading Days prior to the Filing Date or by the end of the third Trading Day following the date on which such Holder receives draft materials in accordance with this Section.

(b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities as contemplated by Section 3(c) below; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that the Company may excise any information contained therein which would

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constitute material non-public information as to any Holder which has not executed a confidentiality agreement with the Company); and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act applicable to the Company with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c) If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 90% of the number of shares of Common Stock then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable, but in any case prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holders of not less than 110% of the number of such Registrable Securities.

(d) Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement; and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (vi) the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or

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Prospectus; provided that any and all of such information shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law; provided, further, notwithstanding each Holder’s agreement to keep such information confidential, the Holders make no acknowledgement that any such information is material, non-public information.

(e) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(f) Furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(g) Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d).

(h) If NASDR Rule 2710 requires any broker-dealer to make a filing prior to executing a sale by a Holder, the Company shall (i) make an Issuer Filing with the NASDR, Inc. Corporate Financing Department pursuant to proposed NASDR Rule 2710(b)(10)(A)(i), (ii) respond within five Trading Days to any comments received from NASDR in connection therewith, (iii) and pay the filing fee required in connection therewith.

(i) Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

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(j) If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(k) Upon the occurrence of any event contemplated by this Section 3, as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(k) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial liquidated damages pursuant to Section 2(b), for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12 month period.

(l) Comply with all applicable rules and regulations of the Commission.

(m) The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the Common Stock. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three Trading Days of the Company’s request or a completed Selling Shareholder Questionnaire as described in Section 3(a) above, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company, and the Company shall be permitted to exclude such Holder from the Registration Statement, provided that as soon as such information and/or questionnaire is furnished, the Company shall use its best efforts to include such Holder on the Registration Statement after filing.

4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not

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any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, (B) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities) and (C) if not previously paid by the Company in connection with an Issuer Filing, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with NASD Regulation, Inc. pursuant to the NASD Rule 2710, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

5. Indemnification

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, shareholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form

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of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus or (ii) to the extent that such information relates to such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

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(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is judicially determined to be not entitled to indemnification hereunder.

(d) Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or

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payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6. Miscellaneous

(a) Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b) No Piggyback on Registrations. Except as set forth on Schedule 6(b) attached hereto, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the initial Registration Statement other than the Registrable Securities. The Company shall not file any other

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registration statements until the initial Registration Statement required hereunder is declared effective by the Commission, provided that this Section 6(b) shall not prohibit the Company from filing amendments to registration statements filed prior to the date of this Agreement.

(c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

(d) Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as it practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(b).

(e) Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each Holder a written notice of such determination and, if within fifteen days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that, the Company shall not be required to register any Registrable Securities pursuant to this Section 6(e) that are eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act or that are the subject of a then effective Registration Statement.

(f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders 75% or more of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

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(g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Holders of the then-outstanding Registrable Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

(i) No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as set forth on Schedule 6(i), neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(j) Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(k) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(l) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(m) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

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(n) Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(o) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

********************

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

ACCENTIA BIOPHARMACEUTICALS, INC.
By:
Name:
Title:

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

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[SIGNATURE PAGE OF HOLDERS TO ABPI RRA]

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

[SIGNATURE PAGES CONTINUE]

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Annex A

Plan of Distribution

Each Selling Stockholder (the “Selling Stockholders”) of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the Nasdaq Global Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

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In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions that were entered into after the effective date of the registration statement of which this prospectus is a part, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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Annex B

ACCENTIA BIOPHARMACEUTICALS, INC.

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Common Stock”) of Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Company”), (the “Registrable Securities”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

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The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1. Name.

(a)	Full Legal Name of Selling Securityholder

________________________________________________________________________________________________________________

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

________________________________________________________________________________________________________________

(c)	Full Legal Name of Natural Control Person(s) (which means a natural person(s) who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

________________________________________________________________________________________________________________

2. Address for Notices to Selling Securityholder:

____________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________

Telephone:___________________________________________________________________________________________________________________

Fax:_________________________________________________________________________________________________________________________

Contact Person:________________________________________________________________________________________________________________

3. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes  ☐            No  ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company.

Yes  ☐             No  ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

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(c)	Are you an affiliate of a broker-dealer?

Yes  ☐            No  ☐

(d)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes  ☐            No  ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4. Beneficial Ownership of Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)	Type and Amount of other securities beneficially owned by the Selling Securityholder:

__________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________

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5. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

__________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated: __________________________________________	Beneficial Owner: _________________________________________

By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

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Schedule 6(b) to Registration Rights Agreement

None

Schedule 6(i) to Registration Rights Agreement

Accentia Biopharmaceuticals, Inc. (the “Company”) has granted the following registration rights:

Names of Investors and/or other security holders that have the right to cause the company to file a registration statement:

(a)	Laurus Master Fund, Ltd.

(b)	PIPE Investment dated May 15, 2006

(c)	Series E Investors

(d)	Series B Investors:

The Agreement that gives them those rights

(a)	February 13, 2006 Amended and Restated Registration Rights Agreement

(b)	May 15, 2006 Registration Rights Agreement

(c)	Investor Rights Agreement

(d)	Registration Rights Agreement

What securities are subject to those registration rights (including a description of the material terms of any derivative securities)?

Set forth below are summaries of the existing registration rights. These are only summaries of the rights and are qualified in all respects by the terms of the actual agreements granting such rights.

(a) The Company must register for public resale the shares of the Company’s common stock that may be issued to Laurus pursuant to the conversion of its second amended and restated secured convertible term note in the principal amount of $10.0 million, its second amended and restated secured convertible minimum borrowing note in the principal amount of up to $2.5 million, and its common stock purchase warrants. The Company filed Registration Statement No. 333-132237 on June 23, 2006

(b) The Company is required to file within 30 days following the closing of the private placement a resale registration statement for the shares issued in the private placement and the shares underlying all the warrants issued in the private placement to enable the resale of such shares by the selling stockholders on a delayed or continuous basis under Rule 415 of the Securities Act. We are then required to cause such registration statement to become effective within 90 days after the date of the closing of the private placement. The Company filed Registration Statement No. 333-135018 on June 22, 2006

(c) The former holders of our Series E preferred stock may demand that we register for public resale under the Securities Act all shares of common stock held by them as a result of conversion their Series E shares they request to be registered, provided that PPD International make the demand for registration with an aggregate offering price expected to exceed $2.0 million. A majority of the former Series E stockholders have waived their right to include their shares in the registration statement, except for PPD International, which has elected to include 1,423,441 of its shares in such registration statement. We filed Registration Statement No. 333-132237 on June 23, 2006 pursuant to PPD’s registration right. Once we are eligible to register shares on Form S-3, the aggregate offering price requirement for the former holders of our Series E Preferred Stock to demand registration decreases to $500,000.

(d) If the Company files a registration statement in connection with a public offering of our securities for cash, other than a registration statement for the resale of the Laurus shares or a registration statement pursuant to the above-described May 15, 2006 registration rights agreement, then the former Analytica stockholders may request that their shares be included in such registration statement, provided that in the case of an underwritten public offering, the underwriters in such offering may limit the number of such shares to be included in the registration statement if the underwriters determine that including such shares will jeopardize the offering.

Biovest International (“BVTI”) has granted the following registration rights:

Names of Investors and/or other security holders have the right to cause the company to file a registration statement

(a)	Pulaski Bank and Trust.

(b)	Laurus Master Fund, Ltd.

The Agreement that gives them those rights

(a)	September 5, 2006 Warrant

(b)	March 31, 2006 Registration Rights Agreement

What securities are subject to those registration rights (including a description of the material terms of any derivative securities)?

(a) If BVTI plans to file a registration statement with the U.S. Securities and Exchange Commission covering shares of common stock of BVTI (“Registration Statement”), BVTI shall provide written notice to Pulaski and Pulaski shall have 30 days to require in writing that all shares of common stock underlying the Warrant, to the extent vested, be covered in the Registration Statement. Notwithstanding the foregoing, BVTI shall have full discretion to determine not to include the shares underlying the warrant in any registration statement if BVTI reasonably determines that such registration may adversely effect the registration statement, the offering described in the registration statement or otherwise adversely effect BVTI.

(b) BVTI is to register for public resale the shares of their common stock that may be issued to Laurus pursuant to warrant purchase agreement. BVTI is obligated to file a registration statement covering the resale of all shares that may be acquired by Laurus pursuant to the above-described warrant.

EXHIBIT C

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

To Purchase                      Shares of Common Stock of

ACCENTIA BIOPHARMACEUTICALS, INC.

AND/OR

BIOVEST INTERNATIONAL, INC.

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received,                      (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the five year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Company”), (x) up to              shares (the “Warrant Shares”) of common stock, par value $.001 per share, of the Company (the “Common Stock”) or (y) up to              shares (the “BVTI Warrant Shares”) of common stock, par value $.01 per share, of Biovest International, Inc, or any combination thereof. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price and/or BVTI Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated September 29, 2006, among the Company and the purchasers signatory thereto.

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Section 2. Exercise.

a.

Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company), with a copy to the Agent (as defined in the Pledge Agreement) as to exercises of this Warrant for BVTI Warrant Shares; and, within 3 Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price and/or BVTI Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank; provided, however, this Warrant shall not be exercisable for BVTI Warrant Shares until the earlier of (x) the one year anniversary of the Initial Exercise Date or (y) the Trading Day immediately following such time that (i) the closing price of the BVTI Common Stock on the Trading Market exceeds $2.25 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the Initial Exercise Date) for each of 20 consecutive Trading Days following the date hereof (such 20 Trading Day Period, the “Trigger Period”) and (ii) the daily trading volume for such Trigger Period exceeds 50,000 shares of Common Stock per Trading Day (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the Initial Exercise Date). Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares and/or BVTI Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within 3 Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares and/or BVTI Warrants Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares and/or BVTI Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares and/or BVTI Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares and/or BVTI Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within 1 Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares and/or BVTI Warrant Shares hereunder, the number of Warrant Shares and/or BVTI Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. This Warrant is exercisable proportionately into Warrant Shares and/or BVTI Warrant Shares, but is not exercisable into the full number of both Warrant Shares and BVTI Warrant Shares. For every Warrant Share purchased, a proportionate number of BVTI Warrant Shares shall cease to be purchasable and vice versa. By way of example,

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if this Warrant were initially exercisable for up to 2,000 Warrant Shares and up to 1,000 BVTI Warrant Shares, and the Holder subsequently exercises this Warrant for 500 Warrant Shares, then, after such exercise, the maximum number of BVTI Warrant Shares for which this Warrant could be exercised would be 750 BVTI Warrant Shares. If this Warrant were first exercised to purchase 500 BVTI Warrant Shares, then, after such exercise, the maximum number of Warrant Shares for which this Warrant could be exercised would be 1,000.

b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $2.75, subject to adjustment hereunder (the “Exercise Price”) and the exercise price per share of the BVTI Common Stock under this Warrant shall be $1.10, subject to adjustment hereunder (the “BVTI Exercise Price”)

c) Cashless Exercise. If at any time after one year from the date of issuance of this Warrant there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares or BVTI Warrant Shares, as applicable, by the Holder, then this Warrant may also be exercised at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares and/or BVTI Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	= the VWAP or BVTI VWAP, as applicable, on the Trading Day immediately preceding the date of such election;

(B)	= the Exercise Price or BVTI Exercise Price, as applicable, of this Warrant, as adjusted; and

(X)	= the number of Warrant Shares and/or BVTI Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised for shares of Common Stock via cashless exercise pursuant to this Section 2(c).

d) Exercise Limitations.

i.

Holder’s Restrictions Applicable to the Common Stock. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2(c) or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, such Holder (together with such Holder’s Affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder’s Affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of

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shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by such Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Warrants or Debentures) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by a Holder that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder together with any Affiliates) and of which a portion of this Warrant is exercisable shall be in the sole discretion of a Holder, and the submission of a Notice of Exercise shall be deemed to be each Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding

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immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Beneficial Ownership Limitation provisions of this Section 2(d)(i) may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant, and the provisions of this Section 2(d) shall continue to apply. Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by such Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(d)(i) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

ii.

Issuance Restrictions. If the Company has not obtained Shareholder Approval, then the Company may not issue upon exercise of this Warrant a number of shares of Common Stock, which, when aggregated with any shares of Common Stock issued (A) upon conversion of or as payment of interest on the Debentures issued pursuant to the Purchase Agreement, (B) upon prior exercise of this or any other Warrant issued pursuant to the Purchase Agreement and (C) pursuant to any warrants issued to any registered broker-dealer as a fee in connection with the Securities pursuant to the Purchase Agreement, would exceed 6,340,084, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of the Purchase Agreement (such number of shares, the “Issuable Maximum”). The Holder and the holders of the other Warrants issued pursuant to the Purchase Agreement shall be entitled to a portion of the Issuable Maximum equal to the product of (I) and (II) where (I) is equal to the Issuable Maximum and (II) is the quotient obtained by dividing (x) such Holder’s original Subscription Amount by (y) the aggregate original Subscription Amount of all holders pursuant to the Purchase Agreement. In addition, the Holder may allocate its pro-rata portion of the Issuable Maximum among Debentures and Warrants held by it in its sole discretion. Such portion shall be adjusted upward ratably in the event a Purchaser no longer holds any Debentures or Warrants and the amount of shares issued to such Purchaser pursuant to its Debentures and Warrants was less than such Purchaser’s pro-rata share of the Issuable Maximum. For avoidance of doubt, unless and until any required Shareholder Approval is obtained and effective, warrants issued to any registered broker-dealer as a fee in connection with the Securities issued

5

pursuant to the Purchase Agreement as described in (C) above shall provide that such warrants shall not be allocated any portion of the Issuable Maximum and shall be unexercisable unless and until such Shareholder Approval is obtained and effective.

iii.

Holder’s Restrictions Applicable to BVTI Common Stock. The Company shall not effect any exercise of this Warrant into BVTI Common Stock, and a Holder shall not have the right to exercise any portion of this Warrant, to the extent that after giving effect to the conversion set forth on the applicable Notice of Exercise, such Holder (together with such Holder’s Affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own in excess of the BVTI Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of BVTI Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of BVTI Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of BVTI Common Stock which are issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of BVTI or the Company that are exercisable, convertible or exchangeable for BVTI Common Stock, subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Warrants or the Debentures) beneficially owned by such Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(d)(iii), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 2(d)(iii) applies, the determination of whether this Warrant is exercisable into BVTI Common Stock (in relation to other securities owned by such Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(d)(iii), in determining the number of outstanding shares of BVTI Common Stock, a Holder may rely on the number of outstanding shares of BVTI Common Stock as stated in the most recent of the following: (A) BVTI’s most recent Form 10-QSB or Form 10-KSB, as the case may be; (B) a more recent public announcement by BVTI; or (C) a more recent notice by BVTI or BVTI’s transfer agent setting forth the number of shares of BVTI Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall cause BVTI, within two Trading

6

Days confirm orally and in writing to such Holder the number of shares of BVTI Common Stock then outstanding. In any case, the number of outstanding shares of BVTI Common Stock shall be determined after giving effect to the conversion, exchange or exercise of securities of the Company or BVTI, including this Warrant, by such Holder or its Affiliates since the date as of which such number of outstanding shares of BVTI Common Stock was reported. The “BVTI Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the BVTI Common Stock outstanding immediately after giving effect to the issuance of shares of BVTI Common Stock issuable upon exercise of this Warrant held by the Holder. The BVTI Beneficial Ownership Limitation provisions of this Section 2(d)(iii) may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company and BVTI, to change the BVTI Beneficial Ownership Limitation to 9.99% of the number of shares of the BVTI Common Stock outstanding immediately after giving effect to the issuance of shares of BVTI Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(d)(iii) shall continue to apply. Upon such a change by a Holder of the BVTI Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the BVTI Beneficial Ownership Limitation may not be further waived by such Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(d)(iii) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended BVTI Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant. In addition, the maximum number of shares of BVTI Common Stock transferable upon (A) exchange of the Debentures, (B) exercise of this Warrant and the other Warrants issued pursuant to the Purchase Agreement, (C) the exercise of rights under the Pledge Agreement and (D) payments of Monthly Redemption Amounts under the Debentures shall not exceed in the aggregate 18,000,000 shares of BVTI Common Stock (subject to adjustment for forward and reverse stock splits, stock dividends, recapitalizations and the like) such shares, the “BVTI Issuable Maximum”). The Holder and other holders of Warrants shall be allocated a pro-rata portion of the BVTI Issuable Maximum (as determined by such Holder’s initial purchases of Debentures pursuant to the Purchase Agreement relative to all Debentures issued). Other than in connection with clause (D) above, each holder of Warrants shall be entitled to allocate its portion of the BVTI Issuable Maximum among Debentures and Warrants held by it in its sole discretion.

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e) Mechanics of Exercise.

i. Authorization of Warrant Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company hereby represents that it is the owner of all of the BVTI Warrant Shares, free and clear of any Liens, and upon exercise in accordance with this Warrant, the Company will transfer to the Holder good and marketable title to such BVTI Warrant Shares, free from all taxes, liens and charges created by the Company or BVTI in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

ii. Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company and/or BVTI, as applicable, is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within 3 Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price or BVTI Exercise Price, as applicable, as set forth above (“Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the date the Exercise Price and/or BVTI Exercise Price is received by the Company. The Warrant Shares and/or BVTI Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and/or BVTI Exercise Price, as applicable, (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(e)(vii) prior to the issuance of such shares, have been paid.

iii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares or BVTI Warrant Shares, as applicable, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares and/or BVTI Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

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iv. Rescission Rights. If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares and/or BVTI Warrant Shares pursuant to this Section 2(e)(iv) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

v. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares (or if the Company fails to cause BVTI or BVTI’s transfer agent to transmit to the Holder a certificate or certificates representing the BVTI Warrant Shares) pursuant to an exercise on or before the on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock or BVTI Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares or BVTI Warrant Shares, as applicable which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares or BVTI Warrant Shares, as applicable, that the Company was required to deliver (or cause to be delivered) to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares or BVTI Warrant Shares, as applicable, for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock or BVTI Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver (or cause BVTI to timely deliver) certificates representing shares of Common Stock (or BVTI Common Stock, as applicable) upon exercise of the Warrant as required pursuant to the terms hereof.

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vi. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price and/or BVTI Exercise Price or round up to the next whole share.

vii. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares and BVTI Warrant Shares, as applicable, shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares or BVTI Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

viii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3. Certain Adjustments.

a. Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. In addition, if any of the foregoing events shall occur with respect to BVTI Common Stock, the BVTI Exercise Price and the number of shares of BVTI Common Stock issuable hereunder shall be adjusted in the same manner as set forth above.

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b) Subsequent Equity Sales.

i. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase or sell or grant any right to reprice its securities, or otherwise dispose of or issue any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Exercise Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then the Exercise Price shall be reduced and only reduced to equal the Base Share Price and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this section, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b)(i), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise.

ii. If BVTI or any subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase or sell or grant any right to reprice its securities, or otherwise dispose of or issue any BVTI Common Stock or securities of BVTI or its subsidiaries which would entitle the holder thereof to acquire at any time BVTI Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, BVTI Common Stock (such securities, “BVTI Common Stock Equivalents”) entitling any Person to acquire shares of BVTI Common Stock, at an effective price per share less than the then BVTI Exercise Price (such lower price, the “BVTI Base Share Price” and such issuances collectively, a “BVTI Dilutive Issuance”) (if the holder of the BVTI Common Stock or BVTI Common Stock Equivalents so

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issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of BVTI Common Stock at an effective price per share which is less than the BVTI Exercise Price, such issuance shall be deemed to have occurred for less than the BVTI Exercise Price on such date of the BVTI Dilutive Issuance), then the BVTI Exercise Price shall be reduced and only reduced to equal the BVTI Base Share Price. Such adjustment shall be made whenever such BVTI Common Stock or BVTI Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b)(ii) in respect of a BVTI Exempt Issuance. The Company shall cause BVTI to notify the Holder in writing, no later than the Trading Day following the issuance of any BVTI Common Stock or BVTI Common Stock Equivalents subject to this section, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice the “BVTI Dilutive Issuance Notice”). For purposes of clarification, whether or not BVTI provides a BVTI Dilutive Issuance Notice pursuant to this Section 3(b)(ii), upon the occurrence of any BVTI Dilutive Issuance, after the date of such BVTI Dilutive Issuance the Holder is entitled to receive a number of BVTI Warrant Shares based upon the BVTI Base Share Price regardless of whether the Holder accurately refers to the BVTI Base Share Price in the Notice of Exercise.

c) Subsequent Rights Offerings.

i. If the Company, at any time while the Warrant is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the VWAP at the record date mentioned below, then the Exercise Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

ii. If BVTI, at any time while the Warrant is outstanding, shall issue rights, options or warrants to all holders of BVTI Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of BVTI Common Stock at a price per share less than the BVTI VWAP at the record date mentioned below, then the BVTI Exercise Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the BVTI Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of BVTI Common Stock

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offered for subscription or purchase, and of which the numerator shall be the number of shares of the BVTI Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by BVTI in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such BVTI VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

d) Pro Rata Distributions.

i. If the Company, at any time prior to the Termination Date, shall distribute to all holders of Common Stock (and not to Holders of the Warrants) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 3(b)), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors of the Company in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

ii. If BVTI, at any time prior to the Termination Date, shall distribute to all holders of BVTI Common Stock (and not to Holders of the Warrants) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the BVTI Common Stock (which shall be subject to Section 3(b)(ii)), then in each such case the BVTI Exercise Price shall be adjusted by multiplying the BVTI Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the BVTI VWAP determined as of the record date mentioned above, and of which the numerator shall be such BVTI VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the BVTI Common Stock as determined by the Board of Directors of BVTI in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of BVTI Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

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e) Fundamental Transaction.

i. If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, (a) upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event or (b) if the Company is acquired in an all cash transaction, cash equal to the value of this Warrant as determined in accordance with the Black-Scholes option pricing formula. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(e) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

ii. In addition, if, at any time while this Warrant is outstanding, (A) BVTI effects any merger or consolidation of BVTI with or into another Person, (B) the BVTI effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by BVTI or another Person) is completed pursuant to which holders of BVTI Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) BVTI

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effects any reclassification of the BVTI Common Stock or any compulsory share exchange pursuant to which the BVTI Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “BVTI Fundamental Transaction”), then upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, subject to this Section, for each BVTI Warrant Share that would have been issuable upon such exercise absent such BVTI Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such BVTI Fundamental Transaction if it had been, immediately prior to such BVTI Fundamental Transaction, the holder of one share of BVTI Common Stock (the “BVTI Alternate Consideration”). The Company shall provide the Holder with written notice of a BVTI Fundamental Transaction (and BVTI Alternate Consideration in connection therewith) (a “BVTI Fundamental Transaction Notice”) within one Trading Day that it is notified by BVTI of such transaction. A Holder that wishes to receive the BVTI Alternate Consideration upon a subsequent exercise of this Warrant must notify the Company within 10 Trading Days of its receipt of the BVTI Fundamental Transaction Notice. If a Holder does not notify the Company within 10 Trading Days of its receipt of a BVTI Fundamental Transaction Notice that it wishes to receive the BVTI Alternate Consideration in connection with such transaction upon a subsequent exercise of this Warrant, such Holder shall not be entitled to receive such BVTI Alternate Consideration upon such subsequent exercise. For purposes of any such conversion or exchange, the determination of the Exercise Price shall be appropriately adjusted to apply to such BVTI Alternate Consideration based on the amount of BVTI Alternate Consideration issuable in respect of one share of BVTI Common Stock in such BVTI Fundamental Transaction, and the Company shall apportion the Exercise Price among the BVTI Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the BVTI Alternate Consideration. If holders of BVTI Common Stock are given any choice as to the securities, cash or property to be received in a BVTI Fundamental Transaction, then the Holder shall be given the same choice as to the BVTI Alternate Consideration it receives upon any exercise of this Warrant following such BVTI Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to BVTI, the Company or surviving entity in such BVTI Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into BVTI Alternate Consideration. The terms of any agreement pursuant to which a BVTI Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(e) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a BVTI Fundamental Transaction.

f) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

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g) Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

h) Notice to Holders.

i. Adjustment to Exercise Price. Whenever the Exercise Price or BVTI Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to each Holder a notice setting forth the Exercise Price or BVTI Exercise Price, as applicable, after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Company issues a variable rate security, despite the prohibition thereon in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised in the case of a Variable Rate Transaction (as defined in the Purchase Agreement).

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the

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validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Warrant during the 20-day period commencing on the date of such notice to the effective date of the event triggering such notice. In addition, if any of the foregoing events shall occur with respect to BVTI, the Company shall cause BVTI to provide the Holder with written notice in the same manner as described above.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares and/or BVTI Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the

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Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

Section 5. Miscellaneous.

a) No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(e)(ii).

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares and/or BVTI Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other

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voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f) Restrictions. The Holder acknowledges that the Warrant Shares and/or BVTI Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares and/or BVTI Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

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j) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares and/or BVTI Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

20

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: September     , 2006

ACCENTIA BIOPHARMACEUTICALS, INC.

By:
Name:
Title:

21

NOTICE OF EXERCISE

TO:	ACCENTIA BIOPHARMACEUTICALS, INC.

(1) The undersigned hereby elects to purchase                  Warrant Shares of the Company and/or                  BVTI Warrant Shares pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐  in lawful money of the United States; or

☐  [if permitted] the cancellation of such number of Warrant Shares and/or BVTI Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue a certificate or certificates representing said Warrant Shares and/or BVTI Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares and/or BVTI Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

CC: (AS TO BVTI WARRANT SHARES ONLY) AMERICAN STOCK TRANSFER & TRUST COMPANY, FACSIMILE NUMBER: Fax: 718-331-1852, Attn: Herb Lemmer, Esq.

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [            ] all of or [            ] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

                                                                                                                                                                            .

Dated:                     ,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit D

September 29, 2006	ATTORNEYS AT LAW 100 NORTH TAMPA STREET, SUITE 2700 TAMPA, FL 33602-5810 P.O. BOX 3391 TAMPA, FL 33601-3391 813.229.2300 TEL 813.221.4210 FAX www.foley.com CLIENT/MATTER NUMBER 037203-0104

To the Addressees Set Forth on

Attached Schedule A

Re:	Accentia Biopharmaceuticals, Inc.

Ladies and Gentlemen:

We have acted as counsel to Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Company”), in connection with the transactions contemplated by the Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), among the Company and the persons and entities set forth in Schedule A hereto (the “Purchasers”). This letter is being delivered to you pursuant to Section 2.2(a)(ii) of the Purchase Agreement. Capitalized terms not otherwise defined in this letter shall have the respective meanings ascribed to them in the Purchase Agreement.

In rendering this opinion, we have examined (i) the Purchase Agreement, the Debentures, the Warrants, the Pledge Agreement, the Registration Rights Agreement, and the BVTI Registration Rights Agreement (collectively, the “Transaction Documents”), (ii) a copy of the Amended and Restated Articles of Incorporation, as amended, of the Company certified by the Secretary of the State of Florida on September 22, 2006 (the “Articles”), (iii) a certificate of active status with respect to the Company issued by the Florida Secretary of State dated September 25, 2006, (iv) a copy of the Bylaws of the Company certified by the Secretary of the Company on or about the date of this letter, (v) a copy of the resolutions of the Board of Directors of the Company adopted on September 25, 2006, as certified by the Secretary of the Company on the date of this letter, and (vi) selected minutes of meetings, written actions in lieu thereof, and affidavits regarding actions taken at meetings of the Company’s shareholders and directors provided to us by the Company (collectively, the “Reviewed Documents”). We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions set forth below. We also have relied upon the factual representations made by the Company in the Transaction Documents. We have made no attempt to independently verify the factual statements and representations contained in certificates or in the Transaction Documents.

As to the incorporation and active status of the Company under the laws of the State of Florida, we have relied solely on a certificate from the Florida Secretary of State dated September 25, 2006, which we assume remains accurate as of the date of this letter. As to the organization and active status of the Subsidiaries (as defined below) that are organized under the laws of the State

BOSTON BRUSSELS CHICAGO DETROIT JACKSONVILLE	LOS ANGELES MADISON MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

September 29, 2006

of Florida, we have relied solely on certificates from the Florida Secretary of State dated September 25, 2006, each of which we assume remains accurate as of the date of this letter. As to the organization and good standing of the Subsidiaries that are organized under the laws of the State of Delaware, we have relied solely on certificates from the Delaware Secretary of State dated September 22, 2006, each of which we assume remains accurate as of the date of this letter.

Our opinion in paragraph 4 concerning the validity, binding effect, and enforceability of the Transaction Documents means that (i) the Transaction Documents constitute effective contracts under applicable law, and (ii) subject to the remainder of this paragraph, a remedy will be available to the applicable party if the Company is in material default under the Transaction Documents to obtain the practical realization of benefits contemplated by the Purchase Agreement. This opinion does not mean that (a) any particular remedy is available upon a material default, or (b) every provision of the Transaction Documents will be upheld or enforced in any or each circumstance by a court. Furthermore, the validity, binding effect and enforceability of the Transaction Documents may be limited or otherwise affected by (y) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforcement of creditors’ rights and remedies generally and (z) the unavailability of, or limitation on the availability of, specific performance or injunctive relief or a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability, or good faith. In addition, we express no opinion with respect to the governing law, indemnification, or contribution provisions of the Transaction Documents or the provisions of the Transaction Documents purporting to waive the right to a jury trial.

The opinions set forth in this letter are limited solely to the laws of the State of Florida and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction. We note that the Transaction Documents provide that they are governed by the laws of the State of New York. We have assumed, with your permission, that the result that would obtain if a Florida court were applying the internal law of the State of New York with respect to the Transaction Documents is the same as if a Florida court were applying the internal law of the State of Florida with respect to the Transaction Documents. In addition, we express no opinion relating to usury laws, Federal Reserve Board margin regulations, and local laws (including statutes, administrative decisions, and rules and regulations of county, municipal and political subdivisions).

In rendering the opinions set forth below, we have made the following assumptions, in addition to the other assumptions set forth in this letter: (i) the genuineness of all signatures other than those on behalf of the Company; (ii) the authenticity and completeness of all documents submitted to us as originals; (iii) the conformity to originals of all documents and instruments submitted to us as photostatic copies, and the authenticity and completeness of the originals of such latter documents; (iv) the legal capacity of each natural person; (v) the legal existence of all parties to the Transaction Documents other than the Company; (vi) the power and authority of each person other than the Company to execute, deliver and perform each document executed and delivered and to do each other act done or to be done by such person; (vii) the authorization, execution, and

September 29, 2006

delivery by each person other than the Company of each document executed and delivered or to be executed and delivered by such person; (viii) the legality, validity, binding effect, and enforceability as to each person other than the Company of each document executed and delivered or to be executed and delivered and of each other act done or to be done by such person; (ix) the payment of all required documentary stamps, taxes and fees imposed upon the execution, filing or recording of documents; (x) that there have been no undisclosed modifications of any documents reviewed by us in connection with the rendering of the opinion and no undisclosed prior waiver of any right or remedy contained in any of the documents; (xi) the truthfulness of each statement as to all factual matters contained in any document reviewed by us in connection with this opinion; (xii) the accuracy on the date of the opinion as well as on the date stated in all governmental certifications of each statement as to each factual matter contained in such governmental certifications; (xiii) that the Purchasers have acted in good faith, without notice of adverse claims, and have complied with all laws applicable to them that affect the transaction; (xiv) that the transaction complies with all tests of good faith, fairness, and conscionability required by law or equity; (xv) that with respect to the Transaction Documents, there has been no mutual mistake of fact and there exists no fraud or duress; and (xvi) the constitutionality and validity of all relevant laws, regulations and agency actions.

For purposes of this opinion, “to our knowledge” or “known to us” means the actual current recollection of those attorneys in our firm who have given substantive attention to the transactions contemplated by the Transaction Documents, without independent investigation to determine the existence or absence of any facts or circumstances.

Based on the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

1.	The Company is a corporation incorporated and having an active status under the laws of the State of Florida. The Company has all requisite corporate power and authority required to own and operate its properties and assets and to carry on its business as now conducted (as described in the Company’s SEC Reports filed in the past 12 months).

2.	Each of the following subsidiaries of the Company (the “Subsidiaries”) is a corporation incorporated (or, in the case of Biolender, LLC, a limited liability company organized) and in good standing (or with respect to Subsidiaries incorporated under Florida law, with an active status) under its respective jurisdiction indicated below:

Accent RX, Inc., a Florida corporation

Biovest International, Inc., a Delaware corporation

TEAMM Pharmaceuticals, Inc., a Florida corporation

Analytica International, Inc., a Florida corporation

Biolender, LLC, a Delaware limited liability company

Biovax, Inc., a Florida corporation

3.	The Company has all requisite corporate power and authority to execute, deliver and perform the Transaction Documents, to issue, sell and deliver the Debentures, the

September 29, 2006

Warrants and the Underlying Shares pursuant to the Transaction Documents and to carry out and perform its obligations under, and to consummate the transactions contemplated by, the Transaction Documents.

4.	All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution and delivery by the Company of the Transaction Documents, the authorization, issuance, sale and delivery of the Debentures and the Warrants pursuant to the Purchase Agreement, the issuance and delivery the Underlying Shares and the consummation by the Company of the transactions contemplated by the Transaction Documents has been duly taken. The Transaction Documents have been duly and validly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except (a) that such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) that the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses.

5.	After giving effect to the transactions contemplated by the Agreement, and immediately after the Closing, the authorized capital stock of the Company will consist of: an aggregate of 300,000,000 shares of Common Stock and 150,000,000 shares of preferred stock, par value $1.00 per share. To our knowledge based on records provided to us by the Company, after giving effect to the transactions contemplated by the Agreement, 31,716,276 shares of Common Stock will be issued and outstanding. All presently issued and outstanding shares of Common Stock identified in the preceding sentence have been duly authorized and validly issued and are fully paid and nonassessable and free of any statutory preemptive rights. An aggregate of 12,000,000 Underlying Shares have been duly and validly authorized and reserved for issuance, and when issued in accordance with the conversion of the Debentures or the exercise of the Warrants in accordance with their respective terms, will be validly issued, fully paid and nonassessable and free of any statutory preemptive rights. To our knowledge, except for rights described in Schedule 3.1(q) of the Agreement and except for the rights granted pursuant to the Transaction Documents, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire from the Company any capital stock or other securities of the Company, or any agreements to issue any such securities or rights.

6.	To our knowledge, the Company has filed all reports (the “SEC Reports”) required to be filed by it under Sections 13(a) and 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), since November 1, 2005.

7.	Based upon, and assuming the truthfulness of, the representations and warranties of the Purchasers contained in the Purchase Agreement and the representation and warranty of the Company in Section 3.1(cc) of the Purchase Agreement, the Debentures, the Warrants and the Underlying Shares may be issued to the Purchasers without registration under the Securities Act of 1933, as amended.

September 29, 2006

8.	The execution, delivery and performance by the Company of, and the compliance by the Company with the terms of, the Transaction Documents and the issuance, sale and delivery of the Debentures, the Warrants and the Underlying Shares pursuant to the Agreement do not (a) conflict with or result in a violation of any provision of the articles of incorporation or bylaws of the Company or the Subsidiaries, (b) conflict with or result in a violation of any provision of law, rule, or regulation known to us to be applicable to the Company or any Subsidiary, (c) to our knowledge, conflict with, result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in or permit the termination or modification of, any agreement, instrument, order, writ, judgment or decree known to us to which the Company or any Subsidiary is a party or is subject or (c) to our knowledge, result in the creation or imposition of any lien, claim or encumbrance on any of the Company’s or its Subsidiaries’ assets or properties.

9.	To our knowledge and except as set forth in the Disclosure Schedules, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry, pending or threatened, before any court or governmental or administrative body or agency, or any private arbitration tribunal, against the Company or its Subsidiaries, or any of its officers, directors or employees (in connection with the discharge of their duties as officers, directors and employees), or affecting any of its properties or assets.

10.	To our knowledge, no consent, license, permit, waiver, approval or authorization of, or designation, declaration, registration or filing with, any court, governmental or regulatory authority, or self-regulatory organization, is required in connection with the valid execution, delivery and performance by the Company of the Transaction Documents, or the offer, sale, issuance or delivery of the Debentures, the Warrants and the Underlying Shares or the consummation of the transactions contemplated thereby.

11.	The Company is not an Investment Company within the meaning of the Investment Company Act of 1940, as amended.

This opinion letter is provided to you for your exclusive use solely in connection with the Transaction Documents and the transactions contemplated thereby and may not be relied upon by any other person for any other purpose without our prior written consent. This opinion letter may not be used, quoted, referred to, copied, published, relied upon or furnished to any other person without our prior written consent. This opinion letter speaks only as of the date hereof and to its addressee and we have no responsibility or obligation to update this opinion, to consider its applicability or correctness to other than its addressees, or to take into account changes in law, facts or any other developments of which we may later become aware.

Very truly yours,

Foley & Lardner LLP

SCHEDULE A

Midsummer Investment Limited

295 Madison Ave., 38th Floor

near E. 41st St.

New York, NY 10017

Whitebox Convertible Arbitrage Partners, L.P. Banc of America Securities

100 West 33rd Street

Retail Cashiering - 3rd Floor

New York, NY 10001

A/C #

A/C name: Whitebox Convertible Arbitrage Partners, L.P.

Whitebox Hedged High Yield Partners, LP

Banc of America Securities

100 West 33rd Street

Retail Cashiering - 3rd Floor

New York, NY 10001

A/C #

A/C Name: Whitebox Hedged High Yield Partners, LP

Guggenheim Portfolio Company XXXI, LLC

Banc of America Securities

100 West 33rd Street

Retail cashiering - 3rd Floor

New York, NY 10001

A/C #

A/C Name: Guggenheim Portfolio Company XXXI, LLC

GPC LIX, LLC

Banc of America Securities

100 West 33rd Street

Retail Cashiering - 3rd Floor

New York, NY 10001

A/C #

A/C name: GPC LIX, LLC

Pandora Select Partners, LP

Deutsche Bank Securities

60 Wall Street, 14th Floor

Attn: Angela Lescailli (212) 250-1079

A/C Pandora Select Partners, L.P.

6

Whitebox Intermarket Partners, LP

Banc of America Securities

100 West 33rd Street

Retail cashiering - 3rd Floor

New York, NY 10001

A/C #

A/C name: Whitebox Intermarket Partners, L.P.

Laurus Master Fund, Ltd.

825 Third Ave., 14th Floor

New York, NY 10022

Wolverine Convertible Arbitrage Fund Trading Limited

Alicia Alvez

c/o Wolverine Asset Management

901 S. Bond Street, 6th Floor

Baltimore, MD 21231

Delivery should be made to Acct:

Rockmore Investment Master Fund, Limited

650 Fifth Ave., 24th Floor

New York, NY 10019

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EXHIBIT E

PLEDGE AGREEMENT

PLEDGE AGREEMENT (this “Agreement”), dated as of September 29, 2006, made by Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Pledgor”), in favor of the holders (the “Holders” or the “Pledgees”) of the Pledgor’s 8% Secured Convertible Debentures due September     , 2010 issued by Pledgor (the “Debentures”).

WHEREAS:

A. The Holders of the Debentures have agreed to loan Pledgor the amount of $[28,000,000] pursuant to that certain Securities Purchase Agreement and related Transaction Documents of even date herewith to be delivered upon execution hereof; and

B. It is a condition precedent to the loan that Pledgor shall have executed and delivered to Pledgees a pledge agreement providing for the pledge to the Pledgees of, and the grant to the Pledgees of a security interest in, 18,000,000 shares of common stock of BioVest International, Inc., a Delaware corporation (“BVI”) owned by Pledgor, represented by the various certificates set forth on Schedule A annexed hereto (the “Pledged Shares”).

NOW, THEREFORE, in consideration of the premises and the agreements herein contained and in order to induce the Pledgees to make the loan described above, the Pledgor hereby agrees with the Pledgee as follows:

SECTION 1. Definitions. All terms used in this Agreement which are defined in the Debentures, Article 8 or Article 9 of the Uniform Commercial Code (the “UCC”) currently in effect in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided, that terms used herein which are defined in the UCC as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute.

SECTION 2. Pledge and Grant of Security Interest. As collateral security for all of the Obligations (as defined in Section 4 hereof), the Pledgor hereby pledges and assigns to Pledgees, and grants to Pledgees a continuing security interest in, the Pledgor’s right, title and interest in and to the Pledged Shares, the certificates representing such Pledged Shares, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property (including but not limited to, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares (collectively, the “Pledged Collateral”).

SECTION 3. The Pledged Collateral and the Agent.

(a) Delivery of Pledged Collateral. Concurrently herewith, all certificates representing or evidencing the Pledged Shares, in suitable form for transfer by delivery, or accompanied by instruments of transfer or assignment duly executed in blank, are being deposited with and delivered to American Stock Transfer & Trust Company, Inc. (the “Agent”), as collateral agent for the Pledgees. Such appointment shall continue until revoked in writing by the Holders in interest of at least 75% or more of the Pledged Shares then held by the Agent (assuming for such purpose all Pledged Shares that have not been transferred to a Holder set forth on Schedule A hereto have been transferred to the applicable Holder), at which time a the Holders in interest of at least 75% or more of the Pledged Shares then held by the Agent (assuming for such purpose all Pledged Shares that have not been transferred to a Holder set forth on Schedule A hereto have been transferred to the applicable Holder) shall appoint a new Agent. The Agent shall have the right at any time after the occurrence of the matters described in Section 3(b) below, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

(b) Release of Pledge Collateral

(i) Release Upon Voluntary Exchange of Debentures. Upon receipt of a Notice of Exchange of the exchange by a Holder of all or part of the Debenture(s) held by such Holder pursuant to Section 4(e) of the Debentures, the Agent shall release out of the Pledged Collateral to such Holder, such number of Pledged Shares as is set forth in the Notice of Exchange.

(ii) Release Upon Voluntary Exercise of Warrants. Upon receipt of a Notice of Exercise of the exercise by a Holder of all or part of the Warrant(s) held by such Holder pursuant to Section 2(a) of the Warrants, the Agent shall release out of the Pledged Collateral to such Holder, such number of Pledged Shares as is set forth in the Notice of Exercise.

(iii) Release Upon Monthly Redemption. Upon receipt of a Monthly Redemption Notice from the Pledgor to pay all or a portion of a Monthly Redemption Amount with BVTI shares pursuant to Section 6(b) of the Debentures, the Agent shall release out of the Pledged Collateral to each Holder subject to such Monthly Redemption Notice, such number of Pledged Shares as is set forth in the Monthly Redemption Notice.

(iv) Release Upon an Event of Default. At any time after a Holder delivers the Agent a written notice that an Event of Default has occurred, any Holder may, at its option, deliver written instructions to the Agent (a “Default Notice”) to release to such Holder such Holder’s pro rata portion of the Pledged Shares (as determined by Section 3(vi) below).

(v) Procedure for Delivery of Pledged Shares hereunder. Upon the receipt of a Notice of Exchange, Notice of Exercise, Monthly Redemption Notice or Default Notice, the Agent shall use its commercially reasonable best efforts to deliver to the applicable Holder the Pledged Shares subject to such notice within three Business Days following receipt of the applicable notice pursuant to the delivery instructions set forth in such notice. Following the BVTI Effective Date, certificates evidencing the Pledged Shares delivered to the Holders hereunder shall be free and clear of all legends and shall be transmitted by the Agent to the

2

applicable Holder by crediting the account such Holder’s prime broker with the Depository Trust Company’s DWAC System. For clarity, in addition to providing the Agent with a Notice of Exchange and/or Notice of Exercise as contemplated by this Section 3(b) upon an exchange of the Debentures or exercise of Warrants, as applicable, the applicable Holder shall also deliver the Pledgor such Notice of Exchange and/or Notice of Exercise, as applicable, pursuant to the requirements of the Debentures and Warrants. Unless the Agent shall have received an opinion of counsel to the Pledgor or BVI stating that the Pledged Shares may be delivered to the applicable Holder without a restrictive legend, the Pledged Shares so released shall bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(vi) Maximum Number of Pledged Shares Transferable to a Holder. The maximum number of Pledged Shares transferable to a Holder upon (A) exchange of its Debenture, (B) exercise of its Warrants, (C) an Event of Default and (D) payments of Monthly Redemption Amounts under the Debentures shall be as set forth opposite such Holder’s name on Schedule A hereto (such amounts shall be subject to adjustment for forward and reverse stock splits, stock dividends, recapitalizations and the like). Such number shall be reduced on a share for share basis following the delivery to a Holder of Pledged Shares upon any of the matters described in (A), (B), (C) or (D) of the preceding sentence. Other than as contemplated by clause (D), each Holder shall be entitled to allocate its portion of the Pledged Shares among the events described in (A), (B) or (C) in any manner it chooses.

(c) The Agent’s Duties. The duties and rights of the Agent are as set forth on Annex A attached hereto and incorporated herein by reference. Any fees of the Agent for its services hereunder shall be paid by the Pledgor. A schedule of annual and other fees payable to the Agent hereunder shall be as set forth on Annex A attached hereto. The powers conferred on the Agent hereunder are solely to protect the interests of the Pledgees in the Pledged Collateral. The Agent and each Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which such party accords its own property.

SECTION 4. Security for Obligations. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the following obligations,

3

whether now existing or hereafter incurred (the “Obligations”): (i) the prompt payment to Holders, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of interest, principal and other charges of the Debentures (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to bankruptcy, insolvency or reorganization of the Pledgor whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such case, proceeding or other action), all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due to Holders under the Debentures and (ii) the delivery to each Pledgee of its Pledged Shares upon exchange of such Pledgee’s Debenture or upon exercise of such Pledgee’s Warrants.

SECTION 5. Delivery of the Pledged Collateral.

(a) The Agent shall hold the Pledged Shares for the benefit of the Pledgees, together with undated stock powers executed in blank, signature guaranteed suitable for transfer, and Pledgor further agrees to execute such other documents and to take such other actions as the Agent or any Pledgee deems reasonably necessary or desirable to create and perfect the security interests intended to be created hereunder, to effect the foregoing and to permit the Agent and/or any Pledgee to exercise any of their rights and remedies hereunder.

(b) If Pledgor shall receive, by virtue of its being or having been an owner of any Pledged Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise, (iii) dividends or interest payable in cash or in securities or other property, (iv) dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral, (v) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, or (vi) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, such stock certificate, promissory note, instrument, option, right, property, payment or distribution constituting Pledged Collateral shall be, and shall forthwith be delivered to the Agent for the benefit of the Pledgees to hold as, Pledged Collateral and shall be received in trust for the benefit of the Pledgees, shall be segregated from Pledgor’s other property and shall be delivered forthwith to Agent in the exact form received, with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Agent for the benefit of the Pledgees as Pledged Collateral and as further collateral security for the Obligations.

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SECTION 6. Representations and Warranties. The Pledgor represents and warrants as follows:

(a) The execution, delivery and performance by the Pledgor of this Agreement and the exercise by Pledgees of any of their rights and remedies in accordance with the terms of this Agreement and applicable securities law will not contravene any law or any contractual restriction binding on or affecting the Pledgor or any of its properties and do not and will not result in or require the creation of any lien upon or with respect to any of its properties other than pursuant to this Agreement.

(b) The Pledgor is and will be at all times the beneficial owner of the Pledged Collateral free and clear of any lien or option except for the security interest created by this Agreement.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body other than the filing of a Form 4 and an amendment to Pledgor’s Schedule 13D with the Commission, is required for the grant by the Pledgor, or the perfection, of the security interest purported to be created hereby in the Pledged Collateral or the exercise by the Agent or any Pledgee of any of their rights and remedies hereunder, except as may be required in connection with any sale of any Pledged Collateral by laws affecting the offering and sale of securities generally, including the foreclosure procedures sanctioned under the interpretations of the securities laws.

(d) This Agreement creates a valid security interest in favor of the Pledgees in the Pledged Collateral, as security for the Obligations. Such security interest is, or in the case of Pledged Collateral in which the Pledgor obtains rights after the date hereof, will be, a perfected, first priority security interest. All action necessary to perfect and protect such security interest has been duly taken, except for Agent’s having possession of security certificates constituting Pledged Collateral after the date hereof and obtaining control of uncertificated securities and security entitlements constituting Pledged Collateral after the date hereof.

SECTION 7. Covenants as to the Pledged Collateral. So long as any of the Obligations shall remain outstanding, the Pledgor will, unless the Pledgees shall otherwise consent in writing:

(a) keep adequate records concerning the Pledged Collateral and permit the Agent, any Pledgee or any agents or representatives of the Agent or any Pledgee at any reasonable time and from time to time to examine and make copies of and abstracts from such records;

(b) at its expense, promptly deliver to the Agent and each Pledgee a copy of each notice or other communication received by it in respect of the Pledged Collateral;

(c) at its expense, defend Pledgees’ right, title and security interest in and to the Pledged Collateral against the claims of any person or entity;

(d) at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that Agent or any Pledgee may reasonably request in order to (i)

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perfect and protect the security interest purported to be created hereby, or (ii) enable Agent and each Pledgee to exercise and enforce their rights and remedies hereunder in respect of the Pledged Collateral;

(e) not sell, assign (by operation of law or otherwise), transfer, exchange or otherwise dispose of any Pledged Collateral or any interest therein;

(f) not create or suffer to exist any lien upon or with respect to any Pledged Collateral except for the security interest created hereby;

(g) not make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral or enter into any agreement or permit to exist any restriction with respect to any Pledged Collateral other than pursuant hereto; and

(h) not take or fail to take any action which would in any manner impair the value or enforceability of Pledgee’s security interest in any Pledged Collateral.

SECTION 8. Voting Rights, Etc. in Respect of the Pledged Collateral.

(a) So long as no Event of Default or event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing:

(i) the Pledgor may exercise any and all voting and other consensual rights pertaining to any Pledged Collateral for any purpose not inconsistent with the terms of the Debentures; and

(ii) the Agent on behalf of the Pledgees will execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph Section 8(a)(i) hereof.

(b) Upon the occurrence and during the continuance of an Event of Default or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default:

(i) all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 8(a)(i) hereof shall cease, and all such rights shall thereupon become vested in the Agent on behalf of the Pledgees which shall thereupon have the sole right to exercise such voting and other consensual rights; and

(ii) without limiting the generality of the foregoing, the Agent, on behalf of the Pledgees, may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of such Pledged

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Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of the Company, or upon the exercise of any right, privilege or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine.

SECTION 9. Additional Provisions Concerning the Pledged Collateral.

(a) The Pledgor hereby authorizes each Pledgee, on behalf of itself, the Agent and the other Pledgees to file, without the signature of the Pledgor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Pledged Collateral. However, in no event shall Agent be required to file any financing or continuation statement, or any amendment thereto, relating to the Pledged Collateral.

(b) The Pledgor hereby irrevocably appoints Agent on behalf of the Pledgees as the Pledgor’s attorney-in-fact and proxy, with full authority, exercisable only during the existence of an Event of Default and exercisable only in accordance with joint written instructions executed by the Pledgees holding at least 75% or more in interest of the Pledged Shares then held by the Agent hereunder (assuming for such purpose all Pledged Shares that have not been transferred to a Holder set forth on Schedule A hereto have been transferred to the applicable Holder) (“Pledgee Instructions”), in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time, to take any action and to execute any instrument specified in the Pledgee Instructions which the Pledgees may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section 8(a) hereof), including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend or other distribution in respect of any of Pledgees’ Pledged Collateral and to give full discharge for the same. This power is coupled with an interest and is irrevocable until all of the Obligations are satisfied in full.

(c) If the Pledgor fails to perform any agreement or obligation contained herein, the Agent or any Pledgee itself may perform, or cause performance of, such agreement or obligation with respect to Pledged Collateral, and the expenses of the Agent or any Pledgee incurred in connection therewith shall be payable by the Pledgor pursuant to Section 11 hereof and shall be secured by the Pledged Collateral.

SECTION 10. Remedies Upon Default. If any Event of Default shall have occurred and be continuing, in the event the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the applicable Pledgee is legally entitled, the Pledgor shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Debentures for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees of any attorneys employed by any Pledgee to collect such deficiency.

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SECTION 11. Indemnity and Expenses.

(a) The Pledgor agrees to indemnify and hold harmless the Agent, each of the Holders and all of their respective stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) from and against any and all third-party claims, damages, losses, liabilities, obligations, penalties, costs and expenses (including, without limitation, reasonable attorney’s fees and disbursements) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except, as to any such indemnified person or entity, claims, losses or liabilities resulting solely and directly from such person or entity’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction and except to the extent that such claims, losses or liabilities result from failure of such indemnified person or entities to comply with applicable securities laws.

(b) The Pledgor will pay to the Agent and any Pledgee upon demand the amount of any and all costs and expenses, including the fees and disbursements of the Agent or such Pledgee’s counsel and of any experts and agents, which the Agent or any Pledgee may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of Pledged Collateral, (ii) the exercise or enforcement of any of the rights of the Agent or a Pledgee hereunder or (iii) the failure by Pledgor to perform or observe any of the provisions hereof.

SECTION 12. Notices. Whenever notice is required to be given under this Agreement, unless otherwise provided herein, such notice shall be given in accordance with the terms of the Transaction Documents. The address for the delivery of notice to the Agent hereunder shall be as set forth below its signature hereto.

SECTION 13. Security Interest Absolute. To the extent permitted by law, all rights of the Agent, the Pledgees and the Pledgor hereunder shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of any ancillary agreement or any other agreement or instrument relating thereto, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from any guaranty, for all or any of the Obligations, or (iii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations. All authorizations and agencies contained herein with respect to any of the Pledged Collateral are irrevocable and powers coupled with an interest.

SECTION 14. Miscellaneous.

(a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Agent, the Pledgor and the Pledgees, and no waiver of any provision of this Agreement, and no consent to any departure by the Pledgor therefrom, shall be effective unless it is in writing and signed by the Pledgees, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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(b) No failure on the part of the Agent or any Pledgee to exercise, and no delay in exercising, any right hereunder or under any ancillary agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Pledgees provided herein and in the ancillary agreements are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Pledgees under any ancillary agreement against any party thereto are not conditional or contingent on any attempt by a Pledgee to exercise any of its rights under any other document against such party or against any other person or entity.

(c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the satisfaction in full or release of the Obligations and (ii) be binding on the Pledgor and its successors and assigns and shall inure, together with all rights and remedies of the Pledgees hereunder, to the benefit of each Pledgee and its respective successors, transferees and assigns; provided that no such transfer or assignment shall be valid if it is in violation of applicable securities laws. Without limiting the generality of clause (ii) of the immediately preceding sentence, subject to compliance with the applicable securities laws and applicable provisions of the ancillary agreements, a Pledgee may assign or otherwise transfer all or any portion of the Debentures, and its rights under the ancillary agreements, to any other person or entity, and such other person or entity shall thereupon become vested with all of the benefits in respect thereof granted to such Pledgee herein or otherwise unless such benefit is unavailable due to the status of such transferee or otherwise under applicable law. Upon any such permitted assignment or transfer, all references in this Agreement to a Pledgee shall mean the assignee of such Pledgee. None of the rights or obligations of the Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of the Agent and the Pledgees.

(e) Upon the receipt from Pledgor and all of the Holders of a written notice stating that all Obligations have been satisfied in full (it being understood that a Holder shall be deemed to have provided the Agent with such notice if all of the Pledged Shares allocated to such Holder as set forth on Schedule A hereto shall have been transferred to such Holder pursuant to the terms hereof), (i) this Agreement and the security interest created hereby shall terminate and all rights to the Pledged Collateral, if any shall be remaining, shall revert to Laurus Master Fund Ltd. (“Laurus”), in which case the Agent shall deliver the remaining Pledged Shares to Laurus care of its custodian, The Bank of New York, attn: Erika Recinos, NY Document Custody, 30 Broad Street,—B Level, New York, NY 10004, unless Laurus shall have notified the Agent in writing prior to such time that the Pledgor’s obligations to it have been indefeasibly satisfied in full, in which case all rights to the Pledged Collateral, if any shall be remaining, shall revert to the Pledgor, and (ii) the Agent on behalf of the Pledgees will, upon the Pledgor’s request and

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at the Pledgor’s expense, (A) return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise disposed of, dealt with or applied pursuant to the terms hereof and of the ancillary agreements and (B) execute and deliver to the Pledgor, without recourse, representation or warranty, such documents as the Pledgor shall reasonably request to evidence such termination.

(f) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

(g) Pledgor has entered into this Pledge Agreement with the advice of its own legal counsel. Accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Pledge Agreement.

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IN WITNESS WHEREOF, the Pledgor has caused this Pledge Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

Accentia Biopharmaceuticals, Inc.
By:
Name:
Title:

AGENT:

American Stock Transfer & Trust Company, Inc.

By:
Name:
Title:

Address for Notice:

___________________________________

___________________________________
Fax No.:

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SCHEDULE A

PLEDGED SHARES

Certificates No. BI2220 representing 18,000,000 shares of Common Stock of BioVest International, Inc.

Allocation of Pledged Shares

Midsummer Investment, Ltd.	5,760,000.00

Whitebox Convertible Arbitrage Partners, L.P.	2,160,000.00

Whitebox Hedged High Yield Partners, LP	2,160,000.00

Guggenheim Portfolio Company XXXI, LLC	216,000.00

GPC LIX, LLC	360,000.00

Pandora Select Partners, LP	504,000.00

Whitebox Intermarket Partners, LP	360,000.00

Laurus Master Fund, Ltd.	3,600,000.00

Wolverine Convertible Arbitrage Fund Trading Limited	2,160,000.00

Rockmore Investment Master Fund, Limited	720,000.00

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ANNEX A

to

PLEDGE AGREEMENT

THE AGENT

1. Appointment. The Pledgees (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Pledge Agreement to which this Annex A is attached (the “Agreement”)), by their acceptance of the benefits of the Agreement, hereby designate American Stock Transfer & Trust Company, Inc. as the Agent to act as specified herein and in the Agreement. Pledgees and the Pledgor shall be deemed irrevocably to authorize the Agent to take such action on their behalf under the provisions of the Agreement and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

2. Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in the Agreement. Neither the Agent nor any of its officers, managers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, unless caused by its or their gross negligence or willful conduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of the Agreement a fiduciary relationship in respect of the Pledgor or Pledgees; and nothing in the Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of the Agreement except as expressly set forth herein and therein.

3. Lack of Reliance on the Agent. Independently and without reliance upon the Agent, Pledgees, to the extent it deems appropriate, have made and shall continue to make (i) their own independent investigation of the financial condition and affairs of Pledgor and its subsidiaries in connection with Pledgees’ investment in the Pledgor, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) their own appraisal of the creditworthiness of the Pledgor and its subsidiaries, and of the value of the Pledged Collateral from time to time, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide Pledgees with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Agent shall not be responsible to Pledgor or Pledgees for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Agreement, or for the financial condition of the Pledgor or the value of any of the Pledged Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement, or the financial condition of the Pledgor, or the value of any of the Pledged Collateral, or the existence or possible existence of any default or Event of Default under the Agreement or any of the other Transaction Documents.

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4. Certain Rights of the Agent. The Agent shall have the right to take any action with respect to the Pledged Collateral as set forth in the Agreement on behalf of the Pledgees. To the extent practical, the Agent shall request instructions from the Pledgees with respect to any material act or action (including failure to act) in connection with the Agreement, and shall be entitled to act or refrain from acting in accordance with the unanimous written instructions of Pledgees; if such instructions are not provided despite the Agent’s request therefor, the Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled, to the extent requested, to appropriate indemnification from the Pledgees in respect of actions to be taken by the Agent; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Pledgees shall have no right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement, and the Pledgor shall have no right to question or challenge the authority of, or the instructions given to, the Agent pursuant to the foregoing.

5. Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and its duties thereunder, upon advice of counsel selected by it.

6. Resignation by the Agent.

(a) The Agent may resign from the performance of all its functions and duties under the Agreement at any time by giving 30 days’ prior written notice (as provided in the Agreement) to the Pledgor and the Pledgees. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below.

(b) Upon any such notice of resignation, the Pledgees in interest of at least 75% or more of the Pledged Shares then held by the Agent (assuming for such purpose all Pledged Shares that have not been transferred to a Pledgee set forth on Schedule A to the Agreement have been transferred to the applicable Pledgee) shall appoint a successor Agent hereunder.

(c) If a successor Agent shall not have been so appointed within said 30-day period, the Agent shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Pledgees appoint a successor Agent as provided above. If a successor Agent has not been appointed within such 30-day period, the Agent may petition any court of competent jurisdiction or may interplead the Pledgor and the Pledgees in a proceeding for the appointment of a successor Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Pledgor on demand.

7. Fees Payable to the Agent. For services rendered, the Agent shall receive as compensation $7,500 which fee shall be paid by the Pledgor promptly following the signing of this Agreement.

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EXHIBIT F

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of September 29, 2006, among Biovest International, Inc., a Delaware corporation (the “Company”) and the several purchasers signatory hereto (each such purchaser, a “Purchaser” and, collectively, the “Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof, between Accentia Biopharmaceuticals, Inc. (“Accentia”), a majority shareholder of the Company, and each Purchaser (the “Purchase Agreement”).

The Company, as a majority owned subsidiary of Accentia, will directly and indirectly benefit from the extension of credit to Accentia represented by the issuance of the Debentures pursuant to the Purchase Agreement.

The Company and each Purchaser hereby agrees as follows:

1. Definitions

Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(d).

“Effectiveness Date” means, with respect to the initial Registration Statement required to be filed hereunder, the 90th calendar day following the date hereof (the 135th calendar day in the case of a review by the Commission of the initial Registration Statement); provided, however, in the event the Company is notified by the Commission that one of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates required above.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Event” shall have the meaning set forth in Section 2(b).

“Event Date” shall have the meaning set forth in Section 2(b).

“Filing Date” means, with respect to the initial Registration Statement required hereunder, the 30th calendar day following the date hereof.

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“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Losses” shall have the meaning set forth in Section 5(a).

“Plan of Distribution” shall have the meaning set forth in Section 2(a).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means up to 18,000,000 shares of issued and outstanding BVTI Common Stock in the aggregate, transferable to a Holder (i) upon exchange of the Debentures, (ii) as a payment of principal on the Debentures, (iii) upon exercise of the Warrants, (iv) upon a foreclosure under the Pledge Agreement and (v) any securities issued or issuable upon any stock split, stock dividend or other similar transaction contemplated by Rule 416 under the Securities Act with respect to the foregoing. The number of Registrable Securities shall be registered on behalf of each Holder, on a pro-rata basis based upon such Holder’s Subscription Amount and the aggregate of the Subscription Amounts under the Purchase Agreement.

“Registration Statement” means the registration statements required to be filed hereunder and any additional registration statements contemplated by Section 3(c), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

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“Selling Shareholder Questionnaire” shall have the meaning set forth in Section 3(a).

2. Shelf Registration

(a) On or prior to each Filing Date, the Company shall prepare and file with the Commission a “Shelf” Registration Statement covering the resale of the Registrable Securities on such Filing Date for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith) and shall contain (unless otherwise directed by at least a 75% majority in interest of the Holders) substantially the “Plan of Distribution” attached hereto as Annex A; provided such Plan of Distribution section of the Registration Statement shall be amended to the extent required to respond to comments received by the Company from the Commission, provided further that any such amendments shall be reasonably acceptable to the Holders. Subject to the terms of this Agreement, the Company shall use its best efforts to cause a Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold, or may be sold without volume restrictions pursuant to Rule 144(k), as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”). The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 p.m. New York City time on a Trading Day. The Company shall immediately notify the Holders via facsimile of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of a Registration Statement. The Company shall, by 9:30 a.m. New York City time on the Trading Day after the Effective Date (as defined in the Purchase Agreement), file a final Prospectus with the Commission as required by Rule 424. Failure to so notify the Holder within 1 Trading Day of such notification of effectiveness or failure to file a final Prospectus as foresaid shall be deemed an Event under Section 2(b).

(b) If: (i) a Registration Statement is not filed on or prior to its Filing Date (if the Company files a Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 3(a) herein, the Company shall not be deemed to have satisfied this clause (i)), or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed,” or not subject to further review, unless the Company is required to include its next quarterly or annual financial statements prior to the expiration

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of such five Trading Days in which case such date (if later) shall be the earlier of the 10th calendar day following the earlier of (y) the date such financial statements are filed and (z) the date the applicable quarterly or annual financial statements are required to be filed with the Commission (without regard to any extensions), or (iii) prior to its Effectiveness Date, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within 15 calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for a Registration Statement to be declared effective, or (iv) a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission by its Effectiveness Date, or (v) after the Effectiveness Date, a Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities for more than 15 consecutive calendar days or more than an aggregate of 30 calendar days during any 12-month period (which need not be consecutive calendar days) (any such failure or breach being referred to as an “Event”, and for purposes of clause (i) or (iv) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five Trading Day period is exceeded, or for purposes of clause (iii) the date which such 15 calendar day period is exceeded, or for purposes of clause (v) the date on which such 15 or 30 calendar day period, as applicable, is exceeded being referred to as “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.0% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities then held by such Holder. The parties agree that (1) the Company will not be liable for liquidated damages under this Agreement with respect to any Warrants or Warrant Shares, (2) in no event will the Company be liable for liquidated damages under this Agreement in excess of 2.0% of the aggregate Subscription Amount of the Holders in any 30-day period and (3) the maximum aggregate liquidated damages payable to a Holder under this Agreement shall be 24% of the aggregate Subscription Amount paid by such Holder pursuant to the Purchase Agreement (less any liquidated damages paid to such Holder by Accentia under that certain Registration Rights Agreement of even date herewith among the Purchasers and Accentia). If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

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3. Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than five Trading Days prior to the filing of each Registration Statement and not less than one Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders (provided, however, as to any related Prospectus, amendment or supplement thereto proposed to be filed, the Company shall only be required to provide the Holders with copies of such documents prior to the filing thereof to the extent there are changes to the Selling Stockholder table or Plan of Distribution contained therein from such sections included in the initial Registration Statement filed hereunder) and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that the Company is notified of such objection in writing no later than 3 Trading Days after the Holders have been so furnished copies of a Registration Statement or 1 Trading Day after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto. Each Holder agrees to furnish to the Company a completed Questionnaire in the form attached to this Agreement as Annex B (a “Selling Shareholder Questionnaire”) not less than three Trading Days prior to the Filing Date or by the end of the third Trading Day following the date on which such Holder receives draft materials in accordance with this Section.

(b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that the Company may excise any information contained therein which would constitute material non-public information as to any Holder which has not executed a confidentiality agreement with the Company); and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act applicable to the Company with respect to the disposition of all

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Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c) [RESERVED]

(d) Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement; and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (vi) the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus; provided that any and all of such information shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law; provided, further, notwithstanding each Holder’s agreement to keep such information confidential, the Holders make no acknowledgement that any such information is material, non-public information.

(e) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or

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(ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(f) Furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(g) Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d).

(h) If NASDR Rule 2710 requires any broker-dealer to make a filing prior to executing a sale by a Holder, the Company shall (i) make an Issuer Filing with the NASDR, Inc. Corporate Financing Department pursuant to proposed NASDR Rule 2710(b)(10)(A)(i), (ii) respond within five Trading Days to any comments received from NASDR in connection therewith, (iii) and pay the filing fee required in connection therewith.

(i) Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(j) If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(k) Upon the occurrence of any event contemplated by this Section 3, as promptly as reasonably possible under the circumstances taking into account the

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Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(k) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial liquidated damages pursuant to Section 2(b), for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12 month period.

(l) Comply with all applicable rules and regulations of the Commission.

(m) The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of BVTI Common Stock beneficially owned by such Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the BVTI Common Stock. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three Trading Days of the Company’s request or a completed Selling Shareholder Questionnaire as described in Section 3(a) above, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information and/or questionnaire is delivered to the Company, and the Company shall be permitted to exclude such Holder from the Registration Statement, provided that as soon as such information and/or questionnaire is furnished, the Company shall use its best efforts to include such Holder on the Registration Statement after filing.

4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the BVTI Common Stock is then listed for trading, (B) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities) and (C) if not previously paid by the Company in connection with an Issuer Filing,

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with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with NASD Regulation, Inc. pursuant to the NASD Rule 2710, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

5. Indemnification

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of BVTI Common Stock), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, shareholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable

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Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus or (ii) to the extent that such information relates to such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities

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pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is judicially determined to be not entitled to indemnification hereunder.

(d) Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’

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relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6. Miscellaneous

(a) Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b) No Piggyback on Registrations. Except as set forth on Schedule 6(b) attached hereto, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the initial Registration Statement other than the Registrable Securities. The Company shall not file any other registration statements until the initial Registration Statement required hereunder is declared effective by the Commission, provided that this Section 6(b) shall not prohibit the Company from filing amendments to registration statements filed prior to the date of this Agreement.

(c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

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(d) Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as it practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(b).

(e) Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each Holder a written notice of such determination and, if within fifteen days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that, the Company shall not be required to register any Registrable Securities pursuant to this Section 6(e) that are eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act or that are the subject of a then effective Registration Statement.

(f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of 75% or more of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

(g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Holders of the then-outstanding Registrable Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

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(i) No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as set forth on Schedule 6(i), neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(j) Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(k) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(l) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(m) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(n) Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(o) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be

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deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

********************

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

BIOVEST INTERNATIONAL, INC.

By:
Name:
Title:

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

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[SIGNATURE PAGE OF HOLDERS TO ABPI/BVTI RRA]

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

[SIGNATURE PAGES CONTINUE]

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Annex A

Plan of Distribution

Each Selling Stockholder (the “Selling Stockholders”) of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

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In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions entered into after the effective date of the registration statement of which this prospectus is a part, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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Annex B

BIOVEST INTERNATIONAL, INC.

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Common Stock”) of Biovest International, Inc., a Delaware corporation (the “Company”), (the “Registrable Securities”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

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The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1. Name.

(a)	Full Legal Name of Selling Securityholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)	Full Legal Name of Natural Control Person(s) (which means a natural person(s) who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2. Address for Notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

3. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes  ☐        No  ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company.

Yes  ☐        No  ☐

Note: If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

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(c)	Are you an affiliate of a broker-dealer?

Yes  ☐        No  ☐

(d)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes  ☐        No  ☐

Note: If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4. Beneficial Ownership of Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)	Type and Amount of other securities beneficially owned by the Selling Securityholder:

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5. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

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Schedule 6(b) to Registration Rights Agreement

None

Schedule 6(i) to Registration Rights Agreement

Accentia Biopharmaceuticals, Inc. (the “Company”) has granted the following registration rights:

Names of Investors and/or other security holders that have the right to cause the company to file a registration statement:

(a)	Laurus Master Fund, Ltd.

(b)	PIPE Investment dated May 15, 2006

(c)	Series E Investors

(d)	Series B Investors:

The Agreement that gives them those rights

(a)	February 13, 2006 Amended and Restated Registration Rights Agreement

(b)	May 15, 2006 Registration Rights Agreement

(c)	Investor Rights Agreement

(d)	Registration Rights Agreement

What securities are subject to those registration rights (including a description of the material terms of any derivative securities)?

Set forth below are summaries of the existing registration rights. These are only summaries of the rights and are qualified in all respects by the terms of the actual agreements granting such rights.

(a) The Company must register for public resale the shares of the Company’s common stock that may be issued to Laurus pursuant to the conversion of its second amended and restated secured convertible term note in the principal amount of $10.0 million, its second amended and restated secured convertible minimum borrowing note in the principal amount of up to $2.5 million, and its common stock purchase warrants. The Company filed Registration Statement No. 333-132237 on June 23, 2006

(b) The Company is required to file within 30 days following the closing of the private placement a resale registration statement for the shares issued in the private placement and the shares underlying all the warrants issued in the private placement to enable the resale of such shares by the selling stockholders on a delayed or continuous basis under Rule 415 of the Securities Act. We are then required to cause such registration statement to become effective within 90 days after the date of the closing of the private placement. The Company filed Registration Statement No. 333-135018 on June 22, 2006

(c) The former holders of our Series E preferred stock may demand that we register for public resale under the Securities Act all shares of common stock held by them as a result of conversion their Series E shares they request to be registered, provided that PPD International make the demand for registration with an aggregate offering price expected to exceed $2.0 million. A majority of the former Series E stockholders have waived their right to include their shares in the registration statement, except for PPD International, which has elected to include 1,423,441 of its shares in such registration statement. We filed Registration Statement No. 333-132237 on June 23, 2006 pursuant to PPD’s registration right. Once we are eligible to register shares on Form S-3, the aggregate offering price requirement for the former holders of our Series E Preferred Stock to demand registration decreases to $500,000.

(d) If the Company files a registration statement in connection with a public offering of our securities for cash, other than a registration statement for the resale of the Laurus shares or a registration statement pursuant to the above-described May 15, 2006 registration rights agreement, then the former Analytica stockholders may request that their shares be included in such registration statement, provided that in the case of an underwritten public offering, the underwriters in such offering may limit the number of such shares to be included in the registration statement if the underwriters determine that including such shares will jeopardize the offering.

Biovest International (“BVTI”) has granted the following registration rights:

Names of Investors and/or other security holders have the right to cause the company to file a registration statement

(a)	Pulaski Bank and Trust.

(b)	Laurus Master Fund, Ltd.

The Agreement that gives them those rights

(a)	September 5, 2006 Warrant

(b)	March 31, 2006 Registration Rights Agreement

What securities are subject to those registration rights (including a description of the material terms of any derivative securities)?

(a) If BVTI plans to file a registration statement with the U.S. Securities and Exchange Commission covering shares of common stock of BVTI (“Registration Statement”), BVTI shall provide written notice to Pulaski and Pulaski shall have 30 days to require in writing that all shares of common stock underlying the Warrant, to the extent vested, be covered in the Registration Statement. Notwithstanding the foregoing, BVTI shall have full discretion to determine not to include the shares underlying the warrant in any registration statement if BVTI reasonably determines that such registration may adversely effect the registration statement, the offering described in the registration statement or otherwise adversely effect BVTI.

(b) BVTI is to register for public resale the shares of their common stock that may be issued to Laurus pursuant to warrant purchase agreement. BVTI is obligated to file a registration statement covering the resale of all shares that may be acquired by Laurus pursuant to the above-described warrant.

EXHIBIT G

FORM OF LOCK-UP AGREEMENT

September 29, 2006

Each Purchaser referenced below:

Re:	Securities Purchase Agreement, dated as of September 29, 2006 (the “Purchase Agreement”), between Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Company”) and the purchasers signatory thereto (each, a “Purchaser” and, collectively, the “Purchasers”)

Ladies and Gentlemen:

Defined terms not otherwise defined in this letter agreement (the “Letter Agreement”) shall have the meanings set forth in the Purchase Agreement. Pursuant to Section 2.2 of the Purchase Agreement and in satisfaction of a condition of the Company’s obligations under the Purchase Agreement, the undersigned irrevocably agrees with BVTI and each Purchaser that, from the date hereof until the one year anniversary of the Closing Date (such period, the “Restriction Period”), the undersigned will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate of the undersigned or any person in privity with the undersigned or any Affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act (each, a “Transfer”) with respect to, any shares of BVTI Common Stock or securities that entitle the undersigned to acquire shares of BVTI Common Stock beneficially owned, held or hereafter acquired by the undersigned (the “Securities”). Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. In order to enforce this covenant, BVTI shall impose irrevocable stop-transfer instructions preventing the Transfer Agent from effecting any actions in violation of this Letter Agreement.

Notwithstanding the foregoing, the restrictions imposed by this Letter Agreement shall automatically terminate following such time that (i) the closing price of the BVTI Common Stock on the Trading Market exceeds $2.25 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the Closing Date) for each of 20 consecutive Trading Days following the date hereof (such 20 Trading Day Period, the “Threshold Period”) and (ii) the daily trading volume for such Threshold Period exceeds 50,000 shares of BVTI Common Stock per Trading Day (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the Closing Date).

The restrictions imposed by this Letter Agreement shall (x) terminate following such time that BVTI shall effect a reorganization, consolidate with or merge into any other entity (where BVTI is not the surviving entity) or in the event that BVTI transfers all or substantially all of its properties and assets and (y) shall not apply to transfers in a private transaction including, without limitation, as a bona fide gift or gifts, provided that as a condition precedent to such transfer, the transferee thereof agrees to be bound in writing by the restrictions set forth herein.

In addition, as to Laurus Master Fund, Ltd. (“Laurus”) only, notwithstanding the foregoing restrictions, Laurus shall (x) be permitted to sell, on any Trading Day during the Restriction Period, shares of BVTI Common Stock in the amount of up to 15% of the average daily trading volume during the 30 Trading Days immediately prior to and including such Trading Day (but, for purposes of calculating the trading volume on the Trading Day of any such sale, sales by Laurus and its Affiliates shall be excluded from such calculation); (y) pledge or otherwise collateralize its BVTI Securities as part of a commercial or margin loan against all or substantially all of Laurus’ general portfolio of securities; and (z) be permitted to require BVTI to register shares underlying Laurus’ warrants to purchase common stock of BVTI in accordance with existing agreements between them, but the fact of such registration shall not serve to release Laurus from the restrictions on Transfer otherwise contained herein.

The undersigned acknowledges that the execution, delivery and performance of this Letter Agreement is a material inducement to each Purchaser to complete the transactions contemplated by the Purchase Agreement and that each Purchaser (which shall be a third party beneficiary of this Letter Agreement) and BVTI shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Letter Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Purchase Agreement.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of BVTI, each Purchaser and the undersigned. This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this Letter Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the BVTI at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The undersigned agrees and understands that this Letter Agreement does not intend to create any relationship between the undersigned and each Purchaser and that each Purchaser is not entitled to cast any votes on the matters herein contemplated and that no issuance or sale of the Securities is created or intended by virtue of this Letter Agreement.

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By its signature below, BVTI’s Transfer Agent hereby acknowledges and agrees that, reflecting this Letter Agreement, it has placed an irrevocable stop transfer instruction on all Securities beneficially owned by the undersigned until the end of the Restriction Period. This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Purchasers.

*** SIGNATURE PAGE FOLLOWS***

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This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

____________________________________________
Name of Security Holder
By:
Name:
Title:

Address for Notice:
_________________________________________________________________
_________________________________________________________________

Number of shares of BVTI Common Stock

______________________________________________________________________________________________________________________________________________________

Number of shares of BVTI Common Stock underlying subject to warrants, options, debentures or other convertible securities

By signing below, BVTI agrees to enforce the restrictions on transfer set forth in this Letter Agreement.

BIOVEST INTERNATIONAL, INC.

__________________________________________

By:
Name:
Title:

Acknowledged and agreed to as of the date set forth above:

[insert name of transfer agent]

By:
Name:
Title:

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EXHIBIT H

TO:	The Purchasers of Accentia Biopharmaceuticals, Inc. Secured Convertible Debentures and Warrants

To Whom It May Concern:

This letter will confirm my agreement to vote all shares of Accentia Biopharmaceuticals, Inc. (the “Company”)voting stock over which I have voting control in favor of any resolution presented to the shareholders of the Company to approve the issuance, in the aggregate, of more than 19.999% of the number of shares of common stock of the Company outstanding on the date of closing pursuant to that certain Securities Purchase Agreement, dated September     , 2006 among the and the purchasers signatory thereto (the “Purchase Agreement”) and the other agreements entered into in connection therewith or as otherwise may be required by the applicable rules and regulations of the Nasdaq Global Market (or any successor entity). This agreement is given in consideration of, and as a condition to enter into such Purchase Agreement and is not revocable by me.

By:
Name of Shareholder:
Percentage Beneficial Ownership:

Exhibit I

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT is dated as of September 29, 2006 and is by and among LAURUS MASTER FUND, LTD., a Cayman Islands company (“Laurus” or the “Senior Lender”), and the Purchasers (as defined below) signatory hereto.

RECITALS:

WHEREAS, the Senior Lender has made, and may make in the future, investments in and loans to Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Company”), The Analytica Group, Inc., a Florida corporation (“Analytica”) and TEAMM Pharmaceuticals, Inc., a Florida corporation (“TEAMM”, together with the Company and Analytica, the “Credit Parties”) pursuant to various documentation (such documentation evidencing such investments and loans, as each may be amended, modified or supplemented from time to time, the “Senior Lender Documents”);

WHEREAS, pursuant to the various Senior Lender Documents, the Credit Parties have provided guarantees and a First Priority Lien (as defined below) on the Collateral (as defined below) in support of the Senior Obligations (as defined below);

WHEREAS, the several Purchasers (as hereinafter defined) have entered into a Securities Purchase Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Junior Purchase Agreement”), among the Company and the purchasers under the Junior Purchase Agreement (such purchasers in their sole capacity as purchasers under the Junior Purchase Agreement (and in the case of Laurus, not in its capacity as Senior Lender), the “Purchasers”) and together with the Transaction Documents as defined therein (as each may be amended, modified or supplemented from time to time, the “Junior Documents”), which provides for a $28,000,000 investment by the Purchasers in the Company;

WHEREAS, the Company intends to secure the New Obligations (as defined below) under the Junior Documents with a First Priority Lien on the Junior Priority Collateral (as defined below); and

WHEREAS, the Company has requested that the Senior Lender release its Lien on the Junior Priority Collateral without effect to the Senior Lender’s First Priority Lien on the Excluded Collateral.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. Definitions.

1.1. Defined Terms. The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings:

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors (or

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equivalent governing body) of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither the Senior Lender nor any Purchaser (nor any Affiliate thereof) shall be considered an Affiliate of the Company or any Subsidiary thereof.

“Agreement” shall mean this Intercreditor Agreement as the same may be amended, modified or supplemented from time to time in accordance with its terms.

“Analytica” shall have the meaning set forth in the recitals hereto.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” shall mean the Bankruptcy Code, and any similar federal or state or non-U.S. law or statute for the supervision, administration or relief of debtors, including, without limitation, bankruptcy or insolvency laws.

“Biovest” shall mean BioVest International, Inc., a Delaware corporation, together with its Subsidiaries.

“Business Day” shall mean any day except Saturday, Sunday and any day which shall be in New York, New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

“Collateral” shall mean all property (whether real, personal, movable or immovable) with respect to which any Liens have been granted (or purported to be granted) by any Credit Party pursuant to any Senior Lender Document or Junior Document.

“Company” shall have the meaning set forth in the recitals hereto.

“Credit Parties” shall have the meaning set forth in the recitals hereto

“Discharge of Senior Obligations” shall mean the occurrence of all of the following:

(i) termination or expiration of all commitments to extend credit that would constitute Senior Obligations;

(ii) payment in full in cash of the principal of and interest and premium (if any) on all Senior Obligations; and

(iii) payment in full in cash of all other Senior Obligations that are outstanding and unpaid at the time the termination, expiration, and/or discharge set forth in clauses (i) through (ii) above have occurred (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other contingent liabilities in respect of which no claim or demand for payment has been made at such time).

“Discharge of New Obligations” shall mean the occurrence of all of the following:

(i) termination or expiration of all commitments to extend credit that would constitute New Obligations;

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(ii) payment in full in cash of the principal of and interest and premium (if any) on all New Obligations; and

(iii) payment in full in cash of all other New Obligations that are outstanding and unpaid at the time the termination, expiration, discharge set forth in clauses (i) through (ii) above have occurred (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other contingent liabilities in respect of which no claim or demand for payment has been made at such time).

“Excluded Collateral” shall mean all property (whether real, personal, movable or immovable) with respect to which any Liens have been granted (or purported to be granted) by the Company, any other Credit Party or any of their respective Subsidiaries (including, without limitation, Biovest) for the benefit of the Senior Lender, but not including, for the avoidance of doubt, the Junior Priority Collateral.

“First Priority” shall mean, (i) with respect to any Lien purported to be created on any Junior Priority Collateral pursuant to any Junior Document, that such Lien is prior in right to any other Lien thereon applicable to such Junior Priority Collateral and (ii) with respect to any Lien purported to be created on any Excluded Collateral pursuant to any Senior Lender Document or other document for the benefit of the Senior Lender, that such Lien is prior in right to any other Lien thereon applicable to such Excluded Collateral.

“Insolvency or Liquidation Proceeding” shall mean any of the following: (i) the filing by any Credit Party of a voluntary petition in bankruptcy under any provision of any bankruptcy law (including, without limitation, the Bankruptcy Code) or a petition to take advantage of any receivership or insolvency laws, including, without limitation, any petition seeking the dissolution, winding up, total or partial liquidation, reorganization, composition, arrangement, adjustment or readjustment or other relief of such Credit Party, such Credit Party’s debts or such Credit Party’s assets or the appointment of a trustee, receiver, liquidator, custodian or similar official for such Credit Party or a material part of such Credit Party’s property; (ii) the admission in writing by such Credit Party of its inability to pay its debts generally as they become due; (iii) the appointment of a receiver, liquidator, trustee, custodian or other similar official for such Credit Party or all or a material part of such Credit Party’s assets; (iv) the filing of any petition against such Credit Party under any bankruptcy law (including, without limitation, the Bankruptcy Code) or other receivership or insolvency law, including, without limitation, any petition seeking the dissolution, winding up, total or partial liquidation, reorganization, composition, arrangement, adjustment or readjustment or other relief of such Credit Party, such Credit Party’s debts or such Credit Party’s assets or the appointment of a trustee, receiver, liquidator, custodian or similar official for such Credit Party or a material part of such Credit Party’s property; (v) the general assignment by such Credit Party for the benefit of creditors or any other marshalling of the assets and liabilities of such Credit Party; or (vi) a corporate (or similar) action taken by such Credit Party to authorize any of the foregoing.

“Laurus” shall have the meaning set forth in the Preamble hereto.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, charge, lien (statutory or other), charge, preference, priority or other security agreement of any kind or nature whatsoever (including any agreement to

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give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute or other law, and any lease having substantially the same effect as the foregoing).

“Junior Documents” shall have the meaning set forth in the recitals hereto.

“Junior Priority Collateral” means the Company’s right, title and interest in and to the Pledged Shares, the certificates representing such Pledged Shares, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property (including but not limited to, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares.

“Junior Purchase Agreement” shall have the meaning set forth in the recitals hereto.

“Junior Standstill Period” shall have the meaning set forth in Section 2.1.2.(a).

“New Obligations” shall mean all obligations (including guaranty obligations) of every nature of the Company, from time to time owed to the Purchasers or any of them, under any Junior Documents, whether for principal, premium, interest (including interest accruing subsequent to the filing of a petition in bankruptcy with respect to the Company to the extent a claim is allowed against the Company for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise.

“Obligations” shall mean the New Obligations and the Senior Obligations.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Pledged Shares” means 18,000,000 shares of common stock of Biovest owned by the Company and represented by certificate nos.      and     .

“Recovery” shall have the meaning set forth in Section 4.12.

“Required Purchasers” shall mean at least 75% in interest of the Purchasers (based upon the principal amount of Junior debt then outstanding)

“Secured Parties” shall mean the Purchasers and the Senior Lender.

“Senior Lender” shall have the meaning set forth in the Preamble hereto.

“Senior Lender Documents” shall have the meaning set forth in the recitals hereto.

“Senior Obligations” shall mean all obligations (including guaranty obligations, but expressly excluding any obligations of the Company as guarantor of any indebtedness or other obligations of Biovest to Senior Lender) of every nature of the Company, each other Credit Party and each of their respective Subsidiaries, from time to time owed to the Senior Lender or any of them, under any Senior Lender Documents, whether for principal, premium, interest (including interest accruing subsequent to the filing of a petition in bankruptcy with respect to the Company,

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any Credit Party and/or any of their respective Subsidiaries to the extent a claim is allowed against the such Credit Party and/or any of its Subsidiaries for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise.

“Senior Standstill Period” shall have the meaning set forth in Section 2.1.1.(a).

“Specified Event of Default” shall mean any event of default (or similar term) arising as a result of an Insolvency or Liquidation Proceeding.

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

“TEAMM” shall have the meaning set forth in the recitals hereto

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

1.2. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement, (d) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) terms defined in the UCC but not otherwise defined herein shall have the same meanings herein as are assigned thereto in the UCC, (g) reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, and (h) references to Sections or clauses shall refer to those portions of this Agreement, and any references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs.

Section 2. Exercise of Remedies.

2.1.1. Exercise of Remedies by Senior Lender.

(a) So long as the Discharge of New Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Credit Party:

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(i) the Senior Lender (x) will not commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to the Company or any other Credit Party or exercise or seek to exercise any rights or remedies (including, without limitation, setoff) with respect to any Collateral or institute or commence, or join with any Person (other than the other Purchasers) in commencing any action or proceeding with respect to such rights or remedies (including any action of foreclosure), enforcement, collection or execution; provided, however, that the Senior Lender may exercise any or all such rights (I) with the written consent of the Required Purchasers, (II) to the extent a Specified Event of Default has occurred and is continuing under the Senior Lender Documents or (III) after the passage of a period of 365 days from the date hereof (the “Senior Standstill Period”); and

(ii) Notwithstanding anything to the contrary set forth in Section 2.1.1., the Senior Lender:

(1) may take any action (not adverse to the prior Liens on the Junior Priority Collateral securing the New Obligations, or the rights of any Purchaser to exercise remedies in respect thereof) in order to preserve or protect its Lien on the Excluded Collateral;

(2) shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Senior Lender, including without limitation any claims secured by the Excluded Collateral, if any, in each case in accordance with the terms of this Agreement;

(3) shall be entitled to enforce any and all of its rights against Biovest without hindrance from any Purchaser; and

(4) shall be entitled to vote on any plan of reorganization and file any proof of claim in an Insolvency or Liquidation Proceeding or otherwise and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Excluded Collateral.

Notwithstanding anything to the contrary contained herein, the Senior Lender shall give each Purchaser no less than 30 days prior notice of its intent to commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to the Company or any other Credit Party.

2.1.2. Exercise of Remedies by Purchasers.

(a) So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Credit Party, no Purchaser or Purchasers (x) will commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to the Company or any other Credit Party or exercise or seek to exercise any rights or remedies

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(including, without limitation, setoff) other than with respect to any Junior Priority Collateral or institute or commence, or join with any Person (other than the Senior Lender) in commencing any action or proceeding with respect to such rights or remedies (including any action of foreclosure), enforcement, collection or execution, other than with respect to the Junior Priority Collateral; provided, however, that the Purchasers or any of them may exercise any or all such rights (I) with the written consent of the Senior Lender or (II) to the extent a Specified Event of Default has occurred and is continuing under the Junior Documents or (III) after the passage of a period of 365 days from the date hereof (the “Junior Standstill Period”)

(b) Notwithstanding anything to the contrary set forth in Section 2.1.2., any Purchaser:

(1)	may take any action (not adverse to the prior Liens on the Excluded Collateral securing the Senior Obligations, or the rights of Senior Lender to exercise remedies in respect thereof) in order to preserve or protect its Lien on the Junior Priority Collateral;

(2)	shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Purchaser, including without limitation any claims secured by the Junior Priority Collateral, if any, in each case in accordance with the terms of this Agreement; and

(3)	shall be entitled to vote on any plan of reorganization and file any proof of claim in an Insolvency or Liquidation Proceeding or otherwise and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Junior Priority Collateral.

Notwithstanding anything to the contrary contained herein, any Purchaser shall give the Senior Lender no less than 30 days prior notice of its intent to commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to the Company or any other Credit Party.

(b) Notwithstanding anything herein to the contrary, including, without limitation, the existence of an event of default under the Junior Documents or the taking of such actions prior to the Senior Standstill Period, nothing in this Agreement shall: (i) restrict the Company from making and a Senior Creditor from receiving revolving loan payments of principal and interest and regularly scheduled payments of principal and interest payments made to the Senior Lender pursuant to the terms of the Senior Lender Documents and other documentation relating to the Senior Obligations; (ii) restrict the Senior Lender’s right to receive shares of any Credit Parties or any of their respective subsidiaries’ common stock upon conversion or exercise of securities of such party, (iii) restrict the Senior Lender’s right to seek specific performance therefor to cause the Company to satisfy its obligations under the Senior Lender Documents and other agreements executed in connection therewith and in connection with the Senior Obligations (other than for payment of money); or (iv) restrict a Senior Lender’s right to receive payment of liquidated damages and other fees pursuant to the terms of the Senior Lender Documents or other documentation relating to the Senior Obligations.

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(c)	No Excluded Collateral. The Purchasers, and each of them, agree that it will not take or receive any Excluded Collateral or any proceeds of Excluded Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any New Obligation.

2.2 Rights As Unsecured Creditors.

(a) The Senior Lender may exercise rights and remedies as an unsecured creditor against the Company or any other Credit Party that is obligated in respect of the Senior Obligations in accordance with the terms of the Senior Lender Documents and applicable law with respect to any default in the payment of principal, premium or interest on any Senior Obligations. Nothing in this Agreement shall prohibit the receipt by the Senior Lender of the required payments of interest, principal and other amounts in respect of the Senior Obligations so long as such receipt is not the direct or indirect result of the exercise by the Senior Lender of rights or remedies as a secured creditor (including set off) in contravention of this Agreement. The Company confirms that it has deposited the sum of $6,935,483.84 into escrow with American Stock Transfer & Trust Company as escrow agent pursuant to an Escrow Agreement dated the date hereof, for the express purpose of avoiding any such payment default.

(b) Notwithstanding anything herein to the contrary, including, without limitation, the existence of an event of default under the Senior Loan Documents or the taking of such actions prior to the Junior Standstill Period, nothing in this Agreement shall: (i) restrict the Company from making and a Purchaser from receiving regularly scheduled payments of principal and interest made to each Purchaser pursuant to the terms of the Junior Documents; (ii) restrict any Purchaser’s right to receive shares of any Credit Parties or any of their respective subsidiaries’ common stock upon conversion or exercise of securities of such party, (iii) restrict a Purchaser’s right to seek specific performance therefor to cause the Company to satisfy its obligations under the Junior Documents and other agreements executed in connection therewith (other than for payment of money); or (iv) restrict a Purchaser’s right to receive payment of liquidated damages and other fees pursuant to the terms of the Junior Documents.

2.3. Reliance; Waivers; Etc.

(a) No Waiver of Lien Priorities. No right of the Purchaser or any of them to enforce any provision of this Agreement or any Junior Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Credit Party or Biovest or by any act or failure to act by any Purchaser, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Junior Documents or any of the Senior Lender Documents, regardless of any knowledge thereof which the Purchasers, or any of them, may have or be otherwise charged with. No right of the Senior Lender to enforce any provision of this Agreement or any Senior Lender Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, any other Credit Party or Biovest or by any act or failure to act by the Senior Lender, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Senior Lender Documents or any of the Junior Documents, regardless of any knowledge thereof which the Senior Lender may have or be otherwise charged with.

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(b) Obligations Unconditional. All rights, interests, agreements and obligations of the Purchasers and the Senior Lender, respectively, hereunder shall remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of any Junior Document or any Senior Lender Document;

(ii) except as otherwise set forth in the Agreement, any change permitted hereunder in the time, manner or place of payment of, or in any other terms of, all or any of the New Obligations or Senior Obligations, or any amendment or waiver or other modification permitted hereunder, whether by course of conduct or otherwise, of the terms of any Junior Document or any Senior Lender Document;

(iii) any amendment, waiver or other modification permitted hereunder, whether in writing or by course of conduct or otherwise, of all or any of the New Obligations or Senior Obligations;

(iv) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Credit Party; or

(v) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Credit Party in respect of the New Obligations, or of the Senior Lender in respect of this Agreement.

2.4 Release of Lien on Pledged Shares. Effective upon closing of the transactions contemplated by the Junior Documents, Laurus hereby releases its lien on the Pledged Shares.

Section 3. Cooperation.

3.1 Access to Information. If any Purchaser takes actual possession of any documentation of a Credit Party (whether such documentation is in the form of a writing or is stored in any data equipment or data record in the physical possession of any Purchaser), then upon request of the Senior Lender, such Purchaser will permit the Senior Lender or its representative to inspect and copy such documentation.

3.2. Credit Party Consent. The Company and the other Credit Parties consent to the performance by the Purchasers of the obligations set forth in this Article 3.

Section 4. Miscellaneous.

4.1. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Junior Documents or the Senior Lender Documents, the provisions of this Agreement shall govern and control. Each Secured Party acknowledges and agrees that the terms and provisions of this Agreement do not violate any term or provisions of its respective Junior Document or Senior Lender Document.

4.2. Effectiveness; Continuing Nature of this Agreement; Severability. (a) This Agreement shall become effective when executed and delivered by the parties hereto. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in

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any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Company or any other Credit Party shall include the Company or such Credit Party as debtor and debtor in possession and any receiver or trustee for the Company or any other Credit Party (as the case may be) in any Insolvency or Liquidation Proceeding.

(b) This Agreement shall terminate and be of no further force and effect:

(i) with respect to the Senior Lender and the Senior Lender Obligations, upon the Discharge of Senior Lender Obligations, subject to the rights of the Senior Lender under Section 4.12; and

(ii) with respect to the Purchasers and the New Obligations, upon the Discharge of New Obligations, subject to the rights of the Purchasers under Section 4.12.

4.3. Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Senior Lender or any Purchaser shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time; provided however, that any such amendment, modification or waiver which is consented to by the Required Purchasers shall be binding on all Purchasers. Notwithstanding the foregoing, neither the Company nor any other Credit Party shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights or obligations are directly affected (which includes any amendment to the Credit Parties’ ability to cause additional obligations to constitute New Obligations or Senior Obligations as the Company and/or any other Credit Party may designate).

4.4. Further Assurances. Each Secured Party and each Credit Party, agrees that each of them shall take such further action and shall execute (without recourse or warranty) and deliver such additional documents and instruments (in recordable form, if requested) as any Purchaser or the Senior Lender may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement. The parties hereto agree, subject to the other provisions of this Agreement, upon request by each other, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the identity of the respective parties obligated under the Junior Documents and the Senior Lender Documents.

4.5. Binding on Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

4.6. Specific Performance. Each of the Purchasers and the Senior Lender may demand specific performance of this Agreement. Each Purchaser, and the Senior Lender hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any Purchaser or the Senior Lender, as the case may be.

4.7. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

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4.8. Governing Law; Counterparts; Submission to Jurisdiction; Waivers. (a) THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one agreement.

(b) EACH PARTY TO THIS AGREEMENT HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN SENIOR LENDER, ON THE ONE HAND, AND ANOTHER PARTY, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT; PROVIDED, THAT EACH PARTY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE SENIOR LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE SENIOR OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SENIOR OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SENIOR CREDITOR. EACH PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE ADDRESS SET FORTH UNDER SIGNATURE FOR SUCH PARTY AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(c) THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN SENIOR LENDER, AND/OR ANY OTHER PARTY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

4.9. Authorization; No Conflict. Each of the Credit Parties represents and warrants to all other parties hereto that the execution, delivery and performance by or on behalf of such party to

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this Agreement has been duly authorized by all necessary action, corporate or otherwise, does not violate any provision of law, governmental regulation, or any agreement or instrument by which such party is bound, and requires no governmental or other consent that has not been obtained and is not in full force and effect.

4.10. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of the Secured Parties and each of their respective successors and assigns. No other Person shall have or be entitled to assert rights or benefits hereunder.

4.11. Provisions Solely to Define Relative Rights. (a) The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Purchasers on the one hand and the Senior Lender on the other hand. None of the Company, any other Credit Party or any other creditor thereof shall have any rights hereunder. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Credit Party, which are absolute and unconditional, to pay the New Obligations and the Senior Obligations as and when the same shall become due and payable in accordance with their terms.

(b) Nothing in this Agreement shall relieve the Company or any Credit Party from the performance of any term, covenant, condition or agreement on the Company’s or such Credit Party’s part to be performed or observed under or in respect of any of the Collateral pledged by it or from any liability to any Person under or in respect of any of such Collateral or impose any obligation on any party to perform or observe any such term, covenant, condition or agreement on the Company’s or such other Credit Party’s part to be so performed or observed or impose any liability on any Secured Party for any act or omission on the part of the Company’s or such other Credit Party relative thereto or for any breach of any representation or warranty on the part of the Company or such Credit Party contained in this Agreement or any Senior Lender Document or any Junior Document, or in respect of the Collateral pledged by it. The obligations of the Company and each Credit Party contained in this paragraph shall survive the termination of this Agreement and the discharge of the Company’s or such Credit Party’s other obligations hereunder.

4.12. Avoidance Issues. If any Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Credit Party any amount (a “Recovery”), then such Secured Party, as applicable, shall be entitled to a reinstatement of Senior Obligations or New Obligations, as applicable, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

4.13. Intercreditor Agreement. Nothing in this Agreement shall be deemed to subordinate the right of (a) the Senior Lender to receive payment to the right of any Purchaser to receive payment or (b) or any Purchaser to receive payment to the right of the Senior Lender to receive payment (whether before or after the occurrence of an Insolvency or Liquidation Proceeding).

4.14. Excluded Collateral. For avoidance of doubt, it is understood and agreed that the Credit Parties and Biovest, which are obligors under or otherwise guarantee the Senior Obligations, have granted Senior Lender Liens in the Excluded Collateral securing the Senior

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Obligations, and that as of the date of this Agreement, no such Liens in the Excluded Collateral have been provided by the Credit Parties or Biovest to secure any New Obligations. Each Purchaser hereby disclaims all Liens now or in the future granted by any Credit Party and/or Biovest to any such Purchaser in the Excluded Collateral prior to the Discharge of the Senior Obligations. It is understood and agreed by all parties hereto that this Agreement (other than the provisions expressly dealing with the Excluded Collateral) does not apply or relate to or govern in any manner whatsoever the Liens granted to Senior Lender to secure the Senior Obligations by Biovest or any Credit Party (other than the Liens in the Junior Priority Collateral granted by the Company to Senior Lender), and that any assets or property pledged by Biovest or any Credit Party (other than in the Junior Priority Collateral) to secure the Senior Obligations shall not be subject to the terms and provisions of this Agreement. Notwithstanding anything to the contrary contained herein, if for any reason, prior to the Discharge of the Senior Obligations, any Purchaser acquires possession of any Excluded Collateral, such Purchaser shall hold same as bailee and/or agent for the Senior Lender, provided that such Purchaser shall immediately deliver or cause to be delivered any such Excluded Collateral to the Senior Lender.

4.15 Notices. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

* * *

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IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement to be executed by their respective officers or representatives as of the day and year first above written.

LAURUS MASTER FUND, LTD.

By:
Name:
Title:
Address:
Telephone:
Facsimile:

Name of
Purchaser:

By:
Name:
Title:
Address:
Telephone:
Facsimile:

[Intercreditor Agreement]

AGREED AND ACKNOWLEDGED BY:

ACCENTIA BIOPHARMACEUTICALS, INC.

By:
Name:
Title:

Address:

Telephone:
Facsimile:

THE ANALYTICA GROUP, INC.

By:
Name:
Title:

Address:

Telephone:
Facsimile:

TEAMM PHARMACEUTICALS, INC.

By:
Name:
Title:

Address:

Telephone:
Facsimile:

[signatures continued]

[Intercreditor Agreement, signature pages continued]

BIOVEST INTERNATIONAL, INC.

By:
Name:
Title:

Address:

Telephone:
Facsimile:

BIOLENDER, LLC

By:
Name:
Title:

Address:

Telephone:
Facsimile:

Exhibit J

ESCROW AGREEMENT

ESCROW AGREEMENT dated as of this 29th day of September 2006, by and among Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Company”) and AMERICAN STOCK TRANSFER & TRUST COMPANY, a financial institution chartered under the laws of the State of New York (the “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of a Securities Purchase Agreement, to be entered into on or about September 29, 2006 (the “Purchase Agreement”), the Company is offering securities in a private equity financing (the “Financing”) to “accredited investors” (the “Purchasers”) as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended, with a maximum purchase price of, in the aggregate, $28,000,000; and

WHEREAS, unless the Company consummates the Financing by October 6, 2006 (the ”Termination Date”), each Purchaser has the right to terminate its obligations under the Purchase Agreement; and

WHEREAS, the Company desires to establish an escrow account with the Agent into which the Company shall instruct the Purchasers to deposit checks and other instruments for the payment of their respective subscription amounts until a closing (a “Closing”) with respect to the Financing has occurred;

WHEREAS, following the Closing of the Financing, the Agent shall disburse certain funds pursuant to the instructions of the Company and continue to hold a portion of the funds to be disbursed following the Closing pursuant to the terms hereof:

WHEREAS, if a Closing does not occur on or before the Termination Date, the Financing will be terminated and all funds received from Purchasers will be promptly returned, without interest, penalty or deduction.

NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereby agree as follows:

1. Appointment of Agent. The Company hereby appoints the Agent as escrow agent in accordance with the terms and conditions set forth herein, and the Agent hereby accepts such appointment.

2. Delivery of Subscription Proceeds. All checks, drafts, or other instruments or wire transfer funds received from Purchasers as payment for the securities to be purchased pursuant to the Purchase Agreement will be delivered by the Company to the Agent, made payable to “American Stock Transfer & Trust Company, as Escrow Agent for Accentia Biopharmaceuticals, Inc.” The Company will provide the Agent with a chart setting forth, as to each Purchaser, his name, address, social security number or employer identification number, amount of securities being purchased, and the amount paid in connection with such purchase. The Agent is hereby empowered on behalf of the Company to endorse and collect all checks, drafts, wire funds transfers, promissory notes or other instruments received on account of purchases of the securities pursuant to the Purchase Agreement.

3. Agent to Hold and Disburse Funds. The Agent will hold in a special non-interest bearing account (or, from and after the Closing, in savings or time deposits in institutions insured by any agency of the United Sates or in securities of the United Sates and/or any agency thereof, as directed by the Company) established for the benefit of the Company (such account, the “Escrow Account”) and disburse all funds received by it pursuant to the terms of this Escrow Agreement, as follows:

3.1 Release upon a Closing. In the event that prior to the Termination Date the Agent has received funds from the sale of securities pursuant to the Purchase Agreement, the Agent will, on the date of a Closing, pursuant to written instructions signed by the Company, pay to the Company, and/or to any other person designated in such instructions (which instruction shall include, without limitation, payments to Midsummer Capital, LLC and Rodman & Renshaw, LLC), the proceeds received by the Agent from the sale of such securities, net of $7,328,584.20, which represents (i) $5,000,000 partial repayment of the further advances of credit made by Laurus Master Fund, Ltd. (“Laurus”) in excess of the Capital Availability Amount (as defined in the Amended and Restated Security Agreement, dated as of April 29, 2005, and amended and restated as of February 13, 2006, by and among Company, certain of the Subsidiaries of the Company and Laurus, as further amended and restated, amended, modified or supplemented) pursuant to terms of Overadvance Side Letter, dated as of July 14, 2006 by and among the Company, certain Subsidiaries of the Company and Laurus (the “Laurus Bridge Loan”) and (ii) six months of scheduled principal and interest payments (i.e. $2,328,584.20) in respect of the Second Amended and Restated Convertible Term Note made by the Company and certain of its Subsidiaries as of April 29, 2005, as amended and restated as of August 16, 2005, and as further amended and restated as of February 13, 2006, and issued to Laurus in the initial face amount of $10,000,000 (as amended and restated, amended, modified or supplemented from time to time, the “Laurus Term Note, to be disbursed by the Agent following the Closing in accordance with Sections 3.3, 3.4 and/or 3.5 as applicable, provided that the Company’s counsel has confirmed to the Agent in writing that all conditions for the release of the escrow funds have been met and that the securities have been issued and delivered to the Purchasers.

3.2 Release if a Closing does not occur by the Termination Date. In the event that a Closing has not taken place on or before the Termination Date, the Agent will return all funds to the Purchasers, without interest, penalty or deduction.

3.3 Release of Funds Following the Closing in Connection with Payment of Laurus Bridge Loan. Within 3 business days of January 2, 2007, so long as a Closing has occurred, the Agent shall release $5,000,000 to Laurus, in partial payment of the Laurus Bridge Loan pursuant to the wiring instructions attached hereto on Annex A or such other instructions provided in writing by Laurus to the Agent.

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3.4 Release of Funds Following the Closing in Connection with Amortization Payments to Laurus. So long as a Closing has occurred, in satisfaction of certain monthly principal and interest payments owed by the Company to Laurus under the Laurus Term Note, the Agent shall release to Laurus the sum of $388,097.36 on the first business day of each of the months of November 2007, December 2007, January 2008, February 2008, March 2008 and April 2008 (or, if less than $388,097.36 is then remaining in the Escrow Account on any such date, such amount of funds as shall then be remaining).

3.5 Release of Funds Following the Closing in Connection with a Default under the Amortization Payments to Laurus. On the first business day of each month following the date hereof, the Company is obligated to pay Laurus the principal sum of $388,097.36 under the Laurus Term Note. In the event that Laurus notifies the Agent in writing on or after the third day of any month following the date hereof (a “Laurus Payment Default Notice”) that the Company has not paid a particular monthly payment, the Agent shall release to Laurus the sum of $388,097.36 within three business days following its receipt of such Laurus Payment Default Notice (or, if less than $388,097.36 is then remaining in the Escrow Account on any such date, such amount of funds as shall then be remaining).

3.6 Deposit of Funds with the Agent Following the Closing in Connection with a Laurus Payment Default Notice. In the event the Agent has disbursed funds to Laurus in connection with a Laurus Payment Default Notice as contemplated by Section 3.5 above, the Company has agreed to deposit the sum of $388,097.36 with the Agent to be used for payments contemplated by Section 3.4 within 15 business days following the scheduled Laurus Payment Date. The Agent shall have no obligation to ensure that the Company delivers it such payments, nor does the Agent have any obligation to make any payment to Laurus under Section 3.4 in the event that all funds held by it hereunder have been disbursed pursuant to Sections 3.1, 3.3 and 3.4.

3.7 In connection with any payments to be made by the Agent under this Section 3, the Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Agent to be genuine and to be signed or presented by any person purporting to be the proper person or persons.

3.8 After April 7, 2008, following the release of amounts held in the Escrow Account to Laurus pursuant to both Sections 3.3 and 3.4 hereof, any remaining funds in the Escrow Account will, within three (3) business days of such final release of such funds to Laurus, be released and paid over to the Company pursuant to written instructions provided by the Company to the Agent.

4. Exculpation and Indemnification of Agent.

4.1 The Agent shall have no duties or responsibilities other than those expressly set forth herein. The Agent shall have no duty to enforce any obligation of any person

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to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document. Except for amendments to this Agreement referred to below, and except for instructions given to the Agent by the Company and Laurus relating to the funds deposited with the Agent under this Agreement, the Agent shall not be obligated to recognize any agreement between any and all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.

4.2 The Agent shall not be liable to the Company or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment. The Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Agent to be genuine and to be signed or presented by the proper person or persons. The Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms thereof, unless evidenced by a writing delivered to the Agent signed by the proper party or parties and, if the duties or rights of the Agent are affected, unless it shall give its prior written consent thereto.

4.3 The Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Agent be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property or this Agreement. The Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Agent pursuant to the provisions hereof. The Agent shall not be liable to the Company or to anyone else for any loss which may be incurred by reason of any investment of any monies which it holds hereunder provided the Agent has complied with the provisions of Section 3.2 hereunder.

4.4 The Agent shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by the Agent does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

4.5 To the extent that the Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of funds held

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hereunder or any payment made hereunder, the Agent may pay such taxes. The Agent shall be indemnified and held harmless against any liability for taxes and for any penalties or interest in respect of taxes, on such investment income or payments in the manner provided in Section 4.6.

4.6 The Agent will be indemnified and held harmless by the Company from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Agent hereunder, the monies or other property held by it hereunder or any income earned from investment of such monies, except for the Escrow Agent’s gross negligence or misconduct. Promptly after the receipt by the Agent or notice of any demand or claim or the commencement of any action, suit or proceeding, the Agent shall, if a claim in respect thereof is to be made against the Company, notify the Company thereof in writing, but the failure by the Agent to give such notice shall not relieve the Company from any liability which the Company may have to the Agent hereunder.

4.7 For the purposes hereof, the term “expense or loss” shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Agent, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

5. Termination of Agreement and Resignation of Agent.

5.1 This Escrow Agreement shall terminate on the final disposition of the monies and property held in escrow hereunder, provided that the rights of the Agent and the obligations of the other parties hereto under Sections 4 and 7 shall survive the termination hereof.

5.2 The Agent may resign at any time and be discharged from its duties as Agent hereunder by giving the Company, Laurus and the Purchasers at least 30 days notice thereof. As soon as practicable after its resignation, the Agent shall turn over to a successor escrow agent appointed by the Company and acceptable to Laurus and at least 75% in interest of the Purchasers all monies and property held hereunder upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new Agent is so appointed within the 60-day period following such notice of resignation, the Agent may deposit the aforesaid monies and property with any court it deems appropriate.

6. Form of Payments by Agent.

6.1 Any payments by the Agent to Purchasers or to persons other than the Company pursuant to the terms of this Agreement shall be made by check, payable to the order of each respective subscriber or other person.

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6.2 All amounts referred to herein are expressed in United States Dollars and all payments by the Agent shall be made in such dollars.

7. Compensation of Agent. For services rendered, the Agent shall receive as compensation $7,500 which fee shall be paid by the Company promptly following the signing of this Agreement. The Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all counsel, advisors’ and Agents’ fees and disbursements and all reasonable taxes or other governmental charges. It is anticipated that such disbursement shall not exceed $500.00 barring any unforeseen circumstances.

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8. Notices. All notices, requests, demands and other communications provided for herein shall be in writing, shall be delivered by hand or by first-class mail, shall be deemed given when received and shall be addressed to the parties hereto at their respective addresses listed below or to such other persons or addresses as the relevant party shall designate as to itself from time to time in writing delivered in like manner.

If to the Company:
James A. McNulty, CPA and
Samuel S. Duffey, Esquire
Accentia Biopharmaceuticals, Inc.
324 South Hyde Park Avenue, Suite 350
Tampa, Florida 33606
With a copy to:
Curt Creely, Esquire
Foley & Lardner, LLP
100 North Tampa Street, Suite 2700
Tampa, Florida 33602

If to the Agent:	American Stock Transfer & Trust Company
59 Maiden Lane—Plaza Level
New York, New York 10038
Attention: Henry Reinhold
Tel. # (212) 936-5100
Fax # (718) 234-5001

If to Laurus:	Laurus Capital Management, LLC
825 Third Avenue, 14th Floor
New York, New York 10022
Attention: Christian Thomas, Esq.
Tel. # (212) 541-5800
Fax # (212) 541-4434

If to a Purchaser:	to the address of such Purchaser set forth on Annex B hereto

9. Further Assurances: From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Agent such further documents and instruments and shall do and cause to be done such further acts as the Agent shall reasonably request (it being understood that the Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

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10. Consent to Service of Process. The Company and the Agent hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to each of the Company and the Agent at its address for purposes of notices hereunder.

11. Miscellaneous.

11.1 This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted. The terms “hereby”, “hereof”, “hereto”, “hereunder” and any similar terms, as used in this Agreement, refer to the Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The word “person” shall mean any natural person, partnership, company, government and any other form of business or legal entity. All words or terms used in this Agreement, regardless of the number or gender, in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Agreement shall not be admissible in evidence to construe the provisions of any prior agreement.

11.2 Succession and Assignment. This Agreement and the rights and obligations hereunder of the Company may be assigned by the Company only to a successor to the Company’s entire business. This Agreement and the rights and obligations hereunder of the Agent may be assigned by the Agent only to a successor to its entire business. This Agreement shall be binding upon and inure to the benefit of each party’s respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Agent, the Company, Laurus and at least 75% in interest of the Purchasers. This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 11.2) their respective successors, heirs and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

11.3 Amendments and Waivers. This Agreement may be amended only with the written consent of the Agent, the Company, Laurus and at least 75% in interest of the Purchasers. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver. No waiver by any party with respect to any condition, default or breach of covenant hereunder shall be deemed to extend to any prior or subsequent condition, default or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

11.4 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and any investigations made by any party. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

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12. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signature of all of the parties reflected hereon as the signatures.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

AMERICAN STOCK TRANSFER & TRUST COMPANY
By:
Name:
Title:
ACCENTIA BIOPHARMACEUTICALS, INC.
By:
Name:
Title:

ACKNOWLEDGED BY:
LAURUS MASTER FUND, LTD.
By:
Name:
Title:

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ANNEX A

Bank:	North Fork Bank
New York, NY 10022
ABA Number:	021407912
For Credit to:	Laurus Master Fund
Account Number:

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ANNEX B

Midsummer Investment, Ltd.	295 Madison Ave., 38th Fl. near E. 41st St. New York, NY 10017

Whitebox Convertible Arbitrage Partners, L.P.	Banc of America Securities 100 West 33rd Street Retail cashering - 3rd Floor New York, NY 10001 a/c # a/c name: Whitebox Convertible Arbitrage Partners, L.P.

Whitebox Hedged High Yield Partners, LP	Banc of America Securities 100 West 33rd Street Retail cashering - 3rd Floor New York, NY 10001 a/c # a/c name: Whitebox Hedged High Yield Partners, LP

Guggenheim Portfolio Company XXXI, LLC	Banc of America Securities 100 West 33rd Street Retail cashiering - 3rd Floor New York, NY 10001 a/c # a/c name: Guggenheim Portfolio Company XXXI, LLC

GPC LIX, LLC	Banc of America Securities 100 West 33rd Street Retail cashiering - 3rd Floor New York, NY 10001 a/c # a/c name: GPC LIX, LLC

Pandora Select Partners, LP	Deutsche Bank Securities 60 Wall Street, 14th Floor Attn: Angela Lescailli (212) 250-1079 a/c Pandora Select Partners, L.P.

Whitebox Intermarket Partners, LP	Banc of America Securities 100 West 33rd Street Retail cashiering - 3rd Floor New York, NY 10001 a/c # a/c name: Whitebox Intermarket Partners, L.P.

Laurus Master Fund, Ltd.	825 Third Ave., 14th Fl. near 50th St. New York, NY 10022

Wolverine Convertible Arbitrage Fund Trading Limited	Alicia Alvez c/o Wolverine Asset Management 901 S. Bond Street, 6th Floor Baltimore, MD 21231 Delivery should be made to acct:

Rockmore Investment Master Fund, Limited	650 Fifth Ave., 24th Fl. near W. 52nd St. New York,NY 10019

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DISCLOSURE SCHEDULES

OF

ACCENTIA BIOPHARMACEUTICALS, INC.

These are the Disclosure Schedules referred to in the Securities Purchase Agreement (the “Agreement”), dated as of             , 2006, among Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Company”), Biovest International, Inc., a Delaware corporation(ie to specify release from escrow if failure to pay principal or interest), and the persons identified as “Purchasers” in the Agreement. These Disclosure Schedules are subject to the following terms and conditions::

The inclusion of any fact, item, matter, circumstance, transaction or event in a section of these Disclosure Schedules is not deemed to be an admission or representation that the fact, item, matter, circumstance, transaction or event is or is not “material,” and such inclusion shall not be deemed an acknowledgment that such fact, item, matter, circumstance, transaction or event is required to be disclosed pursuant to the Agreement.

If any section of these Disclosure Schedules lists an item or information in such a way as to make its relevance to the disclosure required in another section or schedule readily apparent, the matter shall be deemed to have been disclosed in such other section or schedule, notwithstanding the omission of an appropriate cross-reference to such other section.

The introductory language and the heading to each section or schedule of these Disclosure Schedules are inserted for convenience only and shall not create a different standard for disclosure than the language set forth in the Agreement. Nothing in these Disclosure Schedules shall be deemed to expand the scope of the representation and warranties of the Company made in Article III of the Agreement.

Unless the context otherwise requires, all capitalized terms used herein shall have the meanings given to such terms in the Agreement.

Schedule 3.1(a)

List of the Subsidiaries of Accentia Biopharmaceuticals, Inc.

Wholly-owned Subsidiaries

Analytica International, Inc., a Florida corporation

Teamm Pharmaceuticals, Inc., a Florida corporation

Accentia Specialty Pharmacy, Inc., a Florida corporation

Accent RX, Inc., a Florida corporation (inactive)

Other

The Company owns approximately 72% of Biovest International, Inc., a Delaware corporation (BVTI)

The Company owns approximately 70.05% of Biolender, LLC, a Delaware limited liability company and Biovest International, Inc owns the remaining interest

Analytical owns 100% of Analytical International GmbH f/k/a Imor International GmbH a corporation organized in Germany

BVTI Wholly-owned Subsidiaries

Biovax, Inc., a Florida corporation

AutovaxID, Inc., a Florida corporation (inactive—incorporated but not organized)

SCHEDULE 3.1 (a)(2)

Subsidiaries

All stock in all subsidiaries named in Schedule 3.1(a) is pledged as security for the Company’s obligations to Laurus Master Fund, Ltd. (“Laurus”) pursuant to Amended and Restated Security Agreement and a Stock Pledge Agreement dated as of April, 2005, and is covered under subordinate security interests held by McKesson Corporation (“McKesson”) and Southwest Bank of St. Louis f/k/a Missouri State Bank (“MSB”). All stock of BVTI held by the Company is also pledged as subordinated security for the Company’s obligations to Laurus pursuant to a Stock Pledge Agreement dated as of March 31, 2006. The Laurus, McKesson and MSB interests in 18,000,000 shares of Biovest International, Inc. (BVTI) to be pledged to Purchasers will be released from the foregoing pledge and security agreements at Closing

The Company has a First Right of Refusal pursuant to a First Right of Refusal Agreement dated June 16, 2003 entitling the Company to purchase BVTI Common Stock upon the occurrence of certain stock issuances by BVTI, including without limitation issuances pursuant to exercise of warrants and/or conversion of outstanding convertible debt to equity.

Schedule 3.1(e)

Required Consents

Consent from Laurus Master Fund, Ltd.

Consent from Southwest Bank of St. Louis f/k/a Missouri State Bank

Consent from McKesson Corporation

Consent under registration rights agreements granted to certain stockholders

All listed consents will be satisfied at Closing

Schedule 3.1 (g) - Capitalization

Shares outstanding	31,716,279

Shares issueable upon conversion of Laurus Term Note	1,280,835
Shares issueable upon conversion of Minimum Borrowing Note	367,647

Total convertible debt	1,648,482

MAYO Warrants - July 2006	25,000

MAYO Warrants - August 2006	450,000
Laurus Warrants	1,000,000

Warrants offered with 5-15-06 Private Equity Transaction	823,500

Telesis CDE Corporation (NMTC - 70,000 vested)	100,000
Holman warrants (@ $8.00)	35,000
Outstanding Stock Options	2,211,574

Total options and warrants	4,645,074

Fully diluted common shares	38,009,835

Laurus Term Note principal balance	8,709,678
IPO Price	$8.00
Conversion rate (as a percent of IPO Price)	85%
Conversion price	$6.80
Shares	1,280,835

Date Issued	Exercise Price	Vested	Note
7/20/2006	$3.50	100%
8/22/2006	$3.50	33%	150,000 vest upon issue, 1st anniv., 2nd anniv.
8/2/2005	$8.00	100%
5/15/2006	$6.59	100%	Issued with Equity Offering
4/25/2006	$9.00	70%	100% vested upon completion of 2nd Suballocation Event
11/2/2005	$8.00	100%

Employee Stock Options

Outstanding	2,211,574	Vested	1,746,882
Weighted Average Exercise Price	$3.38	Weighted Average Exercise Price	$3.06

SCHEDULE 3.1 (j)

Litigation

In October 2002, the Company’s subsidiary, AccentRx, Inc, acquired the assets and certain liabilities of American Prescription Providers, Inc. and American Prescription Providers of New York, Inc., collectively referred to as APP, which at the time of purchase operated a mail-order specialty pharmacy focused on filling prescriptions for AIDS patients and organ transplants. APP learned in May 2002 that the U.S. Department of Justice was conducting an industry-wide investigation under anti-kickback laws and other laws and regulations relating to purchases and sales of Serostim, an AIDS-wasting drug manufactured by Serono, Inc., from 1997 through 2000. As part of this investigation, in May 2002, APP received a subpoena from the U.S. Attorney’s Office for the District of Massachusetts, and in March 2004, it received a federal grand jury subpoena seeking records related to Serostim prescriptions dispensed by APP, reimbursement claims submitted to Medicaid for Serostim, and APP’s relationships with Serono. The Company is not aware of any investigation into the acts of AccentRx or the Company with regard to the conduct of the mail-order pharmacy business following AccentRx’s purchase of APP’s assets. More detailed disclosure of the facts and circumstances of this Serostim investigation can be obtained through reference to the “Litigation” disclosure section in the Company’s quarterly and annual reports filed with the SEC.

Schedule 3.1 (L)

Defaults

The Company’s subsidiary, TEAMM Pharmaceuticals, Inc., is required by its agreements with Ryan Pharmaceuticals and Argent Development Group to maintain a minimum number of sales representatives. As of the date hereof, TEAMM Pharmaceuticals, Inc. does not employ the required minimum number of sales representatives. The Company has been in active negotiations with Ryan and Argent to resolve this matter and we are seeking a resolution which obviates this requirement. The Company has not received a notice of default regarding this matter.

In late June 2006 the Company initiated physician detailing for its MDTurbo product, a breath-activated dose-counting companion product for metered dose inhalers. To date, the sales of this product have not satisfied the minimum purchase requirements imposed by the agreement between the Company and the owner of the product, Respirics, Inc. The lower purchases resulted from delays in the Company’s receipt of products and in turn a delay in the launch of the product. Coupled with this there was an initial short fall in product delivered to the Company which could be used as samples. Samples are considered important to the ability of physicians, pharmacists and other healthcare providers to demonstrate the product to potential patients. Compounding these factors, the Company had a smaller than contractually required sales force, which was to some extent offset by the Company’s success in obtaining higher and more rapid acceptance of the product by managed care organizations than expected. In spite of the many factors, the most significant of which are considered by the Company to have been beyond its control, Respirics could assert that the Company has breached provisions relating to minimum purchase and minimum salesmen requirements. Respirics has not formally declared a breach. The parties are currently engaged in discussions concerning this matter. While discussions to date have been amicable, there is no certainty of the ultimate outcome.

Payment of the McKesson Revolving Debt in principal amount of $400,000 was due on July 31, 2006; however, based on ongoing discussions with McKesson Corporation, the payment has been held in abeyance pending Closing and no notice of default has been received.

Miscellaneous pass due trade payables in the approximate amount of $1.6 million where no notice of default has been provided.

Schedule 3.1(o)

Patents and Trademark

Biovest International, Inc.’s (BVTI) trade name application is being opposed by Biotest AG before the Trademark Trial and Appeal Board. The opposition is in the early discovery stage.

Schedule 3.1(s)

Fees

The Company is obligated to pay fees to Rodman & Renshaw, LLC in connection with the transaction described in this Agreement. The fees are: (i) 6% of the cash consideration received by the Company from the sale of Debentures up to $25 million to be paid in cash to Rodman & Renshaw and (ii) warrants with the same terms including exercise price as the warrants issued to Purchasers for that number of shares of the Company’s Common Stock (with no right to purchase BVTI shares) equal to 6% of the cash purchase price for Debentures up to $25 million divided by the warrant exercise price.

Schedule 3.1(v)

Registration Rights

Accentia Biopharmaceuticals, Inc. (the “Company”) has granted the following registration rights:

The Company has granted registration rights under the following Agreements:

(a)	Registration Rights Agreement, dated May 15, 2005, among the Company and the parties identified as “Initial Investors” therein.

This agreement was entered into by the Company in connection with the “PIPE” transaction that the Company closed on May 15, 2006. Pursuant to this agreement, the Company has filed, and the Commission declared effective on June 22, 2006, an S-1 registration statement registering the resale of the shares sold to the investors in the PIPE transaction (Registration No. 333-135018). All of the registrable securities under this agreement have been included in such registration statement and the Company has a continuing obligation to maintain the effectiveness of this registration statement until all of the registrable securities have been sold or are eligible for sale under Rule 144(k).

(b)	Amended and Restated Registration Rights Agreement, dated February 13, 2006, between the Company and Laurus Master Fund, Ltd. (“Laurus”).

This agreement was entered into by the Company in connection with the Company’s credit facility with Laurus, and it required the Company to file and have declared effective a registration statement covering the resale of all shares of Company common stock issuable pursuant to the term note and minimum borrowing note issued by the Company to Laurus or issuable pursuant to all warrants issued to Laurus through the date of the Agreement. The Company has filed, and the Commission declared effective on June 23, 2006, an S-1 registration statement (Registration No. 333-132237) registering all such shares (the “Laurus Registration Statement”), and the Company has a continuing obligation to maintain the effectiveness of this registration statement until all of the registrable securities have been sold or are eligible for sale under Rule 144 without volume restrictions. This registration statement registers all currently existing registrable securities under this Agreement, although if there is an increase in the number of shares underlying the term note and minimum borrowing note issued to Laurus, the Company may be required to file additional registration statements to register the resale of such securities. Laurus has waived its right to include any of its registrable securities in the initial Registration Statement and has waived any right to require the Company to file any registration statement prior to the date on which the Registration Statement is filed.

(c)	Overadvance Letter Agreement, dated July 13, 2006, between the Company and Laurus.

Under this agreement, the Company issued to Laurus 100,000 shares of Company common stock as a non-refundable servicing payment. Under this agreement, Laurus was granted piggyback registration rights as to future-filed resale registration statements. Laurus has waived its right to include these shares in the initial Registration Statement.

(d)	Amended and Restated Investors’ Rights Agreement, dated January 7, 2005, between the Company and Pharmaceutical Product Development, Inc., as amended July 8, 2005 and August 11, 2005 (including Assignment and Assumption Agreement, dated June 28, 2005, among the Company, Pharmaceutical Product Development, Inc. and PPD International Holdings, Inc. (“PPD”)).

Under this Agreement, PPD has demand registration rights as to all of the shares of Common Stock held by it that were issued upon the automatic conversion of the Company’s Series E Preferred Stock at the time of the Company’s IPO. 1,423,441 of such shares (out of a total of 4,270,323 registrable securities under such agreement) were included in the Laurus Registration Statement, and as to the registrable shares not included in the Laurus Registration Statement, PPD has waived its right to include such remaining registrable securities in the initial Registration Statement and has waived any right to require the Company to file any registration statement prior to the date on which the initial Registration Statement is filed.

(e)	Investors’ Rights Agreements of various dates between the Company and the former holders of Series E Preferred Stock of the Company (excluding PPD).

In addition to the registration rights held by PPD, the other former holders of the Company’s Series E Preferred Stock have demand and piggyback registration rights as to the common shares that they received upon the auto may demand that we register for public resale under the Securities Act all shares of common stock held by them as a result of conversion their Series E shares upon the Company’s IPO. However, through a waiver executed by the holders of more than 50% of such registrable securities, these holders have waived their right to include such registrable securities in the initial Registration Statement and have waived any right to require the Company to file any registration statement prior to the date on which the initial Registration Statement is filed.

(f)	Registration Rights Agreement, dated April 3, 2002, between the Company and Steven Arikian, M.D., John Doyle, Julian Casciano, and Roman Casciano, as amended by Amendment No. 1, dated March 30, 2005, and Amendment No. 2, dated April 29, 2005.

The four former stockholders of the Company’s Analytica subsidiary have piggyback registration rights under this agreement, but through a waiver executed by the holders of more than 50% of such registrable securities, these holders have waived their right to include such registrable securities in the initial Registration Statement and have waived any right to require the Company to file any registration statement prior to the date on which the initial Registration Statement is filed.

Biovest International (“BVTI”) has granted the following registration rights:

Names of Investors and/or other security holders have the right to cause the company to file a registration statement

(a)	Pulaski Bank and Trust.

(b)	Laurus Master Fund, Ltd.

The Agreement that gives them those rights

(a)	September 5, 2006 Warrant

(b)	March 31, 2006 Registration Rights Agreement

What securities are subject to those registration rights (including a description of the material terms of any derivative securities)?

(a) If BVTI plans to file a registration statement with the U.S. Securities and Exchange Commission covering shares of common stock of BVTI (“Registration Statement”), BVTI shall provide written notice to Pulaski and Pulaski shall have 30 days to require in writing that all shares of common stock underlying the Warrant, to the extent vested, be covered in the Registration Statement. Notwithstanding the foregoing, BVTI shall have full discretion to determine not to include the shares underlying the warrant in any registration statement if BVTI reasonably determines that such registration may adversely effect the registration statement, the offering described in the registration statement or otherwise adversely effect BVTI.

(b) BVTI is to register for public resale the shares of their common stock that may be issued to Laurus pursuant to warrant purchase agreement. BVTI is obligated to file a registration statement covering the resale of all shares that may be acquired by Laurus pursuant to the above-described warrant.

Accentia Biopharmaceuticals, Inc.

Schedule 3.1 (aa)

List of Indebtedness as of September 15, 2006

Company	Description	Maturity Date	Debt Payable
Direct obligations of the Company:
	LT Note Payable - Laurus (a), (f), (g)	4/29/2008	$8,709,677
	LOC - Laurus (a), (f), (g)	4/29/2008	$5,536,216
	Laurus Bridge Loan (a), (f), (g)	1/1/2007	$5,000,000
	LOC - Missouri State Bank (c), (j), (k)	1/15/2007	$4,000,000
	Hopkins Capital Group II	8/15/2007	$980,000
	ST Note Payable - McInnis (2)	12/2/2005	$350,000
	Revolver - McKesson (2) (b), (h), (i)	7/31/2006	$400,000

Guarantees of the Company:
Analytica	Analytica Lease Guaranty (1)		$98,151

Obligations of Subsidiaries:

Biovest	Laurus Term Loan with Accentia Guaranty (d), (e)	4/2009	$7,705,121
Biovest	Pulaski Bank & Trust Promissory Note	1/5/2007	$2,000,000
Biovest	Various Bridge Loans	Various-all less than 12 months	$342,330
Biovest	Accentia Demand Note (l)	within 30 days of written demand	$4,908,761

(1)	The company’s guaranty is contractually capped at $98,151.
(2)	To be paid at closing

Security interest granted by Accentia:

(a)	Laurus Master Fund – First security interest in all of the assets of Accentia, including all subsidiary stock owned by Accentia (1)

(b)	McKesson Corporation – Second security interest in all of the assets of Accentia, including all subsidiary stock owned by Accentia (1)

(c)	Southwest Bank f/k/a Missouri State Bank – Third security interest in all of the assets of Accentia, including all subsidiary stock owned by Accentia (1)

(1) The Laurus, McKesson and MSB interests in 18,000,000 shares of Biovest International, Inc. (BVTI) to be pledged to Purchasers will be released from the foregoing pledge and security agreements at Closing

Security interest granted by subsidiaries:

(d)	Laurus Master Fund – First security interest in all of the assets of Biovest and all of its assets in its subsidiaries including BiovaxID, Inc.

(e)	Laurus Master Fund – First security interest in all of the assets of Biolender, LLC

(f)	Laurus Master Fund – First security interest in all of the assets of TEAMM

(g)	Laurus Master Fund – First security interest in all of the assets of Analytica (U.S. only)

(h)	McKesson – Second security interest in all of the assets of Analytica (U.S. only)

(i)	McKesson – Second security interest in all of the assets of TEAMM

(j)	Southwest Bank f/k/a Missouri State Bank – Third security interest in all of the assets of TEAMM

(k)	Southwest Bank f/k/a Missouri State Bank – Third security interest in all of the assets of Analytica (U.S. only)

(l)	Accentia Biopharmaceuticals – Second security interest in all of the assets of Biovest

Schedule 3.1 (ee)
Company’s Accountants

Aidman, Piser & Company
401 East Jackson Street
Tampa, Florida 33602

Schedule 3.1(ff)

Seniority

Except with respect to purchasers’ first security interest in 18,000,000 shares of Biovest International, Inc. (BVTI) described in the Pledge Agreement, the indebtedness to Laurus Master Fund, Ltd., Southwest Bank f/k/a Missouri State Bank and McKesson Corporation together with the Liens associated therewith are senior to the Debentures.

Pursuant to the security agreement dated August 17, 2004 between the Company and BVTI, the Company has a security interest in all assets of BVTI. However, the Company subordinated its security interest in all assets of BVTI to Laurus Master Fund, Ltd. on March 31, 2006.

Security interest granted by Accentia:

Laurus Master Fund – First security interest in all of the assets of Accentia, including all subsidiary stock owned by Accentia (1)

McKesson Corporation – Second security interest in all of the assets of Accentia, including all subsidiary stock owned by Accentia (1)

Southwest Bank f/k/a Missouri State Bank – Third security interest in all of the assets of Accentia, including all subsidiary stock owned by Accentia(1)

(1) The Laurus, McKesson and MSB interests in 18,000,000 shares of Biovest International, Inc. (BVTI) to be pledged to Purchasers will be released from the foregoing pledge and security agreements at Closing

Security interest granted by subsidiaries:

Laurus Master Fund – First security interest in all of the assets of Biovest and all of its assets in its subsidiaries

Laurus Master Fund – First security interest in all of the assets of Biolender, LLC

Laurus Master Fund – First security interest in all of the assets of TEAMM

Laurus Master Fund – First security interest in all of the assets of Analytica (U.S. only)

McKesson – Second security interest in all of the assets of Analytica (U.S. only)

McKesson – Second security interest in all of the assets of TEAMM

Southwest Bank f/k/a Missouri State Bank – Third security interest in all of the assets of TEAMM

Southwest Bank f/k/a Missouri State Bank – Third security interest in all of the assets of Analytica (U.S. only)

Accentia Biopharmaceuticals – Second security interest in all of the assets of Biovest

Principal amounts due to creditors listed above:

Accentia
Laurus Term Note	$8,709,677
Laurus Revolver	$5,536,216
Laurus Bridge Loan	$5,000,000
Southwest Bank	$4,000,000
McKesson Corporation	$400,000

Biovest
Laurus Term Note	$7,705,121
Accentia Demand Note	$4,908,761

SCHEDULE 3.1 (ll)

FDA

The FDA has issued a guidance related to DESI products including DESI products containing carbinoxamine. DESI products are promoted by Teamm Pharmaceuticals, Inc. and three of the DESI products contain carbinoxamine which products are marketed under the Histex label.

Additionally, the Histex I/E product promoted by TEAMM Pharmaceuticals was the subject of a manufacturer’s recall during the first calendar quarter of 2006. TEAMM no longer promotes this item as a result of the product recall.

Schedule 4.9

Use of Proceeds

Additional Permitted Debt Payments: All regularly scheduled and revolving debt payments to Laurus Master Fund, Ltd. and Southwest Bank of St. Louis f/k/a Missouri State Bank as per table below. At Closing, the Company will pay to McKesson Corporation $400,000 plus interest and Allan MacInnis $350,000 plus interest. Additionally at closing the Company will transfer the following proceeds into an escrow account at American Stock Transfer to assure future payments to Laurus Master Fund, Ltd: (i) $5.0 million to be used to pay the principal amount of the Bridge Loan to Laurus in the amount of $5 million on January 1, 2007 and (ii) $1,935,489.99 representing six monthly principal and interest payments in the amount of $322,581.65 under the Term Note due Laurus which shall be held in escrow until the earliest of failure by the Company to timely make a monthly principal or interest payment to Laurus or commencing on the fourteen month used to pay monthly amortization payment to Laurus under the Term Note. Additionally, following closing, the Company may pay up to $1.5 million in advance of the regularly scheduled payment date to Southwest Bank of St. Louis f/k/a Missouri State Bank as a part of an extension of the balance of the line of credit due in January 2007 (negotiation of the terms are not yet finalized).

Company	Description	Maturity Date	Debt Payable
Direct obligations of the Company:
	LT Note Payable – Laurus (1)	4/29/2008	$8,709,677
	LOC - Laurus	4/29/2008	$5,536,216
	Laurus Bridge Loan	1/1/2007	$5,000,000
	LOC - Missouri State Bank	1/15/2007	$4,000,000

(1)	Monthly payments of $322,581.65

Additional Permitted Trade Payments: All payments in connection with past and potential future product purchases and related development and commercialization.

Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of September 29, 2006, among Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Company”) and the several purchasers signatory hereto (each such purchaser, a “Purchaser” and, collectively, the “Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof, between the Company and each Purchaser (the “Purchase Agreement”).

The Company and each Purchaser hereby agrees as follows:

1. Definitions

Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(d).

“Effectiveness Date” means, with respect to the initial Registration Statement required to be filed hereunder, the 90th calendar day following the date hereof (the 135th calendar day in the case of a review by the Commission of the initial Registration Statement) and, with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the 90th calendar day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required hereunder (the 120th calendar day in the case of a review by the Commission of such additional Registration Statement); provided, however, in the event the Company is notified by the Commission that one of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates required above.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Event” shall have the meaning set forth in Section 2(b).

“Event Date” shall have the meaning set forth in Section 2(b).

“Filing Date” means, with respect to the initial Registration Statement required hereunder, the later of (i) November 1, 2006 or (ii) 30th calendar day following the date hereof and, with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the 30th day following the date on which the Company first knows, or reasonably should have known that such additional Registration Statement is required hereunder.

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“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Losses” shall have the meaning set forth in Section 5(a).

“Plan of Distribution” shall have the meaning set forth in Section 2(a).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means (i) all of the shares of Common Stock issuable upon conversion in full of the Debentures, (ii) all shares issuable as interest or principal on the Debentures assuming all permissible interest and principal payments are made in shares of Common Stock and the Debentures are held until maturity, (iii) all Warrant Shares, (iv) shares of Common Stock underlying warrants issuable pursuant to Section 6 of the Debentures, (v) any additional shares issuable in connection with any anti-dilution provisions in the Debentures or the Warrants (including warrants issuable pursuant to Section 6 of the Debentures) (in each case, without giving effect to any limitations on conversion set forth in the Debenture or limitations on exercise set forth in the Warrant) and (vi) any securities issued or issuable upon any stock split, stock dividend or other similar transaction contemplated by Rule 416 of the Securities Act; provided, however, that the shares of Common Stock underlying any warrants issuable pursuant to Section 6 of the Debentures shall only become Registrable Securities upon the issuance of such warrants.

“Registration Statement” means the registration statements required to be filed hereunder and any additional registration statements contemplated by Section 3(c), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

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“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Selling Shareholder Questionnaire” shall have the meaning set forth in Section 3(a).

2. Shelf Registration

(a) On or prior to each Filing Date, the Company shall prepare and file with the Commission a “Shelf” Registration Statement covering the resale of 110% of the Registrable Securities on such Filing Date for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith) and shall contain (unless otherwise directed by at least a 75% majority in interest of the Holders) substantially the “Plan of Distribution” attached hereto as Annex A; provided such Plan of Distribution section of the Registration Statement shall be amended to the extent required to respond to comments received by the Company from the Commission, provided further that any such amendments shall be reasonably acceptable to the Holders. Subject to the terms of this Agreement, the Company shall use its best efforts to cause a Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold, or may be sold without volume restrictions pursuant to Rule 144(k), as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”). The Company shall request effectiveness of a Registration Statement as of 5:00 p.m. New York City time on a Trading Day. The Company shall immediately notify the Holders via facsimile of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of a Registration Statement. The Company shall, by 9:30 a.m. New York City time on the Trading Day after the Effective Date (as defined in the Purchase Agreement), file a final Prospectus with the Commission as required by Rule 424. Failure to so notify the Holder within 1 Trading Day of such notification of effectiveness or failure to file a final Prospectus as foresaid shall be deemed an Event under Section 2(b).

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(b) If: (i) a Registration Statement is not filed on or prior to its Filing Date (if the Company files a Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 3(a) herein, the Company shall not be deemed to have satisfied this clause (i)), or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed,” or not subject to further review, unless the Company is required to include its next quarterly or annual financial statements prior to the expiration of such five Trading Days in which case such date (if later) shall be the earlier of the 10th day following the earlier of (y) the date such financial statements are filed and (z) the date the applicable quarterly or annual financial statements are required to be filed with the Commission (without regard to any extensions), or (iii) prior to its Effectiveness Date, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within 15 calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for a Registration Statement to be declared effective, or (iv) a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission by its Effectiveness Date, or (v) after the Effectiveness Date, a Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities for more than 15 consecutive calendar days or more than an aggregate of 30 calendar days during any 12-month period (which need not be consecutive calendar days) (any such failure or breach being referred to as an “Event”, and for purposes of clause (i) or (iv) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five Trading Day period is exceeded, or for purposes of clause (iii) the date which such 15 calendar day period is exceeded, or for purposes of clause (v) the date on which such 15 or 30 calendar day period, as applicable, is exceeded being referred to as “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.0% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities then held by such Holder. The parties agree that (1) the Company will not be liable for liquidated damages under this Agreement with respect to any Warrants or Warrant Shares, (2) in no event will the Company be liable for liquidated damages under this Agreement in excess of 2.0% of the aggregate Subscription Amount of the Holders in any 30-day period and (3) the maximum aggregate liquidated damages payable to a Holder under this Agreement shall be 24% of the aggregate Subscription Amount paid by such Holder pursuant to the Purchase Agreement (less any liquidated damages paid to such Holder by BVTI under that certain Registration Rights Agreement of even date herewith among the Purchasers and BVTI). If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such

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lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

3. Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than five Trading Days prior to the filing of each Registration Statement and not less than one Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that the Company is notified of such objection in writing no later than 3 Trading Days after the Holders have been so furnished copies of a Registration Statement or 1 Trading Day after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto. Each Holder agrees to furnish to the Company a completed Questionnaire in the form attached to this Agreement as Annex B (a “Selling Shareholder Questionnaire”) not less than three Trading Days prior to the Filing Date or by the end of the third Trading Day following the date on which such Holder receives draft materials in accordance with this Section.

(b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities as contemplated by Section 3(c) below; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that the Company may excise any information contained therein which would

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constitute material non-public information as to any Holder which has not executed a confidentiality agreement with the Company); and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act applicable to the Company with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c) If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 90% of the number of shares of Common Stock then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable, but in any case prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holders of not less than 110% of the number of such Registrable Securities.

(d) Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement; and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (vi) the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or

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Prospectus; provided that any and all of such information shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law; provided, further, notwithstanding each Holder’s agreement to keep such information confidential, the Holders make no acknowledgement that any such information is material, non-public information.

(e) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(f) Furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(g) Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d).

(h) If NASDR Rule 2710 requires any broker-dealer to make a filing prior to executing a sale by a Holder, the Company shall (i) make an Issuer Filing with the NASDR, Inc. Corporate Financing Department pursuant to proposed NASDR Rule 2710(b)(10)(A)(i), (ii) respond within five Trading Days to any comments received from NASDR in connection therewith, (iii) and pay the filing fee required in connection therewith.

(i) Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

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(j) If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(k) Upon the occurrence of any event contemplated by this Section 3, as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(k) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial liquidated damages pursuant to Section 2(b), for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12 month period.

(l) Comply with all applicable rules and regulations of the Commission.

(m) The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the Common Stock. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three Trading Days of the Company’s request or a completed Selling Shareholder Questionnaire as described in Section 3(a) above, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company, and the Company shall be permitted to exclude such Holder from the Registration Statement, provided that as soon as such information and/or questionnaire is furnished, the Company shall use its best efforts to include such Holder on the Registration Statement after filing.

4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not

8

any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, (B) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities) and (C) if not previously paid by the Company in connection with an Issuer Filing, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with NASD Regulation, Inc. pursuant to the NASD Rule 2710, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

5. Indemnification

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, shareholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form

9

of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus or (ii) to the extent that such information relates to such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

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(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is judicially determined to be not entitled to indemnification hereunder.

(d) Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or

11

payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6. Miscellaneous

(a) Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b) No Piggyback on Registrations. Except as set forth on Schedule 6(b) attached hereto, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the initial Registration Statement other than the Registrable Securities. The Company shall not file any other

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registration statements until the initial Registration Statement required hereunder is declared effective by the Commission, provided that this Section 6(b) shall not prohibit the Company from filing amendments to registration statements filed prior to the date of this Agreement.

(c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

(d) Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as it practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(b).

(e) Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each Holder a written notice of such determination and, if within fifteen days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that, the Company shall not be required to register any Registrable Securities pursuant to this Section 6(e) that are eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act or that are the subject of a then effective Registration Statement.

(f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders 75% or more of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

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(g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Holders of the then-outstanding Registrable Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

(i) No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as set forth on Schedule 6(i), neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(j) Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(k) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(l) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(m) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

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(n) Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(o) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

********************

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Alan M. Pearce
Name:	Alan M. Pearce
Title:	Chief Financial Officer

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

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[SIGNATURE PAGE OF HOLDERS TO ABPI RRA]

Name of Holder: Whitebox Hedged High Yield Partners, LP

Signature of Authorized Signatory of Holder:	/s/ Jonathan Wood

Name of Authorized Signatory: Jonathan Wood

Title of Authorized Signatory: Chief Financial Officer/Director

[SIGNATURE PAGES CONTINUE]

17

[SIGNATURE PAGE OF HOLDERS TO ABPI RRA]

Name of Holder: Wolverine Convertible Arbitrage Fund Trading Limited

Signature of Authorized Signatory of Holder:	/s/ James V. Harkness

Name of Authorized Signatory: James V. Harkness

Title of Authorized Signatory: Director

[SIGNATURE PAGES CONTINUE]

18

[SIGNATURE PAGE OF HOLDERS TO ABPI RRA]

Name of Holder: Rockmore Investment Master Fund, Limited

Signature of Authorized Signatory of Holder:	/s/ Bruce Bernstein

Name of Authorized Signatory: Bruce Bernstein

Title of Authorized Signatory: Managing Member

[SIGNATURE PAGES CONTINUE]

19

[SIGNATURE PAGE OF HOLDERS TO ABPI RRA]

Name of Holder: Pandora Select Partners, L.P.

Signature of Authorized Signatory of Holder:	/s/ Jonathan Wood

Name of Authorized Signatory: Jonathan Wood

Title of Authorized Signatory: Chief Financial Officer/Director

[SIGNATURE PAGES CONTINUE]

20

[SIGNATURE PAGE OF HOLDERS TO ABPI RRA]

Name of Holder: GPC LIX, LLC

Signature of Authorized Signatory of Holder:	/s/ Jonathan Wood

Name of Authorized Signatory: Jonathan Wood

Title of Authorized Signatory: Chief Financial Officer/Director

[SIGNATURE PAGES CONTINUE]

21

[SIGNATURE PAGE OF HOLDERS TO ABPI RRA]

Name of Holder: Guggenheim Portfolio Company XXXI, LLC

Signature of Authorized Signatory of Holder:	/s/ Jonathan Wood

Name of Authorized Signatory: Jonathan Wood

Title of Authorized Signatory: Chief Financial Officer/Director

[SIGNATURE PAGES CONTINUE]

22

[SIGNATURE PAGE OF HOLDERS TO ABPI RRA]

Name of Holder: Whitebox Intermarket Partners, LP

Signature of Authorized Signatory of Holder:	/s/ Jonathan Wood

Name of Authorized Signatory: Jonathan Wood

Title of Authorized Signatory: Chief Financial Officer/Director

[SIGNATURE PAGES CONTINUE]

23

[SIGNATURE PAGE OF HOLDERS TO ABPI RRA]

Name of Holder: Whitebox Convertible Arbitrage Partners, L.P

Signature of Authorized Signatory of Holder:	/s/ Jonathan Wood

Name of Authorized Signatory: Jonathan Wood

Title of Authorized Signatory: Chief Financial Officer/Director

[SIGNATURE PAGES CONTINUE]

24

[SIGNATURE PAGE OF HOLDERS TO ABPI RRA]

Name of Holder: Laurus Master Fund, Ltd.

Signature of Authorized Signatory of Holder:	/s/ Eugene Grin

Name of Authorized Signatory: Eugene Grin

Title of Authorized Signatory: Director

[SIGNATURE PAGES CONTINUE]

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[SIGNATURE PAGE OF HOLDERS TO ABPI RRA]

Name of Holder: Midsummer Investment Limited

Signature of Authorized Signatory of Holder:	/s/ Scott D. Kaufman

Name of Authorized Signatory: Scott D. Kaufman

Title of Authorized Signatory: Managing Director of Midsummer Capital, LLC acting as investment manager of Midsummer Investment, Ltd.

[SIGNATURE PAGES CONTINUE]

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Annex A

Plan of Distribution

Each Selling Stockholder (the “Selling Stockholders”) of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the Nasdaq Global Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

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In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions that were entered into after the effective date of the registration statement of which this prospectus is a part, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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Annex B

ACCENTIA BIOPHARMACEUTICALS, INC.

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Common Stock”) of Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Company”), (the “Registrable Securities”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

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The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1. Name.

(a)	Full Legal Name of Selling Securityholder ______________________________________________________________________________________________________________

(b)

Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

______________________________________________________________________________________________________________

(c)

Full Legal Name of Natural Control Person(s) (which means a natural person(s) who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

______________________________________________________________________________________________________________

2. Address for Notices to Selling Securityholder:

_________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________

Telephone:_______________________________________________________________________________________________________________

Fax:____________________________________________________________________________________________________________________

Contact Person:___________________________________________________________________________________________________________

3. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes  ☐            No  ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company.

Yes  ☐            No  ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

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(c)	Are you an affiliate of a broker-dealer?

Yes  ☐            No  ☐

(d)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes  ☐            No  ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4. Beneficial Ownership of Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)	Type and Amount of other securities beneficially owned by the Selling Securityholder:

________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________

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5. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

__________________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________________

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:_________________________________	Beneficial Owner: _________________________________

By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

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Schedule 6(b) to Registration Rights Agreement

None

Schedule 6(i) to Registration Rights Agreement

Accentia Biopharmaceuticals, Inc. (the “Company”) has granted the following registration rights:

Names of Investors and/or other security holders that have the right to cause the company to file a registration statement:

(a)	Laurus Master Fund, Ltd.

(b)	PIPE Investment dated May 15, 2006

(c)	Series E Investors

(d)	Series B Investors:

The Agreement that gives them those rights

(a)	February 13, 2006 Amended and Restated Registration Rights Agreement

(b)	May 15, 2006 Registration Rights Agreement

(c)	Investor Rights Agreement

(d)	Registration Rights Agreement

What securities are subject to those registration rights (including a description of the material terms of any derivative securities)?

Set forth below are summaries of the existing registration rights. These are only summaries of the rights and are qualified in all respects by the terms of the actual agreements granting such rights.

(a) The Company must register for public resale the shares of the Company’s common stock that may be issued to Laurus pursuant to the conversion of its second amended and restated secured convertible term note in the principal amount of $10.0 million, its second amended and restated secured convertible minimum borrowing note in the principal amount of up to $2.5 million, and its common stock purchase warrants. The Company filed Registration Statement No. 333-132237 on June 23, 2006

(b) The Company is required to file within 30 days following the closing of the private placement a resale registration statement for the shares issued in the private placement and the shares underlying all the warrants issued in the private placement to enable the resale of such shares by the selling stockholders on a delayed or continuous basis under Rule 415 of the Securities Act. We are then required to cause such registration statement to become effective within 90 days after the date of the closing of the private placement. The Company filed Registration Statement No. 333-135018 on June 22, 2006

(c) The former holders of our Series E preferred stock may demand that we register for public resale under the Securities Act all shares of common stock held by them as a result of conversion their Series E shares they request to be registered, provided that PPD International make the demand for registration with an aggregate offering price expected to exceed $2.0 million. A majority of the former Series E stockholders have waived their right to include their shares in the registration statement, except for PPD International, which has elected to include 1,423,441 of its shares in such registration statement. We filed Registration Statement No. 333-132237 on June 23, 2006 pursuant to PPD’s registration right. Once we are eligible to register shares on Form S-3, the aggregate offering price requirement for the former holders of our Series E Preferred Stock to demand registration decreases to $500,000.

(d) If the Company files a registration statement in connection with a public offering of our securities for cash, other than a registration statement for the resale of the Laurus shares or a registration statement pursuant to the above-described May 15, 2006 registration rights agreement, then the former Analytica stockholders may request that their shares be included in such registration statement, provided that in the case of an underwritten public offering, the underwriters in such offering may limit the number of such shares to be included in the registration statement if the underwriters determine that including such shares will jeopardize the offering.

Biovest International (“BVTI”) has granted the following registration rights:

Names of Investors and/or other security holders have the right to cause the company to file a registration statement

(a)	Pulaski Bank and Trust.

(b)	Laurus Master Fund, Ltd.

The Agreement that gives them those rights

(a)	September 5, 2006 Warrant

(b)	March 31, 2006 Registration Rights Agreement

What securities are subject to those registration rights (including a description of the material terms of any derivative securities)?

(a) If BVTI plans to file a registration statement with the U.S. Securities and Exchange Commission covering shares of common stock of BVTI (“Registration Statement”), BVTI shall provide written notice to Pulaski and Pulaski shall have 30 days to require in writing that all shares of common stock underlying the Warrant, to the extent vested, be covered in the Registration Statement. Notwithstanding the foregoing, BVTI shall have full discretion to determine not to include the shares underlying the warrant in any registration statement if BVTI reasonably determines that such registration may adversely effect the registration statement, the offering described in the registration statement or otherwise adversely effect BVTI.

(b) BVTI is to register for public resale the shares of their common stock that may be issued to Laurus pursuant to warrant purchase agreement. BVTI is obligated to file a registration statement covering the resale of all shares that may be acquired by Laurus pursuant to the above-described warrant.

Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of September 29, 2006, among Biovest International, Inc., a Delaware corporation (the “Company”) and the several purchasers signatory hereto (each such purchaser, a “Purchaser” and, collectively, the “Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof, between Accentia Biopharmaceuticals, Inc. (“Accentia”), a majority shareholder of the Company, and each Purchaser (the “Purchase Agreement”).

The Company, as a majority owned subsidiary of Accentia, will directly and indirectly benefit from the extension of credit to Accentia represented by the issuance of the Debentures pursuant to the Purchase Agreement.

The Company and each Purchaser hereby agrees as follows:

1. Definitions

Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(d).

“Effectiveness Date” means, with respect to the initial Registration Statement required to be filed hereunder, the 90th calendar day following the date hereof (the 135th calendar day in the case of a review by the Commission of the initial Registration Statement); provided, however, in the event the Company is notified by the Commission that one of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates required above.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Event” shall have the meaning set forth in Section 2(b).

“Event Date” shall have the meaning set forth in Section 2(b).

“Filing Date” means, with respect to the initial Registration Statement required hereunder, the 30th calendar day following the date hereof.

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“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Losses” shall have the meaning set forth in Section 5(a).

“Plan of Distribution” shall have the meaning set forth in Section 2(a).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means up to 18,000,000 shares of issued and outstanding BVTI Common Stock in the aggregate, transferable to a Holder (i) upon exchange of the Debentures, (ii) as a payment of principal on the Debentures, (iii) upon exercise of the Warrants, (iv) upon a foreclosure under the Pledge Agreement and (v) any securities issued or issuable upon any stock split, stock dividend or other similar transaction contemplated by Rule 416 under the Securities Act with respect to the foregoing. The number of Registrable Securities shall be registered on behalf of each Holder, on a pro-rata basis based upon such Holder’s Subscription Amount and the aggregate of the Subscription Amounts under the Purchase Agreement.

“Registration Statement” means the registration statements required to be filed hereunder and any additional registration statements contemplated by Section 3(c), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

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“Selling Shareholder Questionnaire” shall have the meaning set forth in Section 3(a).

2. Shelf Registration

(a) On or prior to each Filing Date, the Company shall prepare and file with the Commission a “Shelf” Registration Statement covering the resale of the Registrable Securities on such Filing Date for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith) and shall contain (unless otherwise directed by at least a 75% majority in interest of the Holders) substantially the “Plan of Distribution” attached hereto as Annex A; provided such Plan of Distribution section of the Registration Statement shall be amended to the extent required to respond to comments received by the Company from the Commission, provided further that any such amendments shall be reasonably acceptable to the Holders. Subject to the terms of this Agreement, the Company shall use its best efforts to cause a Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold, or may be sold without volume restrictions pursuant to Rule 144(k), as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”). The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 p.m. New York City time on a Trading Day. The Company shall immediately notify the Holders via facsimile of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of a Registration Statement. The Company shall, by 9:30 a.m. New York City time on the Trading Day after the Effective Date (as defined in the Purchase Agreement), file a final Prospectus with the Commission as required by Rule 424. Failure to so notify the Holder within 1 Trading Day of such notification of effectiveness or failure to file a final Prospectus as foresaid shall be deemed an Event under Section 2(b).

(b) If: (i) a Registration Statement is not filed on or prior to its Filing Date (if the Company files a Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 3(a) herein, the Company shall not be deemed to have satisfied this clause (i)), or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed,” or not subject to further review, unless the Company is required to include its next quarterly or annual financial statements prior to the expiration

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of such five Trading Days in which case such date (if later) shall be the earlier of the 10th calendar day following the earlier of (y) the date such financial statements are filed and (z) the date the applicable quarterly or annual financial statements are required to be filed with the Commission (without regard to any extensions), or (iii) prior to its Effectiveness Date, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within 15 calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for a Registration Statement to be declared effective, or (iv) a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission by its Effectiveness Date, or (v) after the Effectiveness Date, a Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities for more than 15 consecutive calendar days or more than an aggregate of 30 calendar days during any 12-month period (which need not be consecutive calendar days) (any such failure or breach being referred to as an “Event”, and for purposes of clause (i) or (iv) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five Trading Day period is exceeded, or for purposes of clause (iii) the date which such 15 calendar day period is exceeded, or for purposes of clause (v) the date on which such 15 or 30 calendar day period, as applicable, is exceeded being referred to as “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.0% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities then held by such Holder. The parties agree that (1) the Company will not be liable for liquidated damages under this Agreement with respect to any Warrants or Warrant Shares, (2) in no event will the Company be liable for liquidated damages under this Agreement in excess of 2.0% of the aggregate Subscription Amount of the Holders in any 30-day period and (3) the maximum aggregate liquidated damages payable to a Holder under this Agreement shall be 24% of the aggregate Subscription Amount paid by such Holder pursuant to the Purchase Agreement (less any liquidated damages paid to such Holder by Accentia under that certain Registration Rights Agreement of even date herewith among the Purchasers and Accentia). If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

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3. Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than five Trading Days prior to the filing of each Registration Statement and not less than one Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders (provided, however, as to any related Prospectus, amendment or supplement thereto proposed to be filed, the Company shall only be required to provide the Holders with copies of such documents prior to the filing thereof to the extent there are changes to the Selling Stockholder table or Plan of Distribution contained therein from such sections included in the initial Registration Statement filed hereunder) and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that the Company is notified of such objection in writing no later than 3 Trading Days after the Holders have been so furnished copies of a Registration Statement or 1 Trading Day after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto. Each Holder agrees to furnish to the Company a completed Questionnaire in the form attached to this Agreement as Annex B (a “Selling Shareholder Questionnaire”) not less than three Trading Days prior to the Filing Date or by the end of the third Trading Day following the date on which such Holder receives draft materials in accordance with this Section.

(b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that the Company may excise any information contained therein which would constitute material non-public information as to any Holder which has not executed a confidentiality agreement with the Company); and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act applicable to the Company with respect to the disposition of all

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Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c) [RESERVED]

(d) Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement; and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (vi) the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus; provided that any and all of such information shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law; provided, further, notwithstanding each Holder’s agreement to keep such information confidential, the Holders make no acknowledgement that any such information is material, non-public information.

(e) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

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(f) Furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(g) Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d).

(h) If NASDR Rule 2710 requires any broker-dealer to make a filing prior to executing a sale by a Holder, the Company shall (i) make an Issuer Filing with the NASDR, Inc. Corporate Financing Department pursuant to proposed NASDR Rule 2710(b)(10)(A)(i), (ii) respond within five Trading Days to any comments received from NASDR in connection therewith, (iii) and pay the filing fee required in connection therewith.

(i) Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(j) If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(k) Upon the occurrence of any event contemplated by this Section 3, as promptly as reasonably possible under the circumstances taking into account the

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Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(k) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial liquidated damages pursuant to Section 2(b), for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12 month period.

(l) Comply with all applicable rules and regulations of the Commission.

(m) The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of BVTI Common Stock beneficially owned by such Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the BVTI Common Stock. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three Trading Days of the Company’s request or a completed Selling Shareholder Questionnaire as described in Section 3(a) above, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information and/or questionnaire is delivered to the Company, and the Company shall be permitted to exclude such Holder from the Registration Statement, provided that as soon as such information and/or questionnaire is furnished, the Company shall use its best efforts to include such Holder on the Registration Statement after filing.

4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the BVTI Common Stock is then listed for trading, (B) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities) and (C) if not previously paid by the Company in connection with an Issuer Filing,

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with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with NASD Regulation, Inc. pursuant to the NASD Rule 2710, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

5. Indemnification

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of BVTI Common Stock), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, shareholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable

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Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus or (ii) to the extent that such information relates to such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities

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pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is judicially determined to be not entitled to indemnification hereunder.

(d) Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’

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relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6. Miscellaneous

(a) Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b) No Piggyback on Registrations. Except as set forth on Schedule 6(b) attached hereto, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the initial Registration Statement other than the Registrable Securities. The Company shall not file any other registration statements until the initial Registration Statement required hereunder is declared effective by the Commission, provided that this Section 6(b) shall not prohibit the Company from filing amendments to registration statements filed prior to the date of this Agreement.

(c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

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(d) Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as it practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(b).

(e) Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each Holder a written notice of such determination and, if within fifteen days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that, the Company shall not be required to register any Registrable Securities pursuant to this Section 6(e) that are eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act or that are the subject of a then effective Registration Statement.

(f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of 75% or more of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

(g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Holders of the then-outstanding Registrable Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

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(i) No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as set forth on Schedule 6(i), neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(j) Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(k) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(l) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(m) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(n) Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(o) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be

14

deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

********************

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

BIOVEST INTERNATIONAL, INC.

By:	/s/ James A. McNulty
Name:	James A.McNulty
Title:	Chief Financial Officer

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

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[SIGNATURE PAGE OF HOLDERS TO ABPI/BVTI RRA]

Name of Holder: Whitebox Hedged High Yield Partners, LP

Signature of Authorized Signatory of Holder:	/s/ Jonathan Wood

Name of Authorized Signatory: Jonathan Wood

Title of Authorized Signatory: Chief Financial Officer/Director

[SIGNATURE PAGES CONTINUE]

17

[SIGNATURE PAGE OF HOLDERS TO ABPI/BVTI RRA]

Name of Holder: Wolverine Convertible Arbitrage Fund Trading Limited

Signature of Authorized Signatory of Holder:	/s/ James V. Harkness

Name of Authorized Signatory: James V. Harkness

Title of Authorized Signatory: Director

[SIGNATURE PAGES CONTINUE]

18

[SIGNATURE PAGE OF HOLDERS TO ABPI/BVTI RRA]

Name of Holder: Rockmore Investment Master Fund, Limited

Signature of Authorized Signatory of Holder:	/s/ Bruce Bernstein

Name of Authorized Signatory: Bruce Bernstein

Title of Authorized Signatory: Managing Member

[SIGNATURE PAGES CONTINUE]

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[SIGNATURE PAGE OF HOLDERS TO ABPI/BVTI RRA]

Name of Holder: Pandora Select Partners, L.P.

Signature of Authorized Signatory of Holder:	/s/ Jonathan Wood

Name of Authorized Signatory: Jonathan Wood

Title of Authorized Signatory: Chief Financial Officer/Director

[SIGNATURE PAGES CONTINUE]

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[SIGNATURE PAGE OF HOLDERS TO ABPI/BVTI RRA]

Name of Holder: GPC LIX, LLC

Signature of Authorized Signatory of Holder:	/s/ Jonathan Wood

Name of Authorized Signatory: Jonathan Wood

Title of Authorized Signatory: Chief Financial Officer/Director

[SIGNATURE PAGES CONTINUE]

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[SIGNATURE PAGE OF HOLDERS TO ABPI/BVTI RRA]

Name of Holder: Guggenheim Portfolio Company XXXI, LLC

Signature of Authorized Signatory of Holder:	/s/ Jonathan Wood

Name of Authorized Signatory: Jonathan Wood

Title of Authorized Signatory: Chief Financial Officer/Director

[SIGNATURE PAGES CONTINUE]

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[SIGNATURE PAGE OF HOLDERS TO ABPI/BVTI RRA]

Name of Holder: Whitebox Intermarket Partners, LP

Signature of Authorized Signatory of Holder:	/s/ Jonathan Wood

Name of Authorized Signatory: Jonathan Wood

Title of Authorized Signatory: Chief Financial Officer/Director

[SIGNATURE PAGES CONTINUE]

23

[SIGNATURE PAGE OF HOLDERS TO ABPI/BVTI RRA]

Name of Holder: Whitebox Convertible Arbitrage Partners, L.P

Signature of Authorized Signatory of Holder:	/s/ Jonathan Wood

Name of Authorized Signatory: Jonathan Wood

Title of Authorized Signatory: Chief Financial Officer/Director

[SIGNATURE PAGES CONTINUE]

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[SIGNATURE PAGE OF HOLDERS TO ABPI/BVTI RRA]

Name of Holder: Laurus Master Fund, Ltd.

Signature of Authorized Signatory of Holder:	/s/ Eugene Grin

Name of Authorized Signatory: Eugene Grin

Title of Authorized Signatory: Director

[SIGNATURE PAGES CONTINUE]

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[SIGNATURE PAGE OF HOLDERS TO ABPI/BVTI RRA]

Name of Holder: Midsummer Investment Limited

Signature of Authorized Signatory of Holder:	/s/ Scott D. Kaufman

Name of Authorized Signatory: Scott D. Kaufman

Title of Authorized Signatory: Managing Director of Midsummer Capital, LLC acting as investment manager of Midsummer Investment, Ltd.

[SIGNATURE PAGES CONTINUE]

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Annex A

Plan of Distribution

Each Selling Stockholder (the “Selling Stockholders”) of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

an exchange distribution in accordance with the rules of the applicable exchange;

privately negotiated transactions;

settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

a combination of any such methods of sale; or

any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

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In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions entered into after the effective date of the registration statement of which this prospectus is a part, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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Annex B

BIOVEST INTERNATIONAL, INC.

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Common Stock”) of Biovest International, Inc., a Delaware corporation (the “Company”), (the “Registrable Securities”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

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The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1. Name.

(a)	Full Legal Name of Selling Securityholder __________________________________________________________________________________________________________________

(b)

Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

__________________________________________________________________________________________________________________

(c)

Full Legal Name of Natural Control Person(s) (which means a natural person(s) who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

__________________________________________________________________________________________________________________

2. Address for Notices to Selling Securityholder:

_________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________

Telephone: _______________________________________________________________________________________________________

Fax: _______________________________________________________________________________________________________

Contact Person: _______________________________________________________________________________________________________

3. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes  ☐            No  ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company.

Yes  ☐             No  ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

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(c)	Are you an affiliate of a broker-dealer?

Yes  ☐             No  ☐

(d)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes  ☐             No  ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4. Beneficial Ownership of Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)	Type and Amount of other securities beneficially owned by the Selling Securityholder:

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

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5. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

__________________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________________

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated: _______________________________________	Beneficial Owner: _______________________________________

By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

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Schedule 6(b) to Registration Rights Agreement

None

Schedule 6(i) to Registration Rights Agreement

Accentia Biopharmaceuticals, Inc. (the “Company”) has granted the following registration rights:

Names of Investors and/or other security holders that have the right to cause the company to file a registration statement:

(a)	Laurus Master Fund, Ltd.

(b)	PIPE Investment dated May 15, 2006

(c)	Series E Investors

(d)	Series B Investors:

The Agreement that gives them those rights

(a)	February 13, 2006 Amended and Restated Registration Rights Agreement

(b)	May 15, 2006 Registration Rights Agreement

(c)	Investor Rights Agreement

(d)	Registration Rights Agreement

What securities are subject to those registration rights (including a description of the material terms of any derivative securities)?

Set forth below are summaries of the existing registration rights. These are only summaries of the rights and are qualified in all respects by the terms of the actual agreements granting such rights.

(a) The Company must register for public resale the shares of the Company’s common stock that may be issued to Laurus pursuant to the conversion of its second amended and restated secured convertible term note in the principal amount of $10.0 million, its second amended and restated secured convertible minimum borrowing note in the principal amount of up to $2.5 million, and its common stock purchase warrants. The Company filed Registration Statement No. 333-132237 on June 23, 2006

(b) The Company is required to file within 30 days following the closing of the private placement a resale registration statement for the shares issued in the private placement and the shares underlying all the warrants issued in the private placement to enable the resale of such shares by the selling stockholders on a delayed or continuous basis under Rule 415 of the Securities Act. We are then required to cause such registration statement to become effective within 90 days after the date of the closing of the private placement. The Company filed Registration Statement No. 333-135018 on June 22, 2006

(c) The former holders of our Series E preferred stock may demand that we register for public resale under the Securities Act all shares of common stock held by them as a result of conversion their Series E shares they request to be registered, provided that PPD International make the demand for registration with an aggregate offering price expected to exceed $2.0 million. A majority of the former Series E stockholders have waived their right to include their shares in the registration statement, except for PPD International, which has elected to include 1,423,441 of its shares in such registration statement. We filed Registration Statement No. 333-132237 on June 23, 2006 pursuant to PPD’s registration right. Once we are eligible to register shares on Form S-3, the aggregate offering price requirement for the former holders of our Series E Preferred Stock to demand registration decreases to $500,000.

(d) If the Company files a registration statement in connection with a public offering of our securities for cash, other than a registration statement for the resale of the Laurus shares or a registration statement pursuant to the above-described May 15, 2006 registration rights agreement, then the former Analytica stockholders may request that their shares be included in such registration statement, provided that in the case of an underwritten public offering, the underwriters in such offering may limit the number of such shares to be included in the registration statement if the underwriters determine that including such shares will jeopardize the offering.

Biovest International (“BVTI”) has granted the following registration rights:

Names of Investors and/or other security holders have the right to cause the company to file a registration statement

(a)	Pulaski Bank and Trust.

(b)	Laurus Master Fund, Ltd.

The Agreement that gives them those rights

(a)	September 5, 2006 Warrant

(b)	March 31, 2006 Registration Rights Agreement

What securities are subject to those registration rights (including a description of the material terms of any derivative securities)?

(a) If BVTI plans to file a registration statement with the U.S. Securities and Exchange Commission covering shares of common stock of BVTI (“Registration Statement”), BVTI shall provide written notice to Pulaski and Pulaski shall have 30 days to require in writing that all shares of common stock underlying the Warrant, to the extent vested, be covered in the Registration Statement. Notwithstanding the foregoing, BVTI shall have full discretion to determine not to include the shares underlying the warrant in any registration statement if BVTI reasonably determines that such registration may adversely effect the registration statement, the offering described in the registration statement or otherwise adversely effect BVTI.

(b) BVTI is to register for public resale the shares of their common stock that may be issued to Laurus pursuant to warrant purchase agreement. BVTI is obligated to file a registration statement covering the resale of all shares that may be acquired by Laurus pursuant to the above-described warrant.

Exhibit 10.4

PLEDGE AGREEMENT

PLEDGE AGREEMENT (this “Agreement”), dated as of September 29, 2006, made by Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Pledgor”), in favor of the holders (the “Holders” or the “Pledgees”) of the Pledgor’s 8% Secured Convertible Debentures due September     , 2010 issued by Pledgor (the “Debentures”).

WHEREAS:

A. The Holders of the Debentures have agreed to loan Pledgor the amount of $25,000,000 pursuant to that certain Securities Purchase Agreement and related Transaction Documents of even date herewith to be delivered upon execution hereof; and

B. It is a condition precedent to the loan that Pledgor shall have executed and delivered to Pledgees a pledge agreement providing for the pledge to the Pledgees of, and the grant to the Pledgees of a security interest in, 18,000,000 shares of common stock of BioVest International, Inc., a Delaware corporation (“BVI”) owned by Pledgor, represented by the various certificates set forth on Schedule A annexed hereto (the “Pledged Shares”).

NOW, THEREFORE, in consideration of the premises and the agreements herein contained and in order to induce the Pledgees to make the loan described above, the Pledgor hereby agrees with the Pledgee as follows:

SECTION 1. Definitions. All terms used in this Agreement which are defined in the Debentures, Article 8 or Article 9 of the Uniform Commercial Code (the “UCC”) currently in effect in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided, that terms used herein which are defined in the UCC as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute.

SECTION 2. Pledge and Grant of Security Interest. As collateral security for all of the Obligations (as defined in Section 4 hereof), the Pledgor hereby pledges and assigns to Pledgees, and grants to Pledgees a continuing security interest in, the Pledgor’s right, title and interest in and to the Pledged Shares, the certificates representing such Pledged Shares, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property (including but not limited to, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares (collectively, the “Pledged Collateral”).

SECTION 3. The Pledged Collateral and the Agent.

(a) Delivery of Pledged Collateral. Concurrently herewith, all certificates representing or evidencing the Pledged Shares, in suitable form for transfer by delivery, or accompanied by instruments of transfer or assignment duly executed in blank, are being deposited with and delivered to American Stock Transfer & Trust Company, Inc. (the “Agent”), as collateral agent for the Pledgees. Such appointment shall continue until revoked in writing by the Holders in interest of at least 75% or more of the Pledged Shares then held by the Agent (assuming for such purpose all Pledged Shares that have not been transferred to a Holder set forth on Schedule A hereto have been transferred to the applicable Holder), at which time a the Holders in interest of at least 75% or more of the Pledged Shares then held by the Agent (assuming for such purpose all Pledged Shares that have not been transferred to a Holder set forth on Schedule A hereto have been transferred to the applicable Holder) shall appoint a new Agent. The Agent shall have the right at any time after the occurrence of the matters described in Section 3(b) below, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

(b) Release of Pledge Collateral

(i) Release Upon Voluntary Exchange of Debentures. Upon receipt of a Notice of Exchange of the exchange by a Holder of all or part of the Debenture(s) held by such Holder pursuant to Section 4(e) of the Debentures, the Agent shall release out of the Pledged Collateral to such Holder, such number of Pledged Shares as is set forth in the Notice of Exchange.

(ii) Release Upon Voluntary Exercise of Warrants. Upon receipt of a Notice of Exercise of the exercise by a Holder of all or part of the Warrant(s) held by such Holder pursuant to Section 2(a) of the Warrants, the Agent shall release out of the Pledged Collateral to such Holder, such number of Pledged Shares as is set forth in the Notice of Exercise.

(iii) Release Upon Monthly Redemption. Upon receipt of a Monthly Redemption Notice from the Pledgor to pay all or a portion of a Monthly Redemption Amount with BVTI shares pursuant to Section 6(b) of the Debentures, the Agent shall release out of the Pledged Collateral to each Holder subject to such Monthly Redemption Notice, such number of Pledged Shares as is set forth in the Monthly Redemption Notice.

(iv) Release Upon an Event of Default. At any time after a Holder delivers the Agent a written notice that an Event of Default has occurred, any Holder may, at its option, deliver written instructions to the Agent (a “Default Notice”) to release to such Holder such Holder’s pro rata portion of the Pledged Shares (as determined by Section 3(vi) below).

(v) Procedure for Delivery of Pledged Shares hereunder. Upon the receipt of a Notice of Exchange, Notice of Exercise, Monthly Redemption Notice or Default Notice, the Agent shall use its commercially reasonable best efforts to deliver to the applicable Holder the Pledged Shares subject to such notice within three Business Days following receipt of the applicable notice pursuant to the delivery instructions set forth in such notice. Following the BVTI Effective Date, certificates evidencing the Pledged Shares delivered to the Holders hereunder shall be free and clear of all legends and shall be transmitted by the Agent to the

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applicable Holder by crediting the account such Holder’s prime broker with the Depository Trust Company’s DWAC System. For clarity, in addition to providing the Agent with a Notice of Exchange and/or Notice of Exercise as contemplated by this Section 3(b) upon an exchange of the Debentures or exercise of Warrants, as applicable, the applicable Holder shall also deliver the Pledgor such Notice of Exchange and/or Notice of Exercise, as applicable, pursuant to the requirements of the Debentures and Warrants. Unless the Agent shall have received an opinion of counsel to the Pledgor or BVI stating that the Pledged Shares may be delivered to the applicable Holder without a restrictive legend, the Pledged Shares so released shall bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(vi) Maximum Number of Pledged Shares Transferable to a Holder. The maximum number of Pledged Shares transferable to a Holder upon (A) exchange of its Debenture, (B) exercise of its Warrants, (C) an Event of Default and (D) payments of Monthly Redemption Amounts under the Debentures shall be as set forth opposite such Holder’s name on Schedule A hereto (such amounts shall be subject to adjustment for forward and reverse stock splits, stock dividends, recapitalizations and the like). Such number shall be reduced on a share for share basis following the delivery to a Holder of Pledged Shares upon any of the matters described in (A), (B), (C) or (D) of the preceding sentence. Other than as contemplated by clause (D), each Holder shall be entitled to allocate its portion of the Pledged Shares among the events described in (A), (B) or (C) in any manner it chooses.

(c) The Agent’s Duties. The duties and rights of the Agent are as set forth on Annex A attached hereto and incorporated herein by reference. Any fees of the Agent for its services hereunder shall be paid by the Pledgor. A schedule of annual and other fees payable to the Agent hereunder shall be as set forth on Annex A attached hereto. The powers conferred on the Agent hereunder are solely to protect the interests of the Pledgees in the Pledged Collateral. The Agent and each Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which such party accords its own property.

SECTION 4. Security for Obligations. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the following obligations,

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whether now existing or hereafter incurred (the “Obligations”): (i) the prompt payment to Holders, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of interest, principal and other charges of the Debentures (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to bankruptcy, insolvency or reorganization of the Pledgor whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such case, proceeding or other action), all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due to Holders under the Debentures and (ii) the delivery to each Pledgee of its Pledged Shares upon exchange of such Pledgee’s Debenture or upon exercise of such Pledgee’s Warrants.

SECTION 5. Delivery of the Pledged Collateral.

(a) The Agent shall hold the Pledged Shares for the benefit of the Pledgees, together with undated stock powers executed in blank, signature guaranteed suitable for transfer, and Pledgor further agrees to execute such other documents and to take such other actions as the Agent or any Pledgee deems reasonably necessary or desirable to create and perfect the security interests intended to be created hereunder, to effect the foregoing and to permit the Agent and/or any Pledgee to exercise any of their rights and remedies hereunder.

(b) If Pledgor shall receive, by virtue of its being or having been an owner of any Pledged Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise, (iii) dividends or interest payable in cash or in securities or other property, (iv) dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral, (v) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, or (vi) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, such stock certificate, promissory note, instrument, option, right, property, payment or distribution constituting Pledged Collateral shall be, and shall forthwith be delivered to the Agent for the benefit of the Pledgees to hold as, Pledged Collateral and shall be received in trust for the benefit of the Pledgees, shall be segregated from Pledgor’s other property and shall be delivered forthwith to Agent in the exact form received, with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Agent for the benefit of the Pledgees as Pledged Collateral and as further collateral security for the Obligations.

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SECTION 6. Representations and Warranties. The Pledgor represents and warrants as follows:

(a) The execution, delivery and performance by the Pledgor of this Agreement and the exercise by Pledgees of any of their rights and remedies in accordance with the terms of this Agreement and applicable securities law will not contravene any law or any contractual restriction binding on or affecting the Pledgor or any of its properties and do not and will not result in or require the creation of any lien upon or with respect to any of its properties other than pursuant to this Agreement.

(b) The Pledgor is and will be at all times the beneficial owner of the Pledged Collateral free and clear of any lien or option except for the security interest created by this Agreement.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body other than the filing of a Form 4 and an amendment to Pledgor’s Schedule 13D with the Commission, is required for the grant by the Pledgor, or the perfection, of the security interest purported to be created hereby in the Pledged Collateral or the exercise by the Agent or any Pledgee of any of their rights and remedies hereunder, except as may be required in connection with any sale of any Pledged Collateral by laws affecting the offering and sale of securities generally, including the foreclosure procedures sanctioned under the interpretations of the securities laws.

(d) This Agreement creates a valid security interest in favor of the Pledgees in the Pledged Collateral, as security for the Obligations. Such security interest is, or in the case of Pledged Collateral in which the Pledgor obtains rights after the date hereof, will be, a perfected, first priority security interest. All action necessary to perfect and protect such security interest has been duly taken, except for Agent’s having possession of security certificates constituting Pledged Collateral after the date hereof and obtaining control of uncertificated securities and security entitlements constituting Pledged Collateral after the date hereof.

SECTION 7. Covenants as to the Pledged Collateral. So long as any of the Obligations shall remain outstanding, the Pledgor will, unless the Pledgees shall otherwise consent in writing:

(a) keep adequate records concerning the Pledged Collateral and permit the Agent, any Pledgee or any agents or representatives of the Agent or any Pledgee at any reasonable time and from time to time to examine and make copies of and abstracts from such records;

(b) at its expense, promptly deliver to the Agent and each Pledgee a copy of each notice or other communication received by it in respect of the Pledged Collateral;

(c) at its expense, defend Pledgees’ right, title and security interest in and to the Pledged Collateral against the claims of any person or entity;

(d) at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that Agent or any Pledgee may reasonably request in order to (i)

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perfect and protect the security interest purported to be created hereby, or (ii) enable Agent and each Pledgee to exercise and enforce their rights and remedies hereunder in respect of the Pledged Collateral;

(e) not sell, assign (by operation of law or otherwise), transfer, exchange or otherwise dispose of any Pledged Collateral or any interest therein;

(f) not create or suffer to exist any lien upon or with respect to any Pledged Collateral except for the security interest created hereby;

(g) not make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral or enter into any agreement or permit to exist any restriction with respect to any Pledged Collateral other than pursuant hereto; and

(h) not take or fail to take any action which would in any manner impair the value or enforceability of Pledgee’s security interest in any Pledged Collateral.

SECTION 8. Voting Rights, Etc. in Respect of the Pledged Collateral.

(a) So long as no Event of Default or event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing:

(i) the Pledgor may exercise any and all voting and other consensual rights pertaining to any Pledged Collateral for any purpose not inconsistent with the terms of the Debentures; and

(ii) the Agent on behalf of the Pledgees will execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph Section 8(a)(i) hereof.

(b) Upon the occurrence and during the continuance of an Event of Default or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default:

(i) all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 8(a)(i) hereof shall cease, and all such rights shall thereupon become vested in the Agent on behalf of the Pledgees which shall thereupon have the sole right to exercise such voting and other consensual rights; and

(ii) without limiting the generality of the foregoing, the Agent, on behalf of the Pledgees, may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of such Pledged

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Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of the Company, or upon the exercise of any right, privilege or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine.

SECTION 9. Additional Provisions Concerning the Pledged Collateral.

(a) The Pledgor hereby authorizes each Pledgee, on behalf of itself, the Agent and the other Pledgees to file, without the signature of the Pledgor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Pledged Collateral. However, in no event shall Agent be required to file any financing or continuation statement, or any amendment thereto, relating to the Pledged Collateral.

(b) The Pledgor hereby irrevocably appoints Agent on behalf of the Pledgees as the Pledgor’s attorney-in-fact and proxy, with full authority, exercisable only during the existence of an Event of Default and exercisable only in accordance with joint written instructions executed by the Pledgees holding at least 75% or more in interest of the Pledged Shares then held by the Agent hereunder (assuming for such purpose all Pledged Shares that have not been transferred to a Holder set forth on Schedule A hereto have been transferred to the applicable Holder) (“Pledgee Instructions”), in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time, to take any action and to execute any instrument specified in the Pledgee Instructions which the Pledgees may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section 8(a) hereof), including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend or other distribution in respect of any of Pledgees’ Pledged Collateral and to give full discharge for the same. This power is coupled with an interest and is irrevocable until all of the Obligations are satisfied in full.

(c) If the Pledgor fails to perform any agreement or obligation contained herein, the Agent or any Pledgee itself may perform, or cause performance of, such agreement or obligation with respect to Pledged Collateral, and the expenses of the Agent or any Pledgee incurred in connection therewith shall be payable by the Pledgor pursuant to Section 11 hereof and shall be secured by the Pledged Collateral.

SECTION 10. Remedies Upon Default. If any Event of Default shall have occurred and be continuing, in the event the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the applicable Pledgee is legally entitled, the Pledgor shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Debentures for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees of any attorneys employed by any Pledgee to collect such deficiency.

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SECTION 11. Indemnity and Expenses.

(a) The Pledgor agrees to indemnify and hold harmless the Agent, each of the Holders and all of their respective stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) from and against any and all third-party claims, damages, losses, liabilities, obligations, penalties, costs and expenses (including, without limitation, reasonable attorney’s fees and disbursements) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except, as to any such indemnified person or entity, claims, losses or liabilities resulting solely and directly from such person or entity’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction and except to the extent that such claims, losses or liabilities result from failure of such indemnified person or entities to comply with applicable securities laws.

(b) The Pledgor will pay to the Agent and any Pledgee upon demand the amount of any and all costs and expenses, including the fees and disbursements of the Agent or such Pledgee’s counsel and of any experts and agents, which the Agent or any Pledgee may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of Pledged Collateral, (ii) the exercise or enforcement of any of the rights of the Agent or a Pledgee hereunder or (iii) the failure by Pledgor to perform or observe any of the provisions hereof.

SECTION 12. Notices. Whenever notice is required to be given under this Agreement, unless otherwise provided herein, such notice shall be given in accordance with the terms of the Transaction Documents. The address for the delivery of notice to the Agent hereunder shall be as set forth below its signature hereto.

SECTION 13. Security Interest Absolute. To the extent permitted by law, all rights of the Agent, the Pledgees and the Pledgor hereunder shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of any ancillary agreement or any other agreement or instrument relating thereto, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from any guaranty, for all or any of the Obligations, or (iii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations. All authorizations and agencies contained herein with respect to any of the Pledged Collateral are irrevocable and powers coupled with an interest.

SECTION 14. Miscellaneous.

(a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Agent, the Pledgor and the Pledgees, and no waiver of any provision of this Agreement, and no consent to any departure by the Pledgor therefrom, shall be effective unless it is in writing and signed by the Pledgees, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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(b) No failure on the part of the Agent or any Pledgee to exercise, and no delay in exercising, any right hereunder or under any ancillary agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Pledgees provided herein and in the ancillary agreements are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Pledgees under any ancillary agreement against any party thereto are not conditional or contingent on any attempt by a Pledgee to exercise any of its rights under any other document against such party or against any other person or entity.

(c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the satisfaction in full or release of the Obligations and (ii) be binding on the Pledgor and its successors and assigns and shall inure, together with all rights and remedies of the Pledgees hereunder, to the benefit of each Pledgee and its respective successors, transferees and assigns; provided that no such transfer or assignment shall be valid if it is in violation of applicable securities laws. Without limiting the generality of clause (ii) of the immediately preceding sentence, subject to compliance with the applicable securities laws and applicable provisions of the ancillary agreements, a Pledgee may assign or otherwise transfer all or any portion of the Debentures, and its rights under the ancillary agreements, to any other person or entity, and such other person or entity shall thereupon become vested with all of the benefits in respect thereof granted to such Pledgee herein or otherwise unless such benefit is unavailable due to the status of such transferee or otherwise under applicable law. Upon any such permitted assignment or transfer, all references in this Agreement to a Pledgee shall mean the assignee of such Pledgee. None of the rights or obligations of the Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of the Agent and the Pledgees.

(e) Upon the receipt from Pledgor and all of the Holders of a written notice stating that all Obligations have been satisfied in full (it being understood that a Holder shall be deemed to have provided the Agent with such notice if all of the Pledged Shares allocated to such Holder as set forth on Schedule A hereto shall have been transferred to such Holder pursuant to the terms hereof), (i) this Agreement and the security interest created hereby shall terminate and all rights to the Pledged Collateral, if any shall be remaining, shall revert to Laurus Master Fund Ltd. (“Laurus”), in which case the Agent shall deliver the remaining Pledged Shares to Laurus care of its custodian, The Bank of New York, attn: Erika Recinos, NY Document Custody, 30 Broad Street,—B Level, New York, NY 10004, unless Laurus shall have notified the Agent in writing prior to such time that the Pledgor’s obligations to it have been indefeasibly satisfied in full, in which case all rights to the Pledged Collateral, if any shall be remaining, shall revert to the Pledgor, and (ii) the Agent on behalf of the Pledgees will, upon the Pledgor’s request and

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at the Pledgor’s expense, (A) return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise disposed of, dealt with or applied pursuant to the terms hereof and of the ancillary agreements and (B) execute and deliver to the Pledgor, without recourse, representation or warranty, such documents as the Pledgor shall reasonably request to evidence such termination.

(f) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

(g) Pledgor has entered into this Pledge Agreement with the advice of its own legal counsel. Accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Pledge Agreement.

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IN WITNESS WHEREOF, the Pledgor has caused this Pledge Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

Accentia Biopharmaceuticals, Inc.

By:	/s/ Alan M. Pearce
Name:	Alan M. Pearce
Title:	Chief Financial Officer

AGENT:

American Stock Transfer & Trust Company, Inc.

By:	/s/ Herb Lemmer
Name:	Herb Lemmer
Title:	Vice-President

Address for Notice:

59 Maiden Lane - Plaza Level

New York, NY 10038

Fax No.: 718-331-1852

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SCHEDULE A

PLEDGED SHARES

Certificates No. BI2220 representing 18,000,000 shares of Common Stock of BioVest

International, Inc.

Allocation of Pledged Shares

Midsummer Investment, Ltd.	5,760,000.00

Whitebox Convertible Arbitrage Partners, L.P.	2,160,000.00

Whitebox Hedged High Yield Partners, LP	2,160,000.00

Guggenheim Portfolio Company XXXI, LLC	216,000.00

GPC LIX, LLC	360,000.00

Pandora Select Partners, LP	504,000.00

Whitebox Intermarket Partners, LP	360,000.00

Laurus Master Fund, Ltd.	3,600,000.00

Wolverine Convertible Arbitrage Fund Trading Limited	2,160,000.00

Rockmore Investment Master Fund, Limited	720,000.00

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ANNEX A

to

PLEDGE AGREEMENT

THE AGENT

1. Appointment. The Pledgees (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Pledge Agreement to which this Annex A is attached (the “Agreement”)), by their acceptance of the benefits of the Agreement, hereby designate American Stock Transfer & Trust Company, Inc. as the Agent to act as specified herein and in the Agreement. Pledgees and the Pledgor shall be deemed irrevocably to authorize the Agent to take such action on their behalf under the provisions of the Agreement and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

2. Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in the Agreement. Neither the Agent nor any of its officers, managers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, unless caused by its or their gross negligence or willful conduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of the Agreement a fiduciary relationship in respect of the Pledgor or Pledgees; and nothing in the Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of the Agreement except as expressly set forth herein and therein.

3. Lack of Reliance on the Agent. Independently and without reliance upon the Agent, Pledgees, to the extent it deems appropriate, have made and shall continue to make (i) their own independent investigation of the financial condition and affairs of Pledgor and its subsidiaries in connection with Pledgees’ investment in the Pledgor, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) their own appraisal of the creditworthiness of the Pledgor and its subsidiaries, and of the value of the Pledged Collateral from time to time, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide Pledgees with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Agent shall not be responsible to Pledgor or Pledgees for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Agreement, or for the financial condition of the Pledgor or the value of any of the Pledged Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement, or the financial condition of the Pledgor, or the value of any of the Pledged Collateral, or the existence or possible existence of any default or Event of Default under the Agreement or any of the other Transaction Documents.

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4. Certain Rights of the Agent. The Agent shall have the right to take any action with respect to the Pledged Collateral as set forth in the Agreement on behalf of the Pledgees. To the extent practical, the Agent shall request instructions from the Pledgees with respect to any material act or action (including failure to act) in connection with the Agreement, and shall be entitled to act or refrain from acting in accordance with the unanimous written instructions of Pledgees; if such instructions are not provided despite the Agent’s request therefor, the Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled, to the extent requested, to appropriate indemnification from the Pledgees in respect of actions to be taken by the Agent; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Pledgees shall have no right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement, and the Pledgor shall have no right to question or challenge the authority of, or the instructions given to, the Agent pursuant to the foregoing.

5. Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and its duties thereunder, upon advice of counsel selected by it.

6. Resignation by the Agent.

(a) The Agent may resign from the performance of all its functions and duties under the Agreement at any time by giving 30 days’ prior written notice (as provided in the Agreement) to the Pledgor and the Pledgees. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below.

(b) Upon any such notice of resignation, the Pledgees in interest of at least 75% or more of the Pledged Shares then held by the Agent (assuming for such purpose all Pledged Shares that have not been transferred to a Pledgee set forth on Schedule A to the Agreement have been transferred to the applicable Pledgee) shall appoint a successor Agent hereunder.

(c) If a successor Agent shall not have been so appointed within said 30-day period, the Agent shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Pledgees appoint a successor Agent as provided above. If a successor Agent has not been appointed within such 30-day period, the Agent may petition any court of competent jurisdiction or may interplead the Pledgor and the Pledgees in a proceeding for the appointment of a successor Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Pledgor on demand.

7. Fees Payable to the Agent. For services rendered, the Agent shall receive as compensation $7,500 which fee shall be paid by the Pledgor promptly following the signing of this Agreement.

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Schedule A to Pledge Agreement

18,000,000 shares of Biovest International, Inc. evidenced by certificate number BI2220.

Exhibit 99.1

Accentia Biopharmaceuticals, Inc. Enters Into a Definitive Agreement

for a $25 Million Exchangeable Convertible Debenture Financing

Tampa, Fla. — October 2, 2006 — On September 29, 2006 Accentia Biopharmaceuticals, Inc. (NASDAQ: ABPI) entered into a definitive agreement for a 4-year term, $25 million exchangeable convertible debenture financing, with several institutional investors. Funding is expected to be completed on October 2, 2006. Rodman & Renshaw, LLC acted as the sole placement agent for the financing. The proceeds will be used to strengthen the Company’s cash position, repay certain short-term debt, support commercialization of its specialty pharmaceuticals business and develop intranasal antifungals for chronic sinusitis.

The debenture offering provides investors with an 8% coupon and 35% warrant coverage at an exercise price of $2.75 per share. The debenture is redeemable by Accentia, in whole or in part, anytime after 12 months at a 20% premium over the amount of principal redeemed, plus warrants based on the amount redeemed and share valuation at the time of each redemption. The debenture begins amortization at month 13 and continues to amortize in equal monthly installments over 36 months. During the life of the debenture investors can convert into Common Stock of registered Accentia shares at a fixed conversion price of $2.60 per share. After the first year, the holders of the debentures may also exchange the principal amount of their debentures for shares of common stock of Biovest International, Inc. held by Accentia at an exchange price of $1.00 per Biovest share, provided that the total amount of Biovest shares subject to exchange, together with the number of shares issuable under associated warrants, do not exceed 18 million. Biovest is a majority owned subsidiary of Accentia. After the first year or the occurrence of certain triggering events, investors may elect to exercise the warrants to purchase Biovest shares at an exercise price of $1.10 per share. Both the convertible and exchangeable features of the debenture provide investors with full ratchet dilution protection. Under certain conditions after 12 months the debenture can be amortized by Accentia, using at Accentia’s option, a combination of cash, Accentia common shares and/or shares of Biovest owned by Accentia based on valuation of the respective shares at the time of payment.

For further details, please see the Company’s 8-K filed October 2, 2006.

About Accentia Biopharmaceuticals, Inc.

Accentia Biopharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of late-stage clinical products in the therapeutic areas of respiratory disease and oncology. Two of these products are SinuNase® and BiovaxID®. The Company’s SinuNase product, in development to treat chronic sinusitis (rhinosinusitis), is a novel application and formulation of a known anti-fungal licensed from the Mayo Foundation for Medical Education and Research. BiovaxID is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxID, which is being developed by Accentia’s subsidiary Biovest International, Inc., is currently in a Phase 3 clinical trial. In addition, Accentia’s growing specialty pharmaceutical business, TEAMM Pharmaceuticals, has a portfolio of currently marketed products plus a pipeline of additional products under development by third parties. For further information, please visit our web site: www.accentia.net.

Forward-Looking Statements

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about SinuNase, BiovaxID, AutovaxID and any other statements relating to products, product candidates, product development programs the FDA or clinical trial process including the commencement, process or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Accentia to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Accentia undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

SOURCE: Accentia Biopharmaceuticals, Inc.

Contacts:

Accentia Biopharmaceuticals, Inc., Tampa, FL

Sherran Brewer, 1-866-481-9020

sbrewer@accentia.net

or

The Investor Relations Group, New York

Investors:

Adam Holdsworth/Kevin Murphy

212-825-3210

aholdsworth@investorrelationsgroup.com

kmurphy@investorrelationsgroup.com

or

Public Relations:

Lynn Granito or Kevin Murphy

212-825-3210

lgranito@investorrelationsgroup.com